Exhibit 2.1

AGREEMENT AND PLAN OF MERGER

among

HORIZON TECHNOLOGY FINANCE CORPORATION,

HMMS, INC.,

MONROE CAPITAL CORPORATION,

MONROE CAPITAL BDC ADVISORS, LLC

and

HORIZON TECHNOLOGY FINANCE MANAGEMENT LLC

Dated as of August 7, 2025

TABLE OF CONTENTS

Page

Article I THE MERGERS		2
1.1	The Merger	2
1.2	Closing	2
1.3	Effective Time	3
1.4	Effects of the Merger	3
1.5	Conversion of Capital Stock	3
1.6	The Second Merger	4
1.7	Charter and Bylaws	4
1.8	Directors and Officers	5
1.9	Termination of Certain Contractual Obligations	5
1.10	Execution of Fee Waiver Agreement	5
1.11	Governance Matters	5
Article II MERGER CONSIDERATION		5
2.1	Delivery of Evidence of HRZN Common Stock	5
2.2	Fractional Shares	5
2.3	Paying and Exchange Agent	6
2.4	Delivery of Merger Consideration	6
2.5	No Further Ownership Rights	7
2.6	Net Asset Value Calculation	7
2.7	Termination of Exchange Fund	8
2.8	Withholding Rights	8
Article III REPRESENTATIONS AND WARRANTIES OF MRCC		8
3.1	Corporate Organization	8
3.2	Capitalization	9
3.3	Authority; No Violation	10
3.4	Governmental Consents	11
3.5	Reports	11
3.6	MRCC Financial Statements	12
3.7	Broker’s Fees	15
3.8	Absence of Changes or Events	15
3.9	Compliance with Applicable Law; Permits	15
3.10	MRCC Information	17

i

TABLE OF CONTENTS (continued)

Page

3.11	Taxes and Tax Returns	17
3.12	Litigation	19
3.13	Employee Matters	19
3.14	Certain Contracts	19
3.15	Insurance Coverage	21
3.16	Intellectual Property	21
3.17	Environmental Matters	21
3.18	Real Property	22
3.19	Investment Assets	22
3.20	State Takeover Laws	22
3.21	Appraisal Rights	22
3.22	Valuation	22
3.23	Opinion of Financial Advisor	23
Article IV REPRESENTATIONS AND WARRANTIES OF HRZN		23
4.1	Corporate Organization	23
4.2	Capitalization	24
4.3	Authority; No Violation	25
4.4	Governmental Consents	26
4.5	Reports	26
4.6	HRZN Financial Statements	27
4.7	Broker’s Fees	29
4.8	Absence of Changes or Events	30
4.9	Compliance with Applicable Law; Permits	30
4.10	HRZN Information	31
4.11	Taxes and Tax Returns	31
4.12	Litigation	33
4.13	Employee Matters	33
4.14	Certain Contracts	33
4.15	Insurance Coverage	35
4.16	Intellectual Property	35
4.17	Environmental Matters	35
4.18	Real Property	36

TABLE OF CONTENTS (continued)

Page

4.19	Investment Assets	36
4.20	State Takeover Laws	36
4.21	Valuation	36
4.22	Opinion of Financial Advisor	37
Article V REPRESENTATIONS AND WARRANTIES OF THE ADVISORS		37
5.1	Organization	37
5.2	Authority; No Violation	37
5.3	Compliance with Applicable Law; Permits	38
5.4	Litigation	39
5.5	Valuation	40
5.6	Advisors Information	41
5.7	Best Interests and No Dilution	41
5.8	Financial Resources	41
5.9	MRCC and HRZN Forbearances	41
5.10	MRCC and HRZN Representations and Warranties	41
Article VI COVENANTS RELATING TO CONDUCT OF BUSINESS		41
6.1	Conduct of Businesses Prior to the Effective Time	41
6.2	Forbearances	42
6.3	Asset Purchase Agreement	44
Article VII ADDITIONAL AGREEMENTS		45
7.1	Further Assurances	45
7.2	Regulatory Matters	46
7.3	Stockholder Approval	46
7.4	Nasdaq Listing	48
7.5	Indemnification	48
7.6	No Solicitation	49
7.7	MRCC Takeover Proposals	50
7.8	HRZN Takeover Proposals	53
7.9	Access to Information	55
7.10	Publicity	56
7.11	Takeover Statutes and Provisions	56
7.12	Tax Matters	56

TABLE OF CONTENTS (continued)

Page

7.13	Stockholder Litigation	57
7.14	Section 16 Matters	57
7.15	No Other Representations or Warranties	57
7.16	Merger of Surviving Company	58
7.17	Coordination of Dividends	58
Article VIII CONDITIONS PRECEDENT		58
8.1	Conditions to Each Party’s Obligations to Effect the Merger	58
8.2	Conditions to Obligations of HRZN and Merger Sub to Effect the Merger	59
8.3	Conditions to Obligations of MRCC to Effect the Merger	61
8.4	Frustration of Closing Conditions	62
Article IX TERMINATION AND AMENDMENT		62
9.1	Termination	62
9.2	Termination Fee	65
9.3	Effect of Termination	67
9.4	Fees and Expenses	67
9.5	Amendment	68
9.6	Extension; Waiver	68
Article X CERTAIN DEFINITIONS		69
Article XI GENERAL PROVISIONS		78
11.1	Nonsurvival of Representations, Warranties and Agreements	78
11.2	Notices	78
11.3	Interpretation; Construction	79
11.4	Counterparts	80
11.5	Entire Agreement	80
11.6	Governing Law; Jurisdiction; Waiver of Jury Trial	80
11.7	Assignment; Third Party Beneficiaries	81
11.8	Specific Performance	81
11.9	Disclosure Schedule	81

AGREEMENT AND PLAN OF MERGER

AGREEMENT AND PLAN OF MERGER, dated as of August 7, 2025 (this “Agreement”), among Horizon Technology Finance Corporation., a Delaware corporation (“HRZN”), HMMS, Inc., a Maryland corporation and wholly-owned direct Consolidated Subsidiary of HRZN (“Merger Sub”), Monroe Capital Corporation, a Maryland corporation (“MRCC”), Monroe Capital BDC Advisors, LLC, a Delaware limited liability company (“MRCC Advisor”), and Horizon Technology Finance Management LLC, a Delaware limited liability company (“HRZN Advisor”, together with MRCC Advisor, each an “Advisor” and collectively, the “Advisors”).

RECITALS

A.    Each of MRCC and HRZN has previously elected to be regulated as a business development company (“BDC”), as defined in Section 2(a)(48) of the Investment Company Act, and MRCC Advisor is the investment adviser of MRCC and HRZN Advisor is the investment adviser of HRZN;

B.    Upon the terms and subject to the conditions set forth in this Agreement, MRCC, HRZN and Merger Sub intend to merge Merger Sub with and into MRCC (the “Merger”), with MRCC as the surviving company in the Merger (sometimes referred to in such capacity as the “Surviving Company”).

C.    Immediately after the Merger and the Terminations, the Surviving Company shall merge with and into HRZN (the “Second Merger” and, together with the Merger, the “Mergers”), with HRZN as the surviving company in the Second Merger.

D.    The Board of Directors of MRCC (the “MRCC Board”), including all of the Independent Directors of MRCC, upon the recommendation of a committee of the MRCC Board comprised solely of Independent Directors of MRCC (the “MRCC Special Committee”), has unanimously (i) determined that (x) this Agreement and the terms of the Mergers and the Transactions are advisable and in the best interests of MRCC and (y) the interests of MRCC’s existing stockholders will not be diluted (as provided under Rule 17a-8 of the Investment Company Act) as a result of the Transactions, (ii) approved this Agreement, the Transactions and any other MRCC Matters, (iii) directed that the MRCC Matters be submitted to MRCC’s stockholders for approval at the MRCC Stockholder Meeting, and (iv) resolved to recommend that the stockholders of MRCC adopt and approve the MRCC Matters.

E.    The Board of Directors of HRZN (the “HRZN Board”), including all of the Independent Directors of HRZN, upon the recommendation of a committee of the HRZN Board comprised solely of Independent Directors of HRZN (the “HRZN Special Committee”), has unanimously (i) determined that (x) this Agreement and the terms of the Mergers and the Transactions are advisable and in the best interests of HRZN and (y) the interests of HRZN’s existing stockholders will not be diluted (as provided under Rule 17a-8 of the Investment Company Act) as a result of the Transactions, (ii) approved this Agreement, the Transactions, the proposed issuance of HRZN Common Stock in connection with the Merger and any other HRZN Matters, (iii) directed that the HRZN Matters be submitted to HRZN’s stockholders for approval at the HRZN Stockholder Meeting, and (iv) resolved to recommend that the stockholders of HRZN adopt and approve the HRZN Matters.

F.    The Board of Directors of Merger Sub has unanimously (i) determined that this Agreement and the terms of the Mergers and the Transactions are advisable and in the best interests of Merger Sub and its sole stockholder, (ii) approved, adopted and declared advisable this Agreement and the Transactions (including the Merger), (iii) directed that the Merger be submitted to HRZN for consideration and approval, in HRZN’s capacity as the sole stockholder of Merger Sub, and (iv) resolved to recommend the approval of the Transactions (including the Merger) by HRZN, in HRZN’s capacity as the sole stockholder of Merger Sub.

G.    The parties intend the Mergers to be treated as a “reorganization” within the meaning of Section 368(a) of the Internal Revenue Code of 1986, as amended (the “Code”), and the Treasury Regulations promulgated thereunder, and intend for this Agreement to constitute a “plan of reorganization” within the meaning of the Code.

H.    Immediately prior to but subject to the consummation of the Mergers, pursuant to the terms and conditions of that certain Asset Purchase Agreement, dated as of the date hereof, by and among MRCC, Monroe Capital Income Plus Corporation (“MCIP”) and the other parties thereto (as amended in compliance of Section 6.3 of this Agreement, the “Asset Purchase Agreement”), MRCC will sell substantially all of its assets to MCIP in exchange for cash payments (such transaction, the “MCIP Transaction”).

I.    The parties desire to make certain representations, warranties, covenants and other agreements in connection with the Transactions and also to prescribe certain conditions to the Transactions.

NOW, THEREFORE, in consideration of the representations, warranties, covenants and other agreements contained in this Agreement, the parties agree as follows:

Article I

THE MERGERS

1.1     The Merger. Subject to the terms and conditions of this Agreement, in accordance with the Maryland General Corporation Law (the “MGCL”), at the Effective Time, Merger Sub shall merge with and into MRCC, and the separate corporate existence of the Merger Sub shall cease. MRCC shall be the surviving company in the Merger and shall continue its existence as a corporation under the Laws of the State of Maryland.

1.2     Closing. On the terms and subject to the conditions set forth in this Agreement, the closing of the Merger (the “Closing”) shall take place by remote communication and by the exchange of signatures by electronic transmission on the date that is five (5) Business Days after the satisfaction or waiver of the latest to occur of the conditions set forth in Article VIII (other than those conditions that by their nature are to be satisfied at the Closing, but subject to the satisfaction or waiver of such conditions), unless otherwise agreed in writing by the parties to this Agreement (the “Closing Date”).

2

1.3     Effective Time. The Merger shall become effective as set forth in the articles of merger with respect to the Merger (the “Articles of Merger”) that shall be filed with, and accepted for record by, the State Department of Assessments and Taxation of Maryland (the “SDAT”) on the Closing Date. The term “Effective Time” shall be the date and time when the Merger becomes effective as set forth in the Articles of Merger.

1.4     Effects of the Merger. At and after the Effective Time, the Merger shall have the effects set forth in the MGCL.

1.5     Conversion of Capital Stock. At the Effective Time, by virtue of the Merger and without any action on the part of MRCC, HRZN or Merger Sub or the holder of any of the following securities:

(a)     Each share of common stock, par value $0.001 per share, of Merger Sub issued and outstanding immediately prior to the Effective Time shall be converted into one validly issued, fully paid and nonassessable share of common stock, par value $0.001 per share, of the Surviving Company.

(b)     All shares of common stock, par value $0.001 per share, of MRCC (the “MRCC Common Stock”) issued and outstanding immediately prior to the Effective Time that are owned by HRZN or any of its Consolidated Subsidiaries (including Merger Sub) shall be cancelled and shall cease to exist, and no shares of common stock, par value $0.001 per share, of HRZN (the “HRZN Common Stock”) or any other consideration shall be delivered in exchange therefor (such shares, the “Cancelled Shares”).

(c)     Subject to Section 1.5(e), each share of MRCC Common Stock issued and outstanding immediately prior to the Effective Time, except for the Cancelled Shares, shall be converted, in accordance with and subject to the procedures set forth in Article II, into the right to receive a number of shares of HRZN Common Stock equal to the Exchange Ratio (the “Merger Consideration”).

(d)     All of the shares of MRCC Common Stock converted into the right to receive the Merger Consideration pursuant to this Article I shall no longer be outstanding and shall automatically be cancelled and shall cease to exist as of the Effective Time, and each such share of MRCC Common Stock, all of which are in non-certificated book-entry form, shall thereafter represent only the right to receive the Merger Consideration, cash in lieu of fractional shares into which such shares of MRCC Common Stock represented in non-certificated book-entry form have been converted pursuant to Section 2.2 and any dividends or other distributions payable pursuant to Section 2.4(b).

(e)     The Exchange Ratio shall be appropriately adjusted (to the extent not already taken into account in determining the Closing MRCC Net Asset Value and/or the Closing HRZN Net Asset Value, as applicable) if, between the Determination Date and the Effective Time, the respective outstanding shares of HRZN Common Stock or MRCC Common Stock shall have been increased or decreased or changed into or exchanged for a different number or kind of shares or securities, in each case, as a result of any reclassification, recapitalization, stock split, reverse stock split, split-up, merger, issue tender or exchange offer, combination or exchange of shares or similar transaction, or if a stock dividend or dividend payable in any other securities or similar distribution shall be authorized and declared with a record date within such period (as permitted by this Agreement), in each case, to provide the stockholders of MRCC and HRZN the same economic effect as contemplated by this Agreement prior to such event, and as so adjusted shall, from and after the date of such event, be the Exchange Ratio. Nothing in this Section 1.5(e) shall be construed to permit any party hereto to take any action that is otherwise prohibited or restricted by any other provision of this Agreement.

3

(f)     Each share of HRZN Common Stock outstanding immediately prior to the Effective Time shall remain outstanding as a share of HRZN Common Stock.

1.6     The Second Merger.

(a)     Subject to the terms and conditions of this Agreement, in accordance with the MGCL and the Delaware General Corporate Law (“DGCL”), at the Second Effective Time, the Surviving Company shall merge with and into HRZN, and the separate corporate existence of the Surviving Company shall cease. HRZN shall be the surviving company in the Second Merger and shall continue its existence as a corporation under the Laws of the State of Delaware. The Second Merger shall become effective (the “Second Effective Time”) as set forth in (i) the articles of merger with respect to the Second Merger (the “Second Articles of Merger”) that HRZN shall file with the SDAT and (ii) the certificate of ownership and merger with respect to the Second Merger (the “Certificate of Merger”) that HRZN shall file with the Secretary of State of the State of Delaware (the “DE SOS”), it being understood that HRZN and the Surviving Company shall cause the Second Effective Time to occur immediately following the Effective Time. At and after the Second Effective Time, the Second Merger shall have the effects set forth in the MGCL and the DGCL.

(b)     At the Second Effective Time, by virtue of the Second Merger and without any action on the part of HRZN or the Surviving Company or the holder of any of the following securities, (i) each share of common stock of the Surviving Company issued and outstanding as of immediately prior to the Second Effective Time shall be cancelled and shall cease to exist, and no consideration shall be exchanged therefor and (ii) each share of HRZN Common Stock issued and outstanding immediately prior to the Second Effective Time shall remain outstanding as an identical share of HRZN Common Stock.

1.7     Charter and Bylaws.

(a)     At the Effective Time, the charter of Merger Sub as in effect immediately prior to the Effective Time shall be the charter of the Surviving Company as of the Effective Time, and the bylaws of Merger Sub as in effect immediately prior to the Effective Time shall be the bylaws of the Surviving Company as of the Effective Time, until thereafter amended in accordance with applicable Law and the respective terms of such charter and bylaws, as applicable.

4

(b)     At the Second Effective Time, the certificate of incorporation of HRZN as in effect immediately prior to the Second Effective Time shall be the certificate of incorporation of HRZN, as the surviving company in the Second Merger, as of the Second Effective Time, and the bylaws of HRZN as in effect immediately prior to the Second Effective Time shall be the bylaws of HRZN, as the surviving company in the Second Merger, as of the Second Effective Time, until thereafter amended in accordance with applicable Law and the respective terms of such charter and bylaws, as applicable.

1.8     Directors and Officers. Subject to applicable Law, the directors and officers of Merger Sub immediately prior to the Effective Time shall be the directors and officers of the Surviving Company immediately after consummation of the Merger and shall hold office until their respective successors are duly elected and qualify, or until their earlier death, resignation or removal. The directors and officers of HRZN immediately prior to the Second Effective Time shall be the directors and officers of HRZN immediately after consummation of the Second Merger and shall hold office until their respective successors are duly elected and qualify, or until their earlier death, resignation or removal.

1.9     Termination of Certain Contractual Obligations. Immediately after the Effective Time and immediately prior to the Second Merger, the MRCC Advisory Agreement and MRCC Administration Agreement shall be automatically terminated and of no further force and effect (the “Terminations”).

1.10     Execution of Fee Waiver Agreement. Immediately after the Second Effective Time, HRZN and HRZN Advisor shall enter into a fee waiver agreement in substantially the form attached hereto as Exhibit A (the “Fee Waiver Agreement”).

1.11     Governance Matters. The HRZN Board shall use commercially reasonable efforts to take all action such that, promptly following the Effective Time, the HRZN Board shall consist of four (4) members, comprised of (x) two (2) independent members of the HRZN Board immediately prior to the Effective Time, (y) the chief executive officer of HRZN immediately prior to the Effective Time and (z) an independent member of the MRCC Board immediately prior to the Effective Time.

Article II

MERGER CONSIDERATION

2.1     Delivery of Evidence of HRZN Common Stock. As soon as reasonably practicable after the Effective Time, HRZN shall deposit with its transfer agent evidence of book-entry shares representing HRZN Common Stock issuable as Merger Consideration pursuant to Section 1.5(c).

2.2     Fractional Shares. No fractional shares of HRZN Common Stock shall be issued upon the conversion of MRCC Common Stock pursuant to Section 1.5(c), and such fractional share interests shall not entitle the owner thereof to vote or to any rights of a holder of HRZN Common Stock. Each holder of shares of MRCC Common Stock converted pursuant to the Merger who would otherwise have been entitled to receive a fraction of a share of HRZN Common Stock pursuant to Section 1.5(c) shall receive, in lieu thereof, cash (without interest) in an amount equal to the product of (i) such fractional part of a share of HRZN Common Stock multiplied by (ii) the volume-weighted average trading price of a share of HRZN Common Stock on the Nasdaq Global Select Market (the “Nasdaq”) for the five (5) consecutive Trading Days ending on the third (3rd) Trading Day preceding the Closing Date (as reported by Bloomberg L.P. or its successor or, if not reported thereon, another authoritative source selected by HRZN that is reasonably acceptable to MRCC). For purposes of this Section 2.2, all fractional shares to which a single holder of record of shares would be entitled shall be aggregated and calculations shall be rounded to three decimal places, and the amount of cash each holder of MRCC Common Stock as of immediately prior to the Effective Time is entitled to receive pursuant to this Section 2.2 shall be rounded down to the nearest cent and computed after aggregating all cash amounts for all shares of MRCC Common Stock then held by such holder.

5

2.3     Paying and Exchange Agent. Prior to the Effective Time, HRZN shall appoint HRZN’s transfer agent or other bank or trust company to act as exchange agent (the “Paying and Exchange Agent”) hereunder, pursuant to an agreement in a form reasonably acceptable to each of HRZN and MRCC. Promptly following the Effective Time, HRZN shall deposit, or shall cause to be deposited, with the Paying and Exchange Agent cash sufficient to pay the aggregate cash for fractional shares in accordance with Section 2.2. Any cash deposited with the Paying and Exchange Agent shall hereinafter be referred to as the “Exchange Fund.”

2.4     Delivery of Merger Consideration.

(a)     Each holder of record at the Effective Time of shares of MRCC Common Stock (other than the Cancelled Shares) that were converted into the right to receive the Merger Consideration pursuant to Section 1.5(c) and any cash in lieu of fractional shares of HRZN Common Stock to be issued or paid in consideration therefor pursuant to Section 2.2 and any dividends and other distributions pursuant to Section 2.4(b), shall, promptly after the Effective Time, be entitled to receive the Merger Consideration, any cash in lieu of fractional shares of HRZN Common Stock to be issued or paid in consideration therefor pursuant to Section 2.2 and, after the applicable payment date, any dividends or other distributions to which such holder is entitled pursuant to Section 2.4(b). The Exchange Fund shall not be used for any other purpose other than the purposes provided for in the immediately preceding sentence.

(b)     Subject to the effect of applicable abandoned property, escheat or similar Laws, following the Effective Time, each holder of record at the Effective Time of shares (other than Cancelled Shares) of MRCC Common Stock shall be entitled to receive, without interest, (i) the amount of dividends or other distributions with a record date after the Effective Time theretofore payable with respect to the whole shares of HRZN Common Stock represented by such shares of MRCC Common Stock and not paid and/or (ii) at the appropriate payment date, the amount of dividends or other distributions payable with respect to the whole shares of HRZN Common Stock represented by such shares of MRCC Common Stock with a record date after the Effective Time (but before the issuance of HRZN Common Stock issuable with respect to such shares of MRCC Common Stock) and with a payment date subsequent to the issuance of HRZN Common Stock issuable with respect to such shares of MRCC Common Stock.

6

2.5     No Further Ownership Rights. All Merger Consideration, together with any cash in lieu of fractional shares of HRZN Common Stock to be issued or paid in consideration therefor pursuant to Section 2.2, paid by HRZN in accordance with the terms of Article I and Article II shall be deemed to have been paid in full satisfaction of all rights pertaining to MRCC Common Stock in respect of which such amounts were paid. From and after the Effective Time, the stock transfer books of MRCC shall be closed, and there shall be no further transfers on the stock transfer books of MRCC of the shares of MRCC Common Stock that were issued and outstanding immediately prior to the Effective Time.

2.6     Net Asset Value Calculation.

(a)     MRCC shall deliver to HRZN a calculation, after giving pro forma effect to the transactions contemplated by the Asset Purchase Agreement, of the net asset value of MRCC as of a date mutually agreed between HRZN and MRCC, such date to be no earlier than 48 hours (excluding Sundays and holidays) prior to the Effective Time (such agreed date, the “Determination Date”), calculated by MRCC Advisor on behalf of MRCC in good faith as of such date and based on the same assumptions and methodologies, and applying the same categories of adjustments to net asset value (except as may be mutually agreed by the parties), used by MRCC Advisor in preparing the calculation of the last quarterly net asset value per share of MRCC Common Stock prior to the Effective Time (with an accrual for any dividend declared by MRCC and not yet paid) (the “Closing MRCC Net Asset Value”); provided that MRCC Advisor shall update the calculation of the Closing MRCC Net Asset Value in the event that the Closing is subsequently delayed or there is more than a de minimis change to the Closing MRCC Net Asset Value prior to the Closing (including any dividend declared after the Determination Date but prior to Closing) and as needed to ensure the Closing MRCC Net Asset Value is determined within 48 hours (excluding Sundays and holidays) prior to the Effective Time; provided further that the MRCC Board, including the MRCC Special Committee, shall be required to approve, and MRCC Advisor shall certify in writing to HRZN, the calculation of the Closing MRCC Net Asset Value.

(b)     HRZN shall deliver to MRCC a calculation of the net asset value of HRZN as of the Determination Date, calculated by HRZN Advisor on behalf of HRZN in good faith as of such date and based on the same assumptions and methodologies, and applying the same categories of adjustments to net asset value (except as may be mutually agreed by the parties), used by HRZN Advisor in preparing the calculation of the last quarterly net asset value per share of HRZN Common Stock prior to the Effective Time (with an accrual for any dividend declared by HRZN and not yet paid) (the “Closing HRZN Net Asset Value”); provided that HRZN Advisor shall update the calculation of the Closing HRZN Net Asset Value in the event that the Closing is subsequently delayed or there is more than a de minimis change to the Closing HRZN Net Asset Value prior to the Closing (including any dividend declared after the Determination Date but prior to Closing) and as needed to ensure the Closing HRZN Net Asset Value is determined within 48 hours (excluding Sundays and holidays) prior to the Effective Time; provided further that the HRZN Board, including the HRZN Special Committee, shall be required to approve, and HRZN Advisor shall certify in writing to MRCC, the calculation of the Closing HRZN Net Asset Value.

7

(c)     In connection with preparing the calculations provided pursuant to this Section 2.6, each of MRCC and HRZN will use the portfolio valuation methods approved by the MRCC Board (including the MRCC Special Committee) or the HRZN Board (including the HRZN Special Committee), as applicable, for valuing the securities and other assets of MRCC or HRZN, as applicable, under Rule 2a-5 of the Investment Company Act as of the date hereof, except as expressly set forth above in Section 2.6(b) or otherwise agreed by each of the MRCC Board (including the MRCC Special Committee) or the HRZN Board (including the HRZN Special Committee).

(d)     The Advisors agree to give each of HRZN and MRCC, as applicable, and their respective Representatives, upon reasonable request, reasonable access to the individuals who have prepared each calculation provided pursuant to this Section 2.6 and to the information, books, records, work papers and back-up materials used or useful in preparing each such calculation, including without limitation any reports prepared by valuation agents, in order to assist such party with its review of such calculation so long as such individuals remain employed by MRCC Advisor or HRZN Advisor, as applicable, or their respective Affiliates.

2.7     Termination of Exchange Fund. Any portion of the Exchange Fund that remains undistributed to former stockholders of MRCC as of the first anniversary of the Effective Time may be paid to HRZN, upon HRZN’s written demand to the Paying and Exchange Agent. In such event, any former stockholders of MRCC who have not theretofore complied with any applicable requirements to receive cash in lieu of fractional shares of HRZN Common Stock shall thereafter look only to HRZN with respect to such cash in lieu of fractional shares, without any interest thereon. Notwithstanding the foregoing, none of HRZN, MRCC, the Surviving Company, Merger Sub, the Paying and Exchange Agent or any other Person shall be liable to any former holder of shares of MRCC Common Stock for any amount delivered in good faith to a public official pursuant to applicable abandoned property, escheat or similar Laws.

2.8     Withholding Rights. HRZN or the Paying and Exchange Agent, as applicable, shall be entitled to deduct and withhold from amounts payable pursuant to this Agreement to any holder of MRCC Common Stock such amounts as it determines in good faith are required to be deducted and withheld with respect to the making of such payment under the Code, or under any provision of state, local or foreign Tax Law. To the extent that amounts are so withheld and paid over to the appropriate Governmental Entity, such withheld amounts shall be treated for all purposes of this Agreement as having been paid to the recipient.

Article III

REPRESENTATIONS AND WARRANTIES OF MRCC

Except with respect to matters that have been Previously Disclosed, MRCC hereby represents and warrants to HRZN and Merger Sub that:

3.1     Corporate Organization.

(a)     MRCC is a corporation duly incorporated and validly existing under the Laws of the State of Maryland and in good standing with the SDAT. MRCC has the requisite corporate power and authority to own or lease all of its properties and assets and to carry on its business as it is now being conducted, and is duly licensed or qualified to do business as a foreign corporation in each jurisdiction in which the nature of the business conducted by it or the character or location of the properties and assets owned or leased by it makes such licensing or qualification necessary, in each case, other than as would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect with respect to MRCC. MRCC has duly elected to be regulated as a BDC, and such election has not been revoked or withdrawn and is in full force and effect.

8

(b)     True, complete and correct copies of the charter of MRCC (the “MRCC Charter”) and the Bylaws of MRCC (the “MRCC Bylaws”), as in effect as of the date of this Agreement, have previously been publicly filed by MRCC.

(c)     Each Consolidated Subsidiary of MRCC (i) is duly incorporated or duly formed, as applicable to each such Consolidated Subsidiary, and validly existing and in good standing under the Laws of its jurisdiction of organization, (ii) has the requisite corporate (or similar) power and authority to own or lease all of its properties and assets and to carry on its business as it is now being conducted and (iii) is duly licensed or qualified to do business as a foreign corporation or other business entity in each jurisdiction in which the nature of the business conducted by it or the character or location of the properties and assets owned or leased by it makes such licensing or qualification necessary, other than in the case of clauses (ii) and (iii), as would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect with respect to MRCC.

3.2     Capitalization.

(a)     The authorized capital stock of MRCC consists of 100,000,000 shares of MRCC Common Stock, of which 21,666,340 were outstanding as of the close of business on August 6, 2025 (the “MRCC Capitalization Date”). All of the issued and outstanding shares of MRCC Common Stock have been duly authorized and validly issued and are fully paid, nonassessable and free of preemptive rights, with no personal liability with respect to MRCC attaching to the ownership thereof. As of the date of this Agreement, no Indebtedness having the right to vote on any matters on which stockholders of MRCC may vote (“Voting Debt”) is issued or outstanding. As of the MRCC Capitalization Date, except pursuant to MRCC’s dividend reinvestment plan, MRCC does not have and is not bound by any outstanding subscriptions, options, warrants, calls, rights, commitments or agreements of any character (“Rights”) calling for the purchase or issuance of, or the payment of any amount based on, any shares of MRCC Common Stock, Voting Debt or any other equity securities of MRCC or any securities representing the right to purchase or otherwise receive any shares of MRCC Common Stock, Voting Debt or other equity securities of MRCC. There are no obligations of MRCC or any of its Consolidated Subsidiaries (i) to repurchase, redeem or otherwise acquire any shares of capital stock of MRCC, Voting Debt or any equity security of MRCC or its Consolidated Subsidiaries or any securities representing the right to purchase or otherwise receive any shares of capital stock, Voting Debt or any other equity security of MRCC or its Consolidated Subsidiaries or (ii) pursuant to which MRCC or any of its Consolidated Subsidiaries is or could be required to register shares of MRCC’s capital stock or other securities under the Securities Act. All of the MRCC Common Stock sold has been sold in compliance with applicable Law in all material respects.

9

(b)     All of the issued and outstanding shares of capital stock or other equity ownership interests of each Consolidated Subsidiary of MRCC are owned by MRCC, directly or indirectly, free and clear of any Liens, and all of such shares or equity ownership interests are duly authorized and validly issued and are fully paid, nonassessable (in respect of corporate entities) and free of preemptive rights. No Consolidated Subsidiary of MRCC has or is bound by any outstanding Rights calling for the purchase or issuance of, or the payment of any amount based on, any shares of capital stock or any other equity security of such Consolidated Subsidiary or any securities representing the right to purchase or otherwise receive any shares of capital stock or any other equity security of such Consolidated Subsidiary.

3.3     Authority; No Violation.

(a)     MRCC has all requisite corporate power and authority to execute and deliver this Agreement and, subject to any MRCC Requisite Vote, to consummate the Transactions. The execution and delivery of this Agreement and the consummation of the Transactions have been duly and validly approved by the MRCC Board, including, after separate meetings and discussion, all of the Independent Directors of MRCC. The MRCC Board, including, after separate meetings and discussion, all of the Independent Directors of MRCC, has unanimously (i) determined that (A) this Agreement and the terms of the Merger and the Transactions are advisable and in the best interests of MRCC and (B) the interests of MRCC’s existing stockholders will not be diluted (as provided under Rule 17a-8 of the Investment Company Act) as a result of the Transactions, (ii) approved the MRCC Matters, (iii) directed that the MRCC Matters be submitted to MRCC’s stockholders for approval at a duly held meeting of such stockholders (the “MRCC Stockholders Meeting”) and (iv) resolved to recommend that the stockholders of MRCC adopt and approve the MRCC Matters (such recommendation, the “MRCC Board Recommendation”). Except for receipt of the affirmative vote of a majority of the votes entitled to be cast on the matter by the holders of outstanding shares of MRCC Common Stock to approve the MRCC Matters at a duly held meeting of MRCC stockholders (the “MRCC Requisite Vote”), the Merger and the other Transactions have been authorized by all necessary corporate action on the part of MRCC. This Agreement has been duly and validly executed and delivered by MRCC and (assuming due authorization, execution and delivery by HRZN, Merger Sub, MRCC Advisor and HRZN Advisor) constitutes the valid and binding obligation of MRCC, enforceable against MRCC in accordance with its terms (except as may be limited by bankruptcy, insolvency, fraudulent transfer, moratorium, reorganization or similar Laws of general applicability relating to or affecting the rights of creditors generally and subject to general principles of equity (the “Bankruptcy and Equity Exception”)).

(b)     Neither the execution and delivery of this Agreement by MRCC, nor the consummation by MRCC of the Transactions, nor performance of this Agreement by MRCC, will (i) violate any provision of the MRCC Charter or the MRCC Bylaws, or (ii) assuming that the consents, approvals and filings referred to in Section 3.3(a) and Section 3.4 are duly obtained and/or made, (A) violate any Law or Order applicable to MRCC or any of its Consolidated Subsidiaries or (B) except as set forth in any Contract that was Previously Disclosed, violate, conflict with, result in a breach of or the loss of any benefit under, constitute a default (or an event that, with or without the giving of notice or lapse of time, or both, would constitute a default) under, result in the termination of or a right of termination or cancellation under, accelerate the performance required by, require the consent, approval or authorization of, or notice to or filing with any third party with respect to, or result in the creation of any Lien upon any of the respective properties or assets of MRCC or any of its Consolidated Subsidiaries under, any of the terms, conditions or provisions of any Permit, Contract or other obligation to which MRCC or any of its Consolidated Subsidiaries is a party or by which any of them or any of their respective properties or assets is bound except, with respect to clause (ii)(B), any such violation, conflict, breach, loss, default, termination, cancellation, acceleration, consent, approval or creation that would not, individually or in the aggregate, reasonably be expected to be material to MRCC and its Consolidated Subsidiaries, taken as a whole. Section 3.3(b) of the MRCC Disclosure Schedule sets forth, to MRCC’s knowledge, any material consent fees payable to a third party in connection with the Merger.

10

3.4     Governmental Consents. No consents or approvals of, or filings or registrations with, any Governmental Entity are necessary in connection with the consummation by MRCC of the Merger and the other Transactions, except for (i) the filing with the SEC of a joint proxy statement/prospectus in definitive form relating to the MRCC Stockholders Meeting and the HRZN Stockholders Meeting to be held in connection with this Agreement and the Transactions (the “Joint Proxy Statement/Prospectus”) and of a registration statement on Form N-14 or such other appropriate SEC form (the “Registration Statement”) in which the Joint Proxy Statement/Prospectus will be included as a prospectus, and declaration of effectiveness of the Registration Statement by the SEC, (ii) the filing of the Articles of Merger with and the acceptance for record of the Articles of Merger by the SDAT in respect of the Merger, (iii) the filing of the Second Articles of Merger with and the acceptance for record of the Second Articles of Merger by the SDAT in respect of the Second Merger, (iv) the filing of the Certificate of Merger with and the acceptance for the record of the Certificate of Merger by the DE SOS in respect of the Second Merger, (v) any notices or filings under the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended (the “HSR Act”), (vi) such filings and approvals, if any, as are required to be made or obtained under the securities or “blue sky” Laws of various states in connection with the issuance of the shares of HRZN Common Stock pursuant to this Agreement and approval of listing of such HRZN Common Stock on Nasdaq, (vii) the reporting of this Agreement on a Current Report on Form 8-K and (viii) any such consents, approvals, filings or registrations that the failure to obtain or make would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect on MRCC.

3.5     Reports.

(a)     MRCC has timely filed or furnished all forms, statements, certifications, reports and documents that it was required to file or furnish since January 1, 2022 (the “Applicable Date”) with the SEC (such forms, statements, certifications, reports and documents filed or furnished since the Applicable Date, including any amendments thereto, the “MRCC SEC Reports”), except as would not, individually or in the aggregate, reasonably be expected to be material to MRCC and its Consolidated Subsidiaries taken as a whole. To MRCC’s knowledge, no MRCC SEC Report, at the time filed or furnished with the SEC, contained any untrue statement of a material fact or omitted to state any material fact required to be stated therein or necessary in order to make the statements made therein, in light of the circumstances in which they were made, not misleading. To MRCC’s knowledge, all MRCC SEC Reports, as of their respective dates, complied as to form in all material respects with the published rules and regulations of the SEC with respect thereto. None of the Consolidated Subsidiaries of MRCC is required to make any filing with the SEC.

11

(b)     Neither MRCC nor any of its Consolidated Subsidiaries is subject to any cease-and-desist or other order or enforcement action issued by, or is a party to any Contract, consent agreement or memorandum of understanding with, or is a party to any commitment letter or similar undertaking to, any Governmental Entity that currently restricts in any material respect the conduct of its business (or to MRCC’s knowledge that, upon consummation of the Merger, would restrict in any material respect the conduct of the business of HRZN or any of its Consolidated Subsidiaries), or that in any material manner relates to its capital adequacy, its ability to pay dividends, its credit, risk management or compliance policies, its internal controls, its management or its business, other than those of general application that apply to similarly situated BDCs or their Consolidated Subsidiaries, nor has MRCC or any of its Consolidated Subsidiaries been advised in writing or, to the knowledge of MRCC, verbally, by any Governmental Entity that it is considering issuing, initiating, ordering, or requesting any of the foregoing.

(c)     MRCC has made available to HRZN all material correspondence with the SEC since the Applicable Date and, as of the date of this Agreement, to the knowledge of MRCC (i) there are no unresolved comments from the SEC with respect to the MRCC SEC Reports or any SEC examination of MRCC and (ii) none of the MRCC SEC Reports is subject to any ongoing review by the SEC.

3.6     MRCC Financial Statements.

(a)     The consolidated financial statements, including the related consolidated schedules of investments, of MRCC and its Consolidated Subsidiaries included (or incorporated by reference) in the MRCC SEC Reports (including the related notes, where applicable) (i) fairly present in all material respects the consolidated results of operations, cash flows, changes in stockholders’ equity and consolidated financial position of MRCC and its Consolidated Subsidiaries for the respective fiscal periods or as of the respective dates therein set forth (except that unaudited statements may not contain notes and are subject to recurring year-end audit adjustments normal in nature and amount), (ii) to MRCC’s knowledge, have complied as to form, as of their respective dates of filing with the SEC, in all material respects with applicable accounting requirements and with the published rules and regulations of the SEC with respect thereto and (iii) have been prepared in all material respects in accordance with U.S. generally accepted accounting principles (“GAAP”) consistently applied during the periods involved, except, in each case, as indicated in such statements or in the notes thereto. Neither KPMG LLP (“KPMG”) nor RSM US LLP (“RSM”) has resigned, threatened resignation or been dismissed as MRCC’s independent public accountant as a result of or in connection with any disagreements with MRCC on a matter of accounting principles or practices, financial statement disclosure or auditing scope or procedure.

12

(b)     Except for (A) liabilities reflected or reserved against on the consolidated audited balance sheet of MRCC as of December 31, 2024 included in the audited financial statements set forth in MRCC’s annual report on Form 10-K for the year ended December 31, 2024 (the “MRCC Balance Sheet”), (B) liabilities reflected or reserved against on the consolidated unaudited balance sheet of MRCC as of March 31, 2025 included in the unaudited financial statements set forth in MRCC’s quarterly report on Form 10-Q for the quarterly period ended March 31, 2025 (the “MRCC Interim Balance Sheet”), (C) liabilities incurred in the ordinary course of business since March 31, 2025, (D) liabilities incurred in connection with this Agreement and the Transactions and the MCIP Transaction, (E) liabilities otherwise disclosed in the MRCC SEC Reports and (F) liabilities that would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect with respect to MRCC, neither MRCC nor any of its Consolidated Subsidiaries has any liabilities that would be required to be reflected or reserved against in the MRCC Balance Sheet or the MRCC Interim Balance Sheet in accordance with GAAP.

(c)     Neither MRCC nor any of its Consolidated Subsidiaries is a party to or has any commitment to become a party to any off-balance sheet joint venture, partnership or similar contract with any unconsolidated Affiliate or “off-balance sheet arrangement” (as defined in Item 303(a) of Regulation S-K promulgated under the Exchange Act) where the result or purpose of such contract or arrangement is to avoid disclosure of any material transaction involving, or material liabilities of, MRCC and its Consolidated Subsidiaries in the MRCC SEC Reports.

(d)     Since the Applicable Date, (i) neither MRCC nor any of its Consolidated Subsidiaries nor, to the knowledge of MRCC, any director, officer, auditor, accountant or representative of MRCC or any of its Consolidated Subsidiaries has received or otherwise had or obtained knowledge of any material complaint, allegation, assertion or claim, whether written or oral, regarding the accounting or auditing practices, procedures, methodologies or methods of MRCC or any of its Consolidated Subsidiaries or their respective internal accounting controls, including any complaint, allegation, assertion or claim that MRCC or any of its Consolidated Subsidiaries has engaged in questionable or illegal accounting or auditing practices or maintains inadequate internal controls over financial reporting (as defined in Rules 13a-15(f) and 15d-15(f) of the Exchange Act), and (ii) no attorney representing MRCC or any of its Consolidated Subsidiaries, whether or not employed by MRCC or any of its Consolidated Subsidiaries, has reported evidence of a material violation of securities laws, breach of duty or similar violation by MRCC or any of its directors, officers or agents to the MRCC Board or any committee thereof or to any director or officer of MRCC.

(e)     Neither MRCC nor any of its Consolidated Subsidiaries is a party to any off-balance sheet arrangement with respect to MRCC (as defined in Item 303(a)(4) of Regulation S-K promulgated under the Exchange Act).

(f)     To MRCC’s knowledge, since the Applicable Date, each of KPMG and RSM, each of which expressed its opinion with respect to the financial statements of MRCC and its Consolidated Subsidiaries included in the MRCC SEC Reports (including the related notes), has, for the period it has served as MRCC’s independent accounting firm, been (i) “independent” with respect to MRCC and its Consolidated Subsidiaries within the meaning of Regulation S-X, and (ii) in compliance with subsections (g) through (l) of Section 10A of the Exchange Act and the related rules of the SEC and the Public Company Accounting Oversight Board.

13

(g)     The principal executive officer and principal financial officer of MRCC have made all certifications required by Sections 302 and 906 of the Sarbanes-Oxley Act of 2002 and any related rules and regulations promulgated by the SEC (collectively, the “Sarbanes-Oxley Act”), and the statements contained in any such certifications are complete and correct, and MRCC is otherwise in compliance in all material respects with all applicable effective provisions of the Sarbanes-Oxley Act.

(h)     MRCC has in all material respects:

(i)     designed and maintained a system of disclosure controls and procedures (as defined in Rules 13a-15(e) and 15d-15(e) promulgated under the Exchange Act) to ensure that all information (both financial and non-financial) required to be disclosed by MRCC in the reports that it files or submits to the SEC under the Exchange Act is recorded, processed, summarized and reported within the time periods specified in the rules and forms of the SEC and that such information is accumulated and communicated to MRCC’s management as appropriate to allow timely decisions regarding required disclosure and to allow MRCC’s principal executive officer and principal financial officer to make the certifications required under the Exchange Act with respect to such reports;

(ii)     designed and maintained a system of internal controls over financial reporting sufficient to provide reasonable assurance concerning the reliability of financial reporting and the preparation of financial statements for external purposes in accordance with GAAP, including reasonable assurance that (A) transactions are executed in accordance with management’s general or specific authorizations, (B) transactions are recorded as necessary to permit preparation of financial statements in conformity with GAAP and to maintain accountability for assets, (C) access to assets is permitted only in accordance with management’s general or specific authorization, (D) the recorded accountability for assets is compared with the existing assets at reasonable intervals and appropriate action is taken with respect to any differences and (E) MRCC’s management, with the participation of MRCC’s principal executive and financial officers, has completed an assessment of the effectiveness of MRCC’s internal controls over financial reporting for the fiscal year ended December 31, 2024 in compliance with the requirements of Section 404 of the Sarbanes-Oxley Act, and such assessment concluded that MRCC maintained, in all material respects, effective internal control over financial reporting as of December 31, 2024, using the framework specified in MRCC’s Annual Report on Form 10-K for the fiscal year ended December 31, 2024;

(iii)     (A) disclosed, based on its most recent evaluation, to its auditors and the audit committee of the MRCC Board (1) any significant deficiencies or material weaknesses (as defined in the relevant Statement of Auditing Standards) in the design or operation of MRCC’s internal controls over financial reporting that are reasonably likely to adversely affect its ability to record, process, summarize and report financial data and (2) any fraud, whether or not material, that involves management or other individuals who have a significant role in its internal controls over financial reporting and (B) identified for MRCC’s auditors any material weaknesses in internal controls; and

14

(iv)     provided to HRZN true, complete and correct copies of any of the foregoing disclosures to its auditors or the audit committee of the MRCC Board that have been made in writing from the Applicable Date through the date hereof, and will promptly provide to HRZN true, complete and correct copies of any such disclosures that are made after the date hereof.

(i)     The fair market value of MRCC’s investments as of December 31, 2024 (i) was determined in accordance with Accounting Standards Codification, “Fair Value Measurement (Topic 820)”, issued by the Financial Accounting Standards Board (“ASC Topic 820”) and (ii) reflects a reasonable estimate of the fair value of such investments as determined in good faith, after due inquiry, by MRCC Advisor, as valuation designee of MRCC, in accordance with Rule 2a-5.

(j)     To MRCC’s knowledge, there is no fraud or suspected fraud affecting MRCC involving management of MRCC or employees of MRCC Advisor who have significant roles in MRCC’s internal control over financial reporting, when such fraud could have a material effect on MRCC’s consolidated financial statements.

3.7     Broker’s Fees. Neither MRCC nor any of its Consolidated Subsidiaries nor any of their respective directors, officers or agents has utilized any broker, finder or financial advisor or incurred any liability for any broker’s fees, commissions or finder’s fees in connection with the Merger or the other Transactions, other than to Houlihan Lokey Capital, Inc. pursuant to a letter agreement, a true, complete and correct copy of which has been previously delivered to HRZN.

3.8     Absence of Changes or Events. Since December 31, 2024 and except as set forth in Section 3.8 of the MRCC Disclosure Schedules, (i) except as expressly permitted or required by or in connection with the execution and delivery of this Agreement and the consummation of the Transactions and the MCIP Transaction, the business of MRCC and its Consolidated Subsidiaries has been conducted in the ordinary course of business, (ii) there has not been any Effect that would, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect with respect to MRCC and (iii) there has not been any material action that, if it had been taken after the date hereof, would have required the consent of HRZN under Section 6.1 or 6.2.

3.9     Compliance with Applicable Law; Permits.

(a)     Each of MRCC and each of its Consolidated Subsidiaries is in compliance, and has been operated in compliance, in all material respects, with all applicable Laws, including, if and to the extent applicable, the Investment Company Act, the Securities Act and the Exchange Act other than as would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect with respect to MRCC. MRCC has not received any written or, to MRCC’s knowledge, oral notification from a Governmental Entity of any material non-compliance with any applicable Laws, which non-compliance would, individually or in the aggregate, reasonably be expected to be material to MRCC and its Consolidated Subsidiaries, taken as a whole. MRCC has operated in compliance with all listing standards of the Nasdaq since the Applicable Date other than as would not, individually or in the aggregate, reasonably be expected to be material to MRCC and its Consolidated Subsidiaries, taken as a whole. MRCC is not subject to any “stop order” and is, and was, fully qualified to sell shares of MRCC Common Stock in each jurisdiction in which such shares were registered and sold, other than as would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect with respect to MRCC.

15

(b)     MRCC is in compliance, and since the Applicable Date, has complied with its investment policies and restrictions and portfolio valuation methods, if any, as such policies and restrictions have been set forth in its registration statement (as amended from time to time) or reports that it has filed with the SEC under the Exchange Act and applicable Laws, if any, other than any non-compliance that would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect with respect to MRCC.

(c)     MRCC has written policies and procedures adopted pursuant to Rule 38a-1 under the Investment Company Act that are reasonably designed to prevent material violations of the “Federal Securities Laws,” as such term is defined in Rule 38a-1(e)(1) under the Investment Company Act. There have been no “Material Compliance Matters” for MRCC, as such term is defined in Rule 38a-1(e)(2) under the Investment Company Act, other than those that have been reported to the MRCC Board and satisfactorily remedied or are in the process of being remedied or those that would not, individually or in the aggregate, reasonably be expected to be material to MRCC and its Consolidated Subsidiaries, taken as a whole.

(d)     Each of MRCC and each of its Consolidated Subsidiaries holds and is in compliance with all Permits required in order to permit MRCC and each of its Consolidated Subsidiaries to own or lease their properties and assets and to conduct their businesses under and pursuant to all applicable Law as presently conducted, other than any failure to hold or non-compliance with any such Permit that would not, individually or in the aggregate, reasonably be expected to be material to MRCC and its Consolidated Subsidiaries, taken as a whole. All such Permits are valid and in full force and effect, except as would not, individually or in the aggregate, reasonably be expected to be material to MRCC and its Consolidated Subsidiaries, taken as a whole. MRCC has not received any written or, to MRCC’s knowledge, oral notification from a Governmental Entity of any material non-compliance with any such Permits, and no Proceeding is pending or threatened in writing to suspend, cancel, modify, revoke or materially limit any such Permits, which Proceeding would, individually or in the aggregate, reasonably be expected to be material to MRCC and its Consolidated Subsidiaries, taken as a whole.

(e)     No “affiliated person” (as defined under the Investment Company Act) of MRCC has been subject to disqualification to serve in any capacity contemplated by the Investment Company Act for any investment company (including a BDC) under Sections 9(a) and 9(b) of the Investment Company Act, unless, in each case, such Person has received exemptive relief from the SEC with respect to any such disqualification. There is no material Proceeding pending and served or, to the knowledge of MRCC, threatened that would result in any such disqualification.

16

(f)     The minute books and other similar records of MRCC maintained since the Applicable Date contain a true and complete record in all material respects of all action taken at all meetings and by all written consents in lieu of meetings of the stockholders of MRCC, the MRCC Board and any committees of the MRCC Board.

3.10     MRCC Information. None of the information supplied or to be supplied by MRCC for inclusion or incorporation by reference in (i) the Registration Statement will, at the time the Registration Statement is filed with the SEC, at any time the Registration Statement is amended or supplemented or at the time the Registration Statement becomes effective under the Securities Act, or (ii) the Joint Proxy Statement/Prospectus will, at the date the Joint Proxy Statement/Prospectus or any amendment or supplement is first mailed to stockholders of MRCC or stockholders of HRZN or at the time of the MRCC Stockholders Meeting or the HRZN Stockholders Meeting, in each case, contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements therein, in light of the circumstances in which they are made, not misleading, except that no representation or warranty is made by MRCC with respect to information supplied by HRZN, Merger Sub or HRZN Advisor for inclusion or incorporation by reference in the Registration Statement or the Joint Proxy Statement/Prospectus.

3.11     Taxes and Tax Returns.

(a)     MRCC and each of its Consolidated Subsidiaries has duly and timely filed (taking into account all applicable extensions) all material Tax Returns required to be filed by it on or prior to the date of this Agreement (all such Tax Returns being accurate and complete in all material respects), has paid all material Taxes shown thereon as arising and has duly paid or made provision for the payment of all material Taxes that have been incurred or are due or claimed to be due from it by federal, state, foreign or local taxing authorities other than Taxes that are not yet delinquent or are being contested in good faith, have not been finally determined and have been adequately reserved against under GAAP. No material Tax Return of MRCC or any Consolidated Subsidiary has been examined by the Internal Revenue Service (the “IRS”) or other relevant taxing authority. There are no material disputes pending, or written claims asserted, for Taxes or assessments upon MRCC or any of its Consolidated Subsidiaries for which MRCC does not have reserves that are adequate under GAAP. Neither MRCC nor any of its Consolidated Subsidiaries is a party to or is bound by any Tax sharing, allocation or indemnification agreement or arrangement (other than such an agreement or arrangement exclusively between or among MRCC and its Consolidated Subsidiaries). Within the past five years (or otherwise as part of a “plan (or series of related transactions)” within the meaning of Section 355(e) of the Code of which the Merger is also a part), neither MRCC nor any of its Consolidated Subsidiaries has been a “distributing corporation” or a “controlled corporation” in a distribution of stock which qualified or was intended to qualify under Section 355(a) of the Code and to which Section 355 of the Code (or so much of Section 356 of the Code, as it relates to Section 355 of the Code) applied or was intended to apply. Neither MRCC nor any of its Consolidated Subsidiaries is required to include in income any adjustment pursuant to Section 481(a) of the Code, no such adjustment has been proposed by the IRS and no pending request for permission to change any accounting method has been submitted by MRCC or any of its Consolidated Subsidiaries. Neither MRCC nor any of its Consolidated Subsidiaries has participated in a “listed transaction” within the meaning of Treasury Regulation Section 1.6011-4(b)(2). If MRCC or any of its Consolidated Subsidiaries has participated in a “reportable transaction” within the meaning of Treasury Regulation Section 1.6011-4(b), such entity has properly disclosed such transaction in accordance with the applicable Tax regulations.

17

(b)     MRCC made a valid election under Part I of Subchapter M of Subtitle A, Chapter 1, of the Code to be taxed as a “regulated investment company” (a “RIC”). MRCC has qualified as a RIC at all times since the beginning of its taxable year ending December 31, 2012 and expects to continue to so qualify through the Effective Time. No challenge to MRCC’s status as a RIC is pending or has been threatened orally or in writing. For each taxable year of MRCC ending on or before the Effective Time, MRCC has satisfied the distribution requirements imposed on a regulated investment company under Section 852 of the Code (assuming for these purposes that any Tax Dividend declared by MRCC after the date of this Agreement has been timely paid).

(c)     Prior to the Effective Time, MRCC shall have declared and paid a Tax Dividend with respect to all taxable years ended prior to the Effective Time. Prior to the Determination Date, MRCC shall have declared a Tax Dividend with respect to the final taxable year ending with its complete liquidation.

(d)     MRCC and its Consolidated Subsidiaries have complied in all material respects with all applicable Laws relating to the payment and withholding of Taxes and have, within the time and in the manner prescribed by applicable Law, in all material respects, withheld from and paid over all amounts required to be so withheld and paid over under applicable Laws.

(e)     MRCC is not aware of any fact or circumstance nor has it taken any action, failed to take any action or agreed to take any action not contemplated by this Agreement or the Asset Purchase Agreement, in each case, that could reasonably be expected to prevent the Mergers from qualifying as a “reorganization” within the meaning of Section 368(a) of the Code.

(f)     MRCC has no “earnings and profits” for U.S. federal income Tax purposes described in Section 852(a)(2)(B) of the Code.

(g)     Section 3.11(g) of the MRCC Disclosure Schedule lists each asset the disposition of which would be subject to rules similar to Section 1374 of the Code as prescribed in IRS Notice 88-19, 1988-1 C.B. 486, or Treasury Regulation Section 1.337(d)-7 and the amount of “net unrealized built-in gain” (within the meaning of Section 1374(d) of the Code) on each such asset. Other than such assets listed in Section 3.11(g) of the MRCC Disclosure Schedule, MRCC is not now and will not be subject to corporate-level income taxation on the sale, transfer or other disposition of its assets currently held as a result of the application of Section 337(d) of the Code or the Treasury Regulations promulgated thereunder.

(h)     No claim has been made in writing by a taxing authority in a jurisdiction where MRCC or any of its Consolidated Subsidiaries does not file Tax Returns that MRCC or any such Consolidated Subsidiary is or may be subject to taxation by that jurisdiction, and which, if upheld, would reasonably result in a material Tax liability.

(i)     Neither MRCC nor any of its Consolidated Subsidiaries has, or has ever had, a permanent establishment in any country other than the United States.

18

(j)     Neither MRCC nor any of its Consolidated Subsidiaries has requested a private letter ruling from the IRS or comparable rulings from other taxing authorities.

(k)     Neither MRCC nor any of its Consolidated Subsidiaries has any liability for the Taxes of another Person other than MRCC and its Consolidated Subsidiaries under Treasury Regulation Section 1.1502-6 (or any similar provision of state, local or foreign Law), as a transferee, successor or payable pursuant to a contractual obligation.

(l)     Neither MRCC nor any of its Consolidated Subsidiaries has ever been a member of a consolidated, combined or unitary Tax group (other than such a group the common parent of which is MRCC or any of its Consolidated Subsidiaries).

(m)     There are no material Liens for Taxes (other than Taxes not yet due and payable) upon any of the assets of MRCC or any of its Consolidated Subsidiaries.

3.12     Litigation. There are no material Proceedings pending or, to MRCC’s knowledge, threatened against MRCC or any of its Consolidated Subsidiaries. There is no Order binding upon MRCC or any of its Consolidated Subsidiaries other than such Orders as would not, individually or in the aggregate, reasonably be expected to be material to MRCC and its Consolidated Subsidiaries, taken as a whole.

3.13     Employee Matters. Neither MRCC nor any of its Consolidated Subsidiaries has (i) any employees or (ii) any “employee benefit plans” as defined in Section 3(3) of the Employee Retirement Income Security Act of 1974, as amended, or any employment, bonus, incentive, vacation, stock option or other equity based, severance, termination, retention, change of control, profit sharing, fringe benefit, health, medical or other similar plan, program or agreement (collectively, “Employee Benefit Plans”).

3.14     Certain Contracts.

(a)     MRCC has Previously Disclosed a complete and accurate list of, and true and complete copies have been delivered or made available (including via EDGAR) to HRZN of, all Contracts (collectively, the “MRCC Material Contracts”) to which, as of the date hereof, MRCC or any of its Consolidated Subsidiaries is a party, or by which MRCC or any of its Consolidated Subsidiaries may be bound, or, to the knowledge of MRCC, to which it or any of its Consolidated Subsidiaries or their respective assets or properties may be subject, with respect to:

(i)     any Contract that is a “material contract” within the meaning of Item 601(b)(10) of the SEC’s Regulation S-K or that is material to MRCC or its financial condition or results of operations;

(ii)     other than Contracts entered into in the ordinary course of business providing for the obligation or commitment of MRCC to provide funding to its portfolio investments, any loans or credit agreements, mortgages, indentures and other agreements and instruments pursuant to which any Indebtedness of MRCC or any of its Consolidated Subsidiaries in an aggregate principal amount in excess of $500,000 is outstanding or may be incurred, or any guarantee by MRCC or any of its Consolidated Subsidiaries of any Indebtedness in an aggregate principal amount in excess of $500,000;

19

(iii)     other than Contracts entered into in the ordinary course of business providing for the obligation or commitment of MRCC to provide funding to its portfolio investments, any Contract that creates future payment obligations in excess of $250,000 and that by its terms does not terminate, or is not terminable upon notice, without penalty within 90 days or less, or any Contract that creates or would create a Lien on any asset of MRCC or its Consolidated Subsidiaries (other than Liens consisting of restrictions on transfer agreed to in respect of investments entered into in the ordinary course of business or as would not, individually or in the aggregate, reasonably be expected to be material to MRCC and its Consolidated Subsidiaries, taken as a whole);

(iv)     except with respect to investments set forth in the MRCC SEC Reports, any partnership, limited liability company, joint venture or other similar Contract that is not entered into in the ordinary course of business and is material to MRCC and its Consolidated Subsidiaries, taken as a whole;

(v)     any non-competition or non-solicitation Contract or any other Contract that limits, purports to limit, or would reasonably be expected to limit in each case in any material respect the manner in which, or the localities in which, any material business of MRCC and its Consolidated Subsidiaries, taken as a whole, is or could be conducted or the types of business that MRCC and its Consolidated Subsidiaries conducts or may conduct;

(vi)     any Contract relating to the acquisition or disposition of any business or operations (whether by merger, sale of stock, sale of assets or otherwise) involving value in excess of $250,000 (individually or together with all related Contracts) as to which there are any ongoing obligations or that was entered into on or after the Applicable Date other than Contracts entered into in the ordinary course of business with respect to investments set forth in the MRCC SEC Reports;

(vii)     any Contract that obligates MRCC or any of its Consolidated Subsidiaries to conduct any business that is material to MRCC and its Consolidated Subsidiaries, taken as a whole, on an exclusive basis with any third party, or upon consummation of the Merger, will obligate HRZN, the Surviving Company or any of their Consolidated Subsidiaries to conduct business with any third party on an exclusive basis; or

(viii)       any Contract with a Governmental Entity.

(b)     Each MRCC Material Contract is (x) valid and binding on MRCC or its applicable Consolidated Subsidiary and, to MRCC’s knowledge, each other party thereto, (y) enforceable against MRCC or its applicable Consolidated Subsidiary in accordance with its terms (subject to the Bankruptcy and Equity Exception), and (z) is in full force and effect other than in each case as would not, individually or in the aggregate, reasonably be expected to be material to MRCC and its Consolidated Subsidiaries, taken as a whole. The MRCC Advisory Agreement has been approved by the MRCC Board and stockholders of MRCC in accordance with Section 15 of the Investment Company Act. Neither MRCC nor any of its Consolidated Subsidiaries nor, to MRCC’s knowledge, any other party thereto, is in material breach of any provisions of or in default (or, with the giving of notice or lapse of time or both, would be in default) under, and has not taken any action resulting in the termination of, acceleration of performance required by, or resulting in a right of termination or acceleration under, any MRCC Material Contract other than as would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect with respect to MRCC. No MRCC Material Contract has been amended, modified or supplemented other than as would not, individually or in the aggregate, reasonably be expected to be material to MRCC and its Consolidated Subsidiaries, taken as a whole. No event has occurred with respect to MRCC or any of its Consolidated Subsidiaries that, with or without the giving of notice, the lapse of time or both, would constitute a breach or default under any MRCC Material Contract other than as would not, individually or in the aggregate, reasonably be expected to be material to MRCC and its Consolidated Subsidiaries, taken as a whole.

20

3.15     Insurance Coverage. All material insurance policies maintained by MRCC or any of its Consolidated Subsidiaries and that name MRCC or any of its Consolidated Subsidiaries as an insured (each, a “MRCC Insurance Policy”), including the fidelity bond required by the Investment Company Act, are in full force and effect and all premiums due and payable with respect to each MRCC Insurance Policy have been paid. Neither MRCC nor any of its Consolidated Subsidiaries has received written notice of cancellation of any MRCC Insurance Policy.

3.16     Intellectual Property. MRCC and its Consolidated Subsidiaries own, possess or have a valid license or other adequate rights to use all patents, patent applications, patent rights, trademarks, trademark applications, trademark rights, trade names, trade name rights, service marks, service mark applications, service mark rights, copyrights, computer programs and other proprietary intellectual property rights (collectively, “Intellectual Property Rights”) that are material to the conduct of the business of MRCC and its Consolidated Subsidiaries taken as a whole (hereinafter, “MRCC Intellectual Property Rights”), except where the failure to own, possess or have adequate rights would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect with respect to MRCC. No claims are pending for which MRCC has received written notice or, to the knowledge of MRCC, threatened (i) that MRCC or any of its Consolidated Subsidiaries is infringing or otherwise violating the rights of any Person with regard to any Intellectual Property Right, or (ii) that any MRCC Intellectual Property Right is invalid or unenforceable. To the knowledge of MRCC, no Person is infringing, misappropriating or using without authorization the rights of MRCC or any of its Consolidated Subsidiaries with respect to any Intellectual Property Right, except as would not, individually or in the aggregate, reasonably be expected to be material to MRCC and its Consolidated Subsidiaries, taken as a whole.

3.17     Environmental Matters. Except as would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect with respect to MRCC:

(a)     there are no Proceedings of any kind, pending or, to the knowledge of MRCC, threatened, against MRCC or any of its Consolidated Subsidiaries, arising under any Environmental Law;

21

(b)     there are no Orders by or with any Governmental Entity, imposing any liability or obligation on MRCC or any of its Consolidated Subsidiaries under or in respect of any Environmental Law;

(c)     there are and have been no Hazardous Substances or other conditions related thereto at any property owned or premises leased by MRCC or any of its Consolidated Subsidiaries during the period of MRCC’s or its Consolidated Subsidiary’s ownership or lease; and

(d)     none of MRCC nor any of its Consolidated Subsidiaries have entered into any Contract to provide indemnification to any third party pursuant to Environmental Laws in relation to any property previously owned by MRCC or any of its Consolidated Subsidiaries.

3.18     Real Property. Neither MRCC nor any of its Consolidated Subsidiaries owns or leases any real property.

3.19     Investment Assets. Each of MRCC and its Consolidated Subsidiaries has good title to all securities, Indebtedness and other financial instruments owned by it, free and clear of any material Liens, except to the extent such securities, Indebtedness or other financial instruments, as applicable, are pledged to secure obligations of MRCC or its Consolidated Subsidiaries set forth in Section 3.19 of the MRCC Disclosure Schedules and except for Liens consisting of restrictions on transfer agreed to in respect of investments entered into in the ordinary course of business and, if material, Previously Disclosed. As of the date of this Agreement, the value of investments owned by MRCC that are “qualifying investments” for purposes of Section 55(a) of the Investment Company Act is greater than 70% of the value of MRCC’s total assets (other than assets described in Section 55(a)(7) of the Investment Company Act).

3.20     State Takeover Laws. No restrictions on “business combinations” set forth in any “moratorium,” “control share,” “fair price,” “takeover” or “interested stockholder” Law (any such laws, “Takeover Statutes”) are applicable to this Agreement, the Mergers or the other Transactions.

3.21     Appraisal Rights. In accordance with Section 3-202(c) of the MGCL and pursuant to the MRCC Charter, no appraisal rights shall be available to holders of MRCC Common Stock in connection with the Transactions.

3.22     Valuation. Except as may be mutually agreed by the parties, the value of each investment asset owned by MRCC that is used in connection with the computations made by MRCC pursuant to Section 2.6 will be determined in accordance with the valuation policies and procedures approved by the MRCC Board as of February 24, 2025 and set forth in MRCC’s compliance policies and procedures and no exceptions to such valuation policies and procedures have been or will be permitted in valuing such assets in connection with the computations pursuant to Section 2.6 for purposes of this Agreement, and the value of all assets owned by MRCC other than investment assets that are used in connection with the computations made by MRCC pursuant to Section 2.6 will be determined in accordance with GAAP. Except as may be mutually agreed by the parties, all valuations made by third-party valuation agents for such purposes will be made only by valuation agents that have been approved by MRCC’s valuation designee under Rule 2a-5 or the MRCC Board as of February 24, 2025. Except as may be mutually agreed by the parties, the fair value of any portfolio securities for which fair value determinations were made by MRCC’s valuation designee under Rule 2a-5 or the MRCC Board for purposes of such computations were or will be determined by MRCC’s valuation designee under Rule 2a-5 or the MRCC Board in good faith in accordance with the valuation methods set forth in MRCC’s valuation policies and procedures adopted by the MRCC Board as of February 24, 2025.

22

3.23     Opinion of Financial Advisor. Prior to the execution of this Agreement, the MRCC Special Committee has received the opinion of Houlihan Lokey Capital, Inc., financial advisor to the MRCC Special Committee, to the effect that, as of the date of such opinion and based upon and subject to the various assumptions, limitations, qualifications and other matters set forth therein, the Exchange Ratio in the Merger was fair, from a financial point of view, to the holders of MRCC Common Stock other than HRZN, MCIP, the Advisors and their respective affiliates.

Article IV

REPRESENTATIONS AND WARRANTIES OF HRZN

Except with respect to matters that have been Previously Disclosed, HRZN hereby represents and warrants to MRCC that:

4.1     Corporate Organization.

(a)     HRZN is a corporation duly incorporated and validly existing and in good standing under the Laws of the State of Delaware and in good standing with the DE SOS and Merger Sub is a corporation duly incorporated and validly existing under the Laws of the State of Maryland and in good standing with the SDAT. Each of HRZN and Merger Sub has the requisite corporate power and authority to own or lease all of its properties and assets and to carry on its business as it is now being conducted, and is duly licensed or qualified to do business as a foreign corporation in each jurisdiction in which the nature of the business conducted by it or the character or location of the properties and assets owned or leased by it makes such licensing or qualification necessary, in each case, other than as would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect with respect to HRZN. HRZN has duly elected to be regulated as a BDC and such election has not been revoked or withdrawn and is in full force and effect.

(b)     True, complete and correct copies of the amended and restated Certificate of Incorporation of HRZN (as amended as of the date hereof, the “HRZN Charter”) and the second amended and restated Bylaws of HRZN (the “HRZN Bylaws”), as in effect as of the date of this Agreement, have previously been publicly filed by HRZN. True, correct and complete copies of the charter and bylaws of Merger Sub, as in effect as of the date hereof, have previously been provided to MRCC.

(c)     Each Consolidated Subsidiary of HRZN (i) is duly incorporated or duly formed, as applicable to each such Consolidated Subsidiary, and validly existing and in good standing under the Laws of its jurisdiction of organization, (ii) has the requisite corporate (or similar) power and authority to own or lease all of its properties and assets and to carry on its business as it is now being conducted and (iii) is duly licensed or qualified to do business as a foreign corporation or other business entity in each jurisdiction in which the nature of the business conducted by it or the character or location of the properties and assets owned or leased by it makes such licensing or qualification necessary, other than in the case of clauses (ii) and (iii), as would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect with respect to HRZN.

23

4.2     Capitalization.

(a)     The authorized capital stock of HRZN consists of (i) 100,000,000 shares of HRZN Common Stock, of which 42,545,719 were outstanding as of the close of business on August 6, 2025 (the “HRZN Capitalization Date”) and (ii) 1,000,000 shares of preferred stock, par value $0.001 per share, none of which were outstanding as of the close of business on the HRZN Capitalization Date. All of the issued and outstanding shares of HRZN Common Stock have been duly authorized and validly issued and are fully paid, nonassessable and free of preemptive rights, with no personal liability with respect to HRZN attaching to the ownership thereof. All of the shares of HRZN Common Stock constituting the Merger Consideration will be, when issued pursuant to the terms of the Merger, duly authorized and validly issued and fully paid, nonassessable and free of preemptive rights, with no personal liability with respect to HRZN attaching to the ownership thereof. As of the date of this Agreement, no Indebtedness having the right to vote on any matters on which stockholders of HRZN may vote (“HRZN Voting Debt”) is issued or outstanding. As of the HRZN Capitalization Date, except pursuant to HRZN’s dividend reinvestment plan, HRZN does not have and is not bound by any Rights calling for the purchase or issuance of, or the payment of any amount based on, any shares of HRZN Common Stock, HRZN Voting Debt or any other equity securities of HRZN or any securities representing the right to purchase or otherwise receive any shares of HRZN Common Stock, HRZN Voting Debt or other equity securities of HRZN. There are no obligations of HRZN or any of its Consolidated Subsidiaries (i) to repurchase, redeem or otherwise acquire any shares of capital stock of HRZN, HRZN Voting Debt or any equity security of HRZN or its Consolidated Subsidiaries or any securities representing the right to purchase or otherwise receive any shares of capital stock, HRZN Voting Debt or any other equity security of HRZN or its Consolidated Subsidiaries or (ii) pursuant to which HRZN or any of its Consolidated Subsidiaries is or could be required to register shares of HRZN capital stock or other securities under the Securities Act. All of HRZN Common Stock sold has been sold in compliance with applicable Law in all material respects.

(b)     All of the issued and outstanding shares of capital stock or other equity ownership interests of each Consolidated Subsidiary of HRZN are owned by HRZN, directly or indirectly, free and clear of any Liens, and all of such shares or equity ownership interests are duly authorized and validly issued and are fully paid, nonassessable (in respect of corporate entities) and free of preemptive rights. No Consolidated Subsidiary of HRZN has or is bound by any outstanding Rights calling for the purchase or issuance of, or the payment of any amount based on, any shares of capital stock or any other equity security of such Consolidated Subsidiary or any securities representing the right to purchase or otherwise receive any shares of capital stock or any other equity security of such Consolidated Subsidiary.

24

4.3     Authority; No Violation.

(a)     Each of HRZN and Merger Sub has all requisite corporate power and authority to execute and deliver this Agreement and, subject to any HRZN Requisite Vote, to consummate the Transactions. The execution and delivery of this Agreement and the consummation of the Transactions have been duly and validly approved by the HRZN Board, including, after separate meetings and discussion, all of the Independent Directors of HRZN, and the board of directors of Merger Sub. The HRZN Board, including, after separate meetings and discussion, all of the Independent Directors of HRZN, has unanimously (i) determined that (A) this Agreement and the terms of the Merger and the Transactions are advisable and in the best interests of HRZN and (B) the interests of HRZN’s existing stockholders will not be diluted (as provided under Rule 17a-8 of the Investment Company Act) as a result of the Transactions, (ii) approved the HRZN Matters, (iii) directed that the HRZN Matters be submitted to HRZN’s stockholders for approval at a duly held meeting of such stockholders (the “HRZN Stockholders Meeting”) and (iv) resolved to recommend that the stockholders of HRZN adopt and approve the HRZN Matters (such recommendation, the “HRZN Board Recommendation”). Except for obtaining from HRZN’s stockholders the HRZN Requisite Vote to approve the HRZN Matters, the Merger and the other Transactions have been authorized by all necessary corporate action on the part of HRZN. This Agreement has been duly and validly executed and delivered by HRZN and Merger Sub and (assuming due authorization, execution and delivery by MRCC, MRCC Advisor and HRZN Advisor) constitutes the valid and binding obligation of each of HRZN and Merger Sub, enforceable against each of HRZN and Merger Sub in accordance with its terms (except as may be limited by the Bankruptcy and Equity Exception).

(b)     Neither the execution and delivery of this Agreement by HRZN or Merger Sub, nor the consummation by HRZN or Merger Sub of the Transactions, nor performance of this Agreement by HRZN or Merger Sub, will (i) violate any provision of the HRZN Charter, HRZN Bylaws or the bylaws or charter of Merger Sub or (ii) assuming that the consents, approvals and filings referred to in Section 4.3(a) and Section 4.4 are duly obtained and/or made, (A) violate any Law or Order applicable to HRZN or any of its Consolidated Subsidiaries or (B) except as set forth in any Contract that was Previously Disclosed, violate, conflict with, result in a breach of or the loss of any benefit under, constitute a default (or an event that, with or without the giving of notice or lapse of time, or both, would constitute a default) under, result in the termination of or a right of termination or cancellation under, accelerate the performance required by, require the consent, approval or authorization of, or notice to or filing with any third-party with respect to, or result in the creation of any Lien upon any of the respective properties or assets of HRZN or any of its Consolidated Subsidiaries under, any of the terms, conditions or provisions of any Permit, Contract or other obligation to which HRZN or any of its Consolidated Subsidiaries is a party or by which any of them or any of their respective properties or assets is bound except, with respect to clause (ii)(B), any such violation, conflict, breach, loss, default, termination, cancellation, acceleration, consent, approval or creation that would not, individually or in the aggregate, reasonably be expected to be material to HRZN and its Consolidated Subsidiaries, taken as a whole. Section 4.3(b) of the HRZN Disclosure Schedule sets forth, to HRZN’s knowledge, any material consent fees payable to a third party in connection with the Mergers.

25

4.4     Governmental Consents. No consents or approvals of, or filings or registrations with, any Governmental Entity are necessary in connection with the consummation by HRZN or Merger Sub of the Mergers and the other Transactions, except for (i) the filing with the SEC of the Joint Proxy Statement/Prospectus and the Registration Statement in which the Joint Proxy Statement/Prospectus will be included as a prospectus, and declaration of effectiveness of the Registration Statement by the SEC, (ii) the filing of the Articles of Merger with and the acceptance for record of the Articles of Merger by the SDAT in respect of the Merger, (iii) the filing of the Second Articles of Merger with and the acceptance for record of the Second Articles of Merger by the SDAT in respect of the Second Merger, (iv) the filing with, and the acceptance for record of each such filing by, the DE SOS of the Certificate of Merger in respect of the Second Merger, (v) any notices or filings under the HSR Act, (vi) such filings and approvals, if any, as are required to be made or obtained under the securities or “blue sky” Laws of various states in connection with the issuance of the shares of HRZN Common Stock pursuant to this Agreement and approval of listing of such HRZN Common Stock on the Nasdaq, (vii) the reporting of this Agreement on a Current Report on Form 8-K and (viii) any such consents, approvals, filings or registrations that the failure to obtain or make would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect on HRZN.

4.5     Reports.

(a)     HRZN has timely filed or furnished all forms, statements, certifications, reports and documents that it was required to file or furnish since the Applicable Date with the SEC (such forms, statements, certifications, reports and documents filed or furnished since the Applicable Date, including any amendments thereto, the “HRZN SEC Reports”), except as would not, individually or in the aggregate, reasonably be expected to be material to HRZN and its Consolidated Subsidiaries taken as a whole. To HRZN’s knowledge, no HRZN SEC Report, at the time filed or furnished with the SEC, contained any untrue statement of a material fact or omitted to state any material fact required to be stated therein or necessary in order to make the statements made therein, in light of the circumstances in which they were made, not misleading. To HRZN’s knowledge, all HRZN SEC Reports, as of their respective dates, complied as to form in all material respects with the published rules and regulations of the SEC with respect thereto. None of the Consolidated Subsidiaries of HRZN is required to make any filing with the SEC.

(b)     Neither HRZN nor any of its Consolidated Subsidiaries is subject to any cease-and-desist or other order or enforcement action issued by, or is a party to any Contract, consent agreement or memorandum of understanding with, or is a party to any commitment letter or similar undertaking to, any Governmental Entity that currently restricts in any material respect the conduct of its business (or to HRZN’s knowledge that, upon consummation of the Mergers, would restrict in any material respect the conduct of the business of HRZN or any of its Consolidated Subsidiaries), or that in any material manner relates to its capital adequacy, its ability to pay dividends, its credit, risk management or compliance policies, its internal controls, its management or its business, other than those of general application that apply to similarly situated BDCs or their Consolidated Subsidiaries, nor has HRZN or any of its Consolidated Subsidiaries been advised in writing or, to the knowledge of HRZN, verbally, by any Governmental Entity that it is considering issuing, initiating, ordering, or requesting any of the foregoing.

26

(c)     HRZN has made available to MRCC all material correspondence with the SEC since the Applicable Date and, as of the date of this Agreement, to the knowledge of HRZN, (i) there are no unresolved comments from the SEC with respect to the HRZN SEC Reports or any SEC examination of HRZN and (ii) none of the HRZN SEC Reports is subject to any ongoing review by the SEC.

4.6     HRZN Financial Statements.

(a)     The consolidated financial statements, including the related consolidated schedules of investments, of HRZN and its Consolidated Subsidiaries included (or incorporated by reference) in the HRZN SEC Reports (including the related notes, where applicable): (i) fairly present in all material respects the consolidated results of operations, cash flows, changes in stockholders’ equity and consolidated financial position of HRZN and its Consolidated Subsidiaries for the respective fiscal periods or as of the respective dates therein set forth (except that unaudited statements may not contain notes and are subject to recurring year-end audit adjustments normal in nature and amount), (ii) to HRZN’s knowledge, have complied as to form, as of their respective dates of filing with the SEC, in all material respects with applicable accounting requirements and with the published rules and regulations of the SEC with respect thereto and (iii) have been prepared in all material respects in accordance with GAAP consistently applied during the periods involved, except, in each case, as indicated in such statements or in the notes thereto. RSM has not resigned, threatened resignation or been dismissed as HRZN’s independent public accountant as a result of or in connection with any disagreements with HRZN on a matter of accounting principles or practices, financial statement disclosure or auditing scope or procedure.

(b)     Except for (A) liabilities reflected or reserved against on the consolidated audited balance sheet of HRZN as of December 31, 2024 included in the audited financial statements set forth in HRZN’s annual report on Form 10-K for the year ended December 31, 2024 (the “HRZN Balance Sheet”), (B) liabilities reflected or reserved against on the consolidated unaudited balance sheet of HRZN as of March 31, 2025 included in the unaudited financial statements set forth in HRZN’s quarterly report on Form 10-Q for the quarterly period ended March 31, 2025 (the “HRZN Interim Balance Sheet”), (C) liabilities incurred in the ordinary course of business since March 31, 2025, (D) liabilities incurred in connection with this Agreement and the Transactions, (E) liabilities otherwise disclosed in the HRZN SEC Reports and (F) liabilities that would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect with respect to HRZN, neither HRZN nor any of its Consolidated Subsidiaries has any liabilities that would be required to be reflected or reserved against in the HRZN Balance Sheet or the HRZN Interim Balance Sheet in accordance with GAAP.

(c)     Neither HRZN nor any of its Consolidated Subsidiaries is a party to or has any commitment to become a party to any off-balance sheet joint venture, partnership or similar contract with any unconsolidated Affiliate or “off-balance sheet arrangement” (as defined in Item 303(a) of Regulation S-K promulgated under the Exchange Act) where the result or purpose of such contract or arrangement is to avoid disclosure of any material transaction involving, or material liabilities of HRZN and its Consolidated Subsidiaries in the HRZN SEC Reports.

27

(d)     Since the Applicable Date, (i) neither HRZN nor any of its Consolidated Subsidiaries nor, to the knowledge of HRZN, any director, officer, auditor, accountant or representative of HRZN or any of its Consolidated Subsidiaries has received or otherwise had or obtained knowledge of any material complaint, allegation, assertion or claim, whether written or oral, regarding the accounting or auditing practices, procedures, methodologies or methods of HRZN or any of its Consolidated Subsidiaries or their respective internal accounting controls, including any complaint, allegation, assertion or claim that HRZN or any of its Consolidated Subsidiaries has engaged in questionable or illegal accounting or auditing practices or maintains inadequate internal controls over financial reporting (as defined in Rules 13a-15(f) and 15d-15(f) of the Exchange Act), and (ii) no attorney representing HRZN or any of its Consolidated Subsidiaries, whether or not employed by HRZN or any of its Consolidated Subsidiaries, has reported evidence of a material violation of securities laws, breach of duty or similar violation by HRZN or any of its officers, directors or agents to the HRZN Board or any committee thereof or to any director or officer of HRZN.

(e)     Neither HRZN nor any of its Consolidated Subsidiaries is a party to any off-balance sheet arrangement with respect to HRZN (as defined in Item 303(a)(4) of Regulation S-K promulgated under the Exchange Act).

(f)     To HRZN’s knowledge, since the Applicable Date, RSM, which has expressed its opinion with respect to the financial statements of HRZN and its Consolidated Subsidiaries included in the HRZN SEC Reports (including the related notes), has, for the period it has served as HRZN’s independent accounting firm, been (i) “independent” with respect to HRZN and its Consolidated Subsidiaries within the meaning of Regulation S-X, and (ii) in compliance with subsections (g) through (l) of Section 10A of the Exchange Act and the related rules of the SEC and the Public Company Accounting Oversight Board.

(g)     The principal executive officer and principal financial officer of HRZN have made all certifications required by Sections 302 and 906 of the Sarbanes-Oxley Act, and the statements contained in any such certifications are complete and correct, and HRZN is otherwise in compliance in all material respects with all applicable effective provisions of the Sarbanes-Oxley Act.

(h)     HRZN has in all material respects:

(i)     designed and maintained a system of disclosure controls and procedures (as defined in Rules 13a-15(e) and 15d-15(e) promulgated under the Exchange Act) to ensure that all information (both financial and non-financial) required to be disclosed by HRZN in the reports that it files or submits to the SEC under the Exchange Act is recorded, processed, summarized and reported within the time periods specified in the rules and forms of the SEC and that such information is accumulated and communicated to HRZN’s management as appropriate to allow timely decisions regarding required disclosure and to allow HRZN’s principal executive officer and principal financial officer to make the certifications required under the Exchange Act with respect to such reports;

(ii)     designed and maintained a system of internal controls over financial reporting sufficient to provide reasonable assurance concerning the reliability of financial reporting and the preparation of financial statements for external purposes in accordance with GAAP, including reasonable assurance that (A) transactions are executed in accordance with management’s general or specific authorizations, (B) transactions are recorded as necessary to permit preparation of financial statements in conformity with GAAP and to maintain accountability for assets, (C) access to assets is permitted only in accordance with management’s general or specific authorization, (D) the recorded accountability for assets is compared with the existing assets at reasonable intervals and appropriate action is taken with respect to any differences and (E) HRZN’s management, with the participation of HRZN’s principal executive and financial officers, has completed an assessment of the effectiveness of HRZN’s internal controls over financial reporting for the fiscal year ended December 31, 2024 in compliance with the requirements of Section 404 of the Sarbanes-Oxley Act, and such assessment concluded that HRZN maintained, in all material respects, effective internal control over financial reporting as of December 31, 2024, using the framework specified in HRZN’s Annual Report on Form 10-K for the fiscal year ended December 31, 2024;

28

(iii)     (A) disclosed, based on its most recent evaluation, to its auditors and the audit committee of the HRZN Board (1) any significant deficiencies or material weaknesses (as defined in the relevant Statement of Auditing Standards) in the design or operation of HRZN’s internal controls over financial reporting that are reasonably likely to adversely affect its ability to record, process, summarize and report financial data and (2) any fraud, whether or not material, that involves management or other individuals who have a significant role in its internal controls over financial reporting and (B) identified for HRZN’s auditors any material weaknesses in internal controls; and

(iv)     provided to MRCC true, complete and correct copies of any of the foregoing disclosures to its auditors or the audit committee of the HRZN Board that have been made in writing from the Applicable Date through the date hereof, and will promptly provide to MRCC true, complete and correct copies of any such disclosures that are made after the date hereof.

(i)     The fair market value of HRZN’s investments as of December 31, 2024 (i) was determined in accordance with ASC Topic 820 and (ii) reflects a reasonable estimate of the fair value of such investments as determined in good faith, after due inquiry, by the HRZN Advisor, as valuation designee of HRZN, in accordance with Rule 2a-5.

(j)     To HRZN’s knowledge, there is no fraud or suspected fraud affecting HRZN involving management of HRZN or employees of HRZN Advisor who have significant roles in HRZN’s internal control over financial reporting, when such fraud could have a material effect on HRZN’s consolidated financial statements.

4.7     Broker’s Fees. Neither HRZN nor any of its Consolidated Subsidiaries nor any of their respective directors, officers or agents has utilized any broker, finder or financial advisor or incurred any liability for any broker’s fees, commissions or finder’s fees in connection with the Mergers or the other Transactions, other than to Oppenheimer & Co. Inc. pursuant to a letter agreement, a true, complete and correct copy of which has been previously delivered to MRCC.

29

4.8     Absence of Changes or Events. Since December 31, 2024, (i) except as expressly permitted or required by or in connection with the execution and delivery of this Agreement and the consummation of the Transactions, the business of HRZN and its Consolidated Subsidiaries has been conducted in the ordinary course of business, (ii) there has not been any Effect that would, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect with respect to HRZN and (iii) there has not been any material action that, if it had been taken after the date hereof, would have required the consent of MRCC under Section 6.1 or 6.2.

4.9     Compliance with Applicable Law; Permits.

(a)     Each of HRZN and each of its Consolidated Subsidiaries is in compliance, and has been operated in compliance, in all material respects, with all applicable Laws, including, if and to the extent applicable, the Investment Company Act, the Securities Act and the Exchange Act other than as would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect with respect to HRZN. HRZN has not received any written or, to HRZN’s knowledge, oral notification from a Governmental Entity of any material non-compliance with any applicable Laws, which non-compliance would, individually or in the aggregate, reasonably be expected to be material to HRZN and its Consolidated Subsidiaries, taken as a whole. HRZN has operated in compliance with all listing standards of the Nasdaq since the Applicable Date other than as would not, individually or in the aggregate, reasonably be expected to be material to HRZN and its Consolidated Subsidiaries, taken as a whole. HRZN is not subject to any “stop order” and is, and was, fully qualified to sell shares of HRZN Common Stock in each jurisdiction in which such shares were registered and sold, other than as would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect with respect to HRZN.

(b)     HRZN is in compliance, and since the Applicable Date, has complied with its investment policies and restrictions and portfolio valuation methods, if any, as such policies and restrictions have been set forth in its registration statement (as amended from time to time) or reports that it has filed with the SEC under the Exchange Act and applicable Laws, if any, other than any non-compliance that would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect with respect to HRZN.

(c)     HRZN has written policies and procedures adopted pursuant to Rule 38a-1 under the Investment Company Act that are reasonably designed to prevent material violations of the “Federal Securities Laws,” as such term is defined in Rule 38a-1(e)(1) under the Investment Company Act. There have been no “Material Compliance Matters” for HRZN, as such term is defined in Rule 38a-1(e)(2) under the Investment Company Act, other than those that have been reported to the HRZN Board and satisfactorily remedied or are in the process of being remedied or those that would not, individually or in the aggregate, reasonably be expected to be material to HRZN and its Consolidated Subsidiaries, taken as a whole.

(d)     Each of HRZN and each of its Consolidated Subsidiaries holds and is in compliance with all Permits required in order to permit HRZN and each of its Consolidated Subsidiaries to own or lease their properties and assets and to conduct their businesses under and pursuant to all applicable Law as presently conducted, other than any failure to hold or non-compliance with any such Permit that would not, individually or in the aggregate, reasonably be expected to be material to HRZN and its Consolidated Subsidiaries, taken as a whole. All such Permits are valid and in full force and effect, except as would not, individually or in the aggregate, reasonably be expected to be material to HRZN and its Consolidated Subsidiaries, taken as a whole. HRZN has not received any written or, to HRZN’s knowledge, oral notification from a Governmental Entity of any material non-compliance with any such Permits, and no Proceeding is pending or threatened in writing to suspend, cancel, modify, revoke or materially limit any such Permits, which Proceeding would, individually or in the aggregate, reasonably be expected to be material to HRZN and its Consolidated Subsidiaries, taken as a whole.

30

(e)     No “affiliated person” (as defined under the Investment Company Act) of HRZN has been subject to disqualification to serve in any capacity contemplated by the Investment Company Act for any investment company (including a BDC) under Sections 9(a) and 9(b) of the Investment Company Act, unless, in each case, such Person has received exemptive relief from the SEC with respect to any such disqualification. There is no material Proceeding pending and served or, to the knowledge of HRZN, threatened that would result in any such disqualification.

(f)     The minute books and other similar records of HRZN maintained since the Applicable Date contain a true and complete record in all material respects of all action taken at all meetings and by all written consents in lieu of meetings of the stockholders of HRZN, the HRZN Board and any committees of the HRZN Board.

4.10     HRZN Information. None of the information supplied or to be supplied by HRZN for inclusion or incorporation by reference in (i) the Registration Statement will, at the time the Registration Statement is filed with the SEC, at any time the Registration Statement is amended or supplemented or at the time the Registration Statement becomes effective under the Securities Act, or (ii) the Joint Proxy Statement/Prospectus will, at the date the Joint Proxy Statement/Prospectus or any amendment or supplement is first mailed to stockholders of MRCC or stockholders of HRZN or at the time of the MRCC Stockholders Meeting or the HRZN Stockholders Meeting, in each case, contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements therein, in light of the circumstances in which they are made, not misleading, except that no representation or warranty is made by HRZN with respect to information supplied by MRCC or MRCC Advisor for inclusion or incorporation by reference in the Registration Statement or the Joint Proxy Statement/Prospectus.

4.11     Taxes and Tax Returns.

(a)     HRZN and each of its Consolidated Subsidiaries has duly and timely filed (taking into account all applicable extensions) all material Tax Returns required to be filed by it on or prior to the date of this Agreement (all such Tax Returns being accurate and complete in all material respects), has paid all material Taxes shown thereon as arising and has duly paid or made provision for the payment of all material Taxes that have been incurred or are due or claimed to be due from it by federal, state, foreign or local taxing authorities other than Taxes that are not yet delinquent or are being contested in good faith, have not been finally determined and have been adequately reserved against under GAAP. No material Tax Return of HRZN or any Consolidated Subsidiary has been examined by the IRS or other relevant taxing authority. There are no material disputes pending, or written claims asserted, for Taxes or assessments upon HRZN or any of its Consolidated Subsidiaries for which HRZN does not have reserves that are adequate under GAAP. Neither HRZN nor any of its Consolidated Subsidiaries is a party to or is bound by any Tax sharing, allocation or indemnification agreement or arrangement (other than such an agreement or arrangement exclusively between or among HRZN and its Consolidated Subsidiaries). Within the past five years (or otherwise as part of a “plan (or series of related transactions)” within the meaning of Section 355(e) of the Code of which the Mergers are also a part), neither HRZN nor any of its Consolidated Subsidiaries has been a “distributing corporation” or a “controlled corporation” in a distribution of stock which qualified or was intended to qualify under Section 355(a) of the Code and to which Section 355 of the Code (or so much of Section 356 of the Code, as it relates to Section 355 of the Code) applied or was intended to apply. Neither HRZN nor any of its Consolidated Subsidiaries is required to include in income any adjustment pursuant to Section 481(a) of the Code, no such adjustment has been proposed by the IRS and no pending request for permission to change any accounting method has been submitted by HRZN or any of its Consolidated Subsidiaries. Neither HRZN nor any of its Consolidated Subsidiaries has participated in a “listed transaction” within the meaning of Treasury Regulation Section 1.6011-4(b)(2). If HRZN or any of its Consolidated Subsidiaries has participated in a “reportable transaction” within the meaning of Treasury Regulation Section 1.6011-4(b), such entity has properly disclosed such transaction in accordance with the applicable Tax regulations.

31

(b)     HRZN made a valid election under Part I of Subchapter M of Subtitle A, Chapter 1, of the Code to be taxed as a RIC. HRZN has qualified as a RIC at all times since the beginning of its taxable year ending December 31, 2010 and expects to continue to so qualify through the Effective Time. No challenge to HRZN’s status as a RIC is pending or has been threatened orally or in writing. For each taxable year of HRZN ending before the Effective Time, HRZN has satisfied the distribution requirements imposed on a regulated investment company under Section 852 of the Code.

(c)     Merger Sub is a newly formed entity created for the purpose of undertaking the Merger. Prior to the Effective Time, Merger Sub will not have engaged in any other business activities and will have incurred no liabilities or obligations other than as contemplated by this Agreement.

(d)     HRZN and its Consolidated Subsidiaries have complied in all material respects with all applicable Laws relating to the payment and withholding of Taxes and have, within the time and in the manner prescribed by applicable Law, in all material respects, withheld from and paid over all amounts required to be so withheld and paid over under applicable Laws.

(e)     HRZN is not aware of any fact or circumstance nor has it taken any action, failed to take any action or agreed to take any action not contemplated by this Agreement, in each case, that could reasonably be expected to prevent the Mergers from qualifying as a “reorganization” within the meaning of Section 368(a) of the Code.

(f)     HRZN has no “earnings and profits” for U.S. federal income Tax purposes described in Section 852(a)(2)(B) of the Code.

(g)     HRZN Previously Disclosed each asset the disposition of which would be subject to rules similar to Section 1374 of the Code as prescribed in IRS Notice 88-19, 1988-1 C.B. 486, or Treasury Regulation Section 1.337(d)-7 and the amount of any “net unrealized built-in gain” (within the meaning of Section 1374(d) of the Code) on each such asset. Other than as Previously Disclosed, HRZN is not now and will not be subject to corporate-level income taxation on the sale, transfer or other disposition of its assets currently held as a result of the application of Section 337(d) of the Code or the Treasury Regulations promulgated thereunder.

32

(h)     No claim has been made in writing by a taxing authority in a jurisdiction where HRZN or any of its Consolidated Subsidiaries does not file Tax Returns that HRZN or any such Consolidated Subsidiary is or may be subject to taxation by that jurisdiction, and which, if upheld, would reasonably result in a material Tax liability.

(i)     Neither the HRZN nor any of its Consolidated Subsidiaries has, or has ever had, a permanent establishment in any country other than the United States.

(j)     Neither HRZN nor any of its Consolidated Subsidiaries has requested a private letter ruling from the IRS or comparable rulings from other taxing authorities.

(k)     Neither HRZN nor any of its Consolidated Subsidiaries has any liability for the Taxes of another Person other than HRZN and its Consolidated Subsidiaries under Treasury Regulation Section 1.1502-6 (or any similar provision of state, local or foreign Law), as a transferee, successor or payable pursuant to a contractual obligation.

(l)     Neither HRZN nor any of its Consolidated Subsidiaries has ever been a member of a consolidated, combined or unitary Tax group (other than such a group the common parent of which is HRZN or any of its Consolidated Subsidiaries).

(m)     There are no material Liens for Taxes (other than Taxes not yet due and payable) upon any of the assets of HRZN or any of its Consolidated Subsidiaries.

(n)     Following the Mergers, HRZN plans and intends to continue at least one significant historic business line of MRCC, or to use a significant portion of MRCC’s historic business assets in a business, in each case, within the meaning of Treasury Regulation Section 1.368-1(d).

4.12     Litigation. There are no material Proceedings pending or, to HRZN’s knowledge, threatened against HRZN or any of its Consolidated Subsidiaries. There is no Order binding upon HRZN or any of its Consolidated Subsidiaries other than such Orders as would not, individually or in the aggregate, reasonably be expected to be material to HRZN and its Consolidated Subsidiaries, taken as a whole.

4.13     Employee Matters. Neither HRZN nor any of its Consolidated Subsidiaries has (i) any employees or (ii) any Employee Benefit Plans.

4.14     Certain Contracts.

(a)     HRZN has Previously Disclosed a complete and accurate list of, and true and complete copies have been delivered or made available (including via EDGAR) to MRCC of, all Contracts (collectively, the “HRZN Material Contracts”) to which, as of the date hereof, HRZN or any of its Consolidated Subsidiaries is a party, or by which HRZN or any of its Consolidated Subsidiaries may be bound, or, to the knowledge of HRZN, to which it or any of its Consolidated Subsidiaries or their respective assets or properties may be subject, with respect to:

33

(i)     any Contract that is a “material contract” within the meaning of Item 601(b)(10) of the SEC’s Regulation S-K or that is material to HRZN or its financial condition or results of operations;

(ii)     other than Contracts entered into in the ordinary course of business providing for the obligation or commitment of HRZN to provide funding to its portfolio investments, any loans or credit agreements, mortgages, indentures and other agreements and instruments pursuant to which any Indebtedness of HRZN or any of its Consolidated Subsidiaries in an aggregate principal amount in excess of $500,000 is outstanding or may be incurred, or any guarantee by HRZN or any of its Consolidated Subsidiaries of any Indebtedness in an aggregate principal amount in excess of $500,000;

(iii)     other than Contracts entered into in the ordinary course of business providing for the obligation or commitment of HRZN to provide funding to its portfolio investments, any Contract that creates future payment obligations in excess of $250,000 and that by its terms does not terminate, or is not terminable upon notice, without penalty within 90 days or less, or any Contract that creates or would create a Lien on any asset of HRZN or its Consolidated Subsidiaries (other than Liens consisting of restrictions on transfer agreed to in respect of investments entered into in the ordinary course of business or as would not, individually or in the aggregate, reasonably be expected to be material to HRZN and its Consolidated Subsidiaries, taken as a whole);

(iv)     except with respect to investments set forth in the HRZN SEC Reports, any partnership, limited liability company, joint venture or other similar Contract that is not entered into in the ordinary course of business and is material to HRZN and its Consolidated Subsidiaries, taken as a whole;

(v)     any non-competition or non-solicitation Contract or any other Contract that limits, purports to limit, or would reasonably be expected to limit in each case in any material respect the manner in which, or the localities in which, any material business of HRZN and its Consolidated Subsidiaries, taken as a whole, is or could be conducted or the types of business that HRZN and its Consolidated Subsidiaries conducts or may conduct;

(vi)     any Contract relating to the acquisition or disposition of any business or operations (whether by merger, sale of stock, sale of assets or otherwise) involving value in excess of $250,000 (individually or together with all related Contracts) as to which there are any ongoing obligations or that was entered into on or after the Applicable Date other than Contracts entered into in the ordinary course of business with respect to investments set forth in the HRZN SEC Reports;

(vii)     any Contract that obligates HRZN or any of its Consolidated Subsidiaries to conduct any business that is material to HRZN and its Consolidated Subsidiaries, taken as a whole, on an exclusive basis with any third party; or

(viii)       any Contract with a Governmental Entity.

34

(b)     Each HRZN Material Contract is (x) valid and binding on HRZN or its applicable Consolidated Subsidiary and, to HRZN’s knowledge, each other party thereto, (y) enforceable against HRZN or its applicable Consolidated Subsidiary in accordance with its terms (subject to the Bankruptcy and Equity Exception), and (z) is in full force and effect other than in each case as would not, individually or in the aggregate, reasonably be expected to be material to HRZN and its Consolidated Subsidiaries, taken as a whole. The investment advisory agreement between HRZN and HRZN Advisor in effect as of the date of this Agreement has been approved by the HRZN Board and stockholders of HRZN in accordance with Section 15 of the Investment Company Act. Neither HRZN nor any of its Consolidated Subsidiaries nor, to HRZN’s knowledge, any other party thereto, is in material breach of any provisions of or in default (or, with the giving of notice or lapse of time or both, would be in default) under, and has not taken any action resulting in the termination of, acceleration of performance required by, or resulting in a right of termination or acceleration under, any HRZN Material Contract other than as would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect with respect to HRZN. No HRZN Material Contract has been amended, modified or supplemented other than as would not, individually or in the aggregate, reasonably be expected to be material to HRZN and its Consolidated Subsidiaries, taken as a whole. No event has occurred with respect to HRZN or any of its Consolidated Subsidiaries that, with or without the giving of notice, the lapse of time or both, would constitute a breach or default under any HRZN Material Contract other than as would not, individually or in the aggregate, reasonably be expected to be material to HRZN and its Consolidated Subsidiaries, taken as a whole.

4.15     Insurance Coverage. All material insurance policies maintained by HRZN or any of its Consolidated Subsidiaries and that name HRZN or any of its Consolidated Subsidiaries as an insured (each, a “HRZN Insurance Policy”), including the fidelity bond required by the Investment Company Act, are in full force and effect and all premiums due and payable with respect to each HRZN Insurance Policy have been paid. Neither HRZN nor any of its Consolidated Subsidiaries has received written notice of cancellation of any HRZN Insurance Policy.

4.16     Intellectual Property. HRZN and its Consolidated Subsidiaries own, possess or have a valid license or other adequate rights to use all Intellectual Property Rights that are material to the conduct of the business of HRZN and its Consolidated Subsidiaries taken as a whole (hereinafter, “HRZN Intellectual Property Rights”), except where the failure to own, possess or have adequate rights would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect with respect to HRZN. No claims are pending for which HRZN has received written notice or, to the knowledge of HRZN, threatened (i) that HRZN or any of its Consolidated Subsidiaries is infringing or otherwise violating the rights of any Person with regard to any Intellectual Property Right, or (ii) that any HRZN Intellectual Property Right is invalid or unenforceable. To the knowledge of HRZN, no Person is infringing, misappropriating or using without authorization the rights of HRZN or any of its Consolidated Subsidiaries with respect to any Intellectual Property Right, except as would not, individually or in the aggregate, reasonably be expected to be material to HRZN and its Consolidated Subsidiaries, taken as a whole.

4.17     Environmental Matters. Except as would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect with respect to HRZN:

35

(a)     there are no Proceedings of any kind, pending or, to the knowledge of HRZN, threatened, against HRZN or any of its Consolidated Subsidiaries, arising under any Environmental Law;

(b)     there are no Orders by or with any Governmental Entity, imposing any liability or obligation on HRZN or any of its Consolidated Subsidiaries under or in respect of any Environmental Law;

(c)     there are and have been no Hazardous Substances or other conditions related thereto at any property owned or premises leased by HRZN or any of its Consolidated Subsidiaries during the period of HRZN’s or its Consolidated Subsidiary’s ownership or lease; and

(d)     none of HRZN nor any of its Consolidated Subsidiaries have entered into any Contract to provide indemnification to any third party pursuant to Environmental Laws in relation to any property previously owned by HRZN or any of its Consolidated Subsidiaries.

4.18     Real Property. Neither HRZN nor any of its Consolidated Subsidiaries owns or leases any real property.

4.19     Investment Assets. Each of HRZN and its Consolidated Subsidiaries has good title to all securities, Indebtedness and other financial instruments owned by it, free and clear of any material Liens, except to the extent such securities, Indebtedness or other financial instruments, as applicable, are pledged to secure obligations of HRZN or its Consolidated Subsidiaries set forth in Section 4.19 of the HRZN Disclosure Schedules and except for Liens consisting of restrictions on transfer agreed to in respect of investments entered into in the ordinary course of business and, if material, Previously Disclosed. As of the date of this Agreement, the value of investments owned by HRZN that are “qualifying investments” for purposes of Section 55(a) of the Investment Company Act is greater than 70% of the value of HRZN’s total assets (other than assets described in Section 55(a)(7) of the Investment Company Act).

4.20     State Takeover Laws. No restrictions on “business combinations” set forth in any Takeover Statutes are applicable to this Agreement, the Mergers or the other Transactions.

4.21     Valuation. Except as may be mutually agreed by the parties, the value of each investment asset owned by HRZN that is used in connection with the computations made by HRZN pursuant to Section 2.6 will be determined in accordance with the valuation policies and procedures approved by the HRZN Board as of July 23, 2025 and set forth in HRZN’s compliance policies and procedures and no exceptions to such valuation policies and procedures have been or will be permitted in valuing such assets in connection with the computations pursuant to Section 2.6 for purposes of this Agreement, and the value of all assets owned by HRZN other than investment assets that are used in connection with the computations made by HRZN pursuant to Section 2.6 will be determined in accordance with GAAP. Except as may be mutually agreed by the parties, all valuations made by third-party valuation agents for such purposes will be made only by valuation agents that have been approved by HRZN’s valuation designee under Rule 2a-5 or the HRZN Board as of July 23, 2025. Except as may be mutually agreed by the parties, the fair value of any portfolio securities for which fair value determinations were made by HRZN’s valuation designee under Rule 2a-5 or the HRZN Board for purposes of such computations were or will be determined by HRZN’s valuation designee under Rule 2a-5 or the HRZN Board in good faith in accordance with the valuation methods set forth in HRZN’s valuation policies and procedures adopted by the HRZN Board as of July 23, 2025.

36

4.22     Opinion of Financial Advisor. Prior to the execution of this Agreement, the HRZN Special Committee has received the opinion of Oppenheimer & Co., Inc., financial advisor to the HRZN Special Committee, to the effect that, as of the date of such opinion and based upon and subject to the various assumptions, limitations, qualifications and other matters set forth therein, the Exchange Ratio (as specified in such opinion) was fair, from a financial point of view, to HRZN.

Article V
REPRESENTATIONS AND WARRANTIES OF THE ADVISORS

Except with respect to matters set forth in the MRCC Advisor Disclosure Schedule or the HRZN Advisor Disclosure Schedule, each of MRCC Advisor and HRZN Advisor hereby represents and warrants with respect to itself and MRCC (in the case of MRCC Advisor) or HRZN (in the case of HRZN Advisor), severally and not jointly, to HRZN and MRCC that:

5.1     Organization. Such Advisor is a limited liability company organized and validly existing under the Laws of the State of Delaware and in good standing with the DE SOS. Such Advisor has the requisite limited liability company power and authority to own or lease all of its properties and assets and to carry on its business as it is now being conducted, and is duly licensed or qualified to do business as a foreign corporation in each jurisdiction in which the nature of the business conducted by it or the character or location of the properties and assets owned or leased by it makes such licensing or qualification necessary, in each case, other than as would not, individually or in the aggregate, reasonably be expected to prevent such Advisor from timely performing its material obligations under this Agreement or from consummating the Mergers and the other Transactions or have a Material Adverse Effect with respect to MRCC or HRZN, as applicable.

5.2     Authority; No Violation.

(a)     Such Advisor has all requisite limited liability company power and authority to execute and deliver this Agreement. The execution and delivery of this Agreement has been duly and validly approved by the sole member or manager of such Advisor. This Agreement has been duly and validly executed and delivered by such Advisor and (assuming due authorization, execution and delivery by the other Advisor, MRCC, HRZN and Merger Sub) constitutes the valid and binding obligation of such Advisor, enforceable against such Advisor in accordance with its terms (except as may be limited by the Bankruptcy and Equity Exception).

(b)     Neither the execution and delivery of this Agreement by such Advisor, nor the consummation of the Transactions, nor performance of this Agreement by such Advisor, will (i) violate any provision of the certificate of formation of such Advisor or the limited liability company agreement of such Advisor or (ii) (A) violate any Law or Order applicable to such Advisor or (B) violate, conflict with, result in a breach of or the loss of any benefit under, constitute a default (or an event that, with or without the giving of notice or lapse of time, or both, would constitute a default) under, result in the termination of or a right of termination or cancellation under, accelerate the performance required by, require the consent, approval or authorization of, or notice to or filing with any third-party with respect to, or result in the creation of any Lien upon any of the respective properties or assets such Advisor under, any of the terms, conditions or provisions of any Permit, Contract or other obligation to which such Advisor is a party or by which its properties or assets is bound except, with respect to clause (ii)(B), any such violation, conflict, breach, loss, default, termination, cancellation, acceleration, consent, approval or creation that would not, individually or in the aggregate, reasonably be expected to prevent such Advisor from timely performing its material obligations under this Agreement or from consummating the Mergers and the other Transactions or have a Material Adverse Effect with respect to MRCC or HRZN, as applicable.

37

(c)     No consents or approvals of, or filings or registrations with, any Governmental Entity are necessary in connection with the execution, delivery or performance of this Agreement by such Advisor, except for any such consents, approvals, filings or registrations that the failure to obtain or make would not, individually or in the aggregate, reasonably be expected to prevent such Advisor from timely performing its material obligations under this Agreement or from consummating the Mergers and the other Transactions or have a Material Adverse Effect with respect to MRCC or HRZN, as applicable.

5.3     Compliance with Applicable Law; Permits.

(a)     Such Advisor is, and at all times required by the Investment Advisers Act when such Advisor has been the investment adviser to HRZN or MRCC, as applicable, has been, duly registered as an investment adviser under the Investment Advisers Act. Such Advisor is, and at all times required by applicable Law (other than the Investment Advisers Act) when such Advisor has been the investment adviser to HRZN or MRCC, as applicable, has been, duly registered, licensed or qualified as an investment adviser in each state or any other jurisdiction where the conduct of its business requires such registration, licensing or qualification, except where the failure to be so registered, licensed or qualified would not prevent such Advisor from timely performing its material obligations under this Agreement or from consummating the Mergers and the other Transactions or have a Material Adverse Effect with respect to MRCC or HRZN, as applicable.

(b)     Such Advisor is in compliance, and has been operated in compliance, in all material respects, with all applicable Laws with regard to its management of MRCC or HRZN, as applicable, including, if and to the extent applicable, the Investment Advisers Act, Investment Company Act, the Securities Act and the Exchange Act other than as would not, individually or in the aggregate, reasonably be expected to prevent such Advisor from timely performing its material obligations under this Agreement or from consummating the Mergers and the other Transactions or have a Material Adverse Effect with respect to MRCC or HRZN, as applicable. Since January 1, 2022, such Advisor has not received any written or, to such Advisor’s knowledge, oral notification from a Governmental Entity of any material non-compliance with any applicable Laws with regard to its management of each of MRCC and HRZN, as applicable, which non-compliance would, individually or in the aggregate, reasonably be expected to prevent such Advisor from timely performing its material obligations under this Agreement or from consummating the Mergers and the other Transactions or have a Material Adverse Effect with respect to MRCC or HRZN, as applicable.

38

(c)     Such Advisor holds and is in compliance with all Permits required in order to permit such Advisor to own or lease its properties and assets and to conduct its business under and pursuant to all applicable Law as presently conducted, other than any failure to hold or non-compliance with any such Permit that would not, individually or in the aggregate, reasonably be expected to prevent such Advisor from timely performing its material obligations under this Agreement or from consummating the Mergers and the other Transactions or have a Material Adverse Effect with respect to MRCC or HRZN, as applicable. All such Permits are valid and in full force and effect, except as would not, individually or in the aggregate, reasonably be expected to prevent such Advisor from timely performing its material obligations under this Agreement or from consummating the Mergers and the other Transactions or have a Material Adverse Effect with respect to MRCC or HRZN, as applicable. Since January 1, 2022, such Advisor has not received any written or, to such Advisor’s knowledge, oral notification from a Governmental Entity of any material non-compliance with any such Permits, and no Proceeding is pending or threatened in writing to suspend, cancel, modify, revoke or materially limit any such Permits, which Proceeding would, individually or in the aggregate, reasonably be expected to prevent such Advisor from timely performing its material obligations under this Agreement or from consummating the Mergers and the other Transactions or have a Material Adverse Effect with respect to MRCC or HRZN, as applicable.

(d)     Such Advisor has implemented written policies and procedures as required by Rule 206(4)-7 under the Investment Advisers Act (complete and correct copies of which have been made available to MRCC and HRZN, as applicable) and, during the period prior to the date of this Agreement that such Advisor has been the investment adviser to MRCC (in the case of MRCC Advisor) and HRZN (in the case of HRZN Advisor), such Advisor has been in compliance with such policies and procedures, except where the failures to adopt such policies and procedures or to be in compliance would not, individually or in the aggregate, be material to HRZN and its Consolidated Subsidiaries, taken as a whole, or MRCC and its Consolidated Subsidiaries, taken as a whole, as applicable.

(e)     During the period prior to the date of this Agreement that MRCC Advisor has been the investment adviser to MRCC and HRZN Advisor has been the investment adviser to HRZN, there has been no material adverse change in the operations, affairs or regulatory status of such Advisor.

5.4     Litigation. There are no Proceedings pending or, to such Advisor’s knowledge, threatened in writing against such Advisor, other than such Proceedings as would not, individually or in the aggregate, reasonably be expected to prevent such Advisor from timely performing its material obligations under this Agreement or from consummating the Mergers and the other Transactions or have a Material Adverse Effect with respect to MRCC or HRZN, as applicable. There is no Order binding upon such Advisor other than such Orders as would not, individually or in the aggregate, reasonably be expected to prevent such Advisor from timely performing its material obligations under this Agreement or from consummating the Mergers and the other Transactions or have a Material Adverse Effect with respect to MRCC or HRZN, as applicable.

39

5.5     Valuation(a).

(a)     Except as may be mutually agreed by the parties, the value of each investment asset owned by MRCC that is used in connection with the computations made by MRCC Advisor on behalf of MRCC pursuant to Section 2.6 will be determined in accordance with the valuation policies and procedures adopted by MRCC Advisor, as valuation designee of MRCC, and approved by the MRCC Board under Rule 2a-5 under the Investment Company Act and no exceptions to such valuation policies and procedures have been or will be permitted in valuing such assets in connection with the computations pursuant to Section 2.6 for purposes of this Agreement, and the value of all assets owned by MRCC other than investment assets that are used in connection with the computations made by MRCC Advisor on behalf of MRCC pursuant to Section 2.6 will be determined in accordance with GAAP.

(b)     Except as may be mutually agreed by the parties, the value of each investment asset owned by HRZN that is used in connection with the computations made by HRZN Advisor on behalf of HRZN pursuant to Section 2.6 will be determined in accordance with the valuation policies and procedures adopted by HRZN Advisor, as valuation designee of HRZN, and approved by the HRZN Board under Rule 2a-5 under the Investment Company Act and no exceptions to such valuation policies and procedures have been or will be permitted in valuing such assets in connection with the computations pursuant to Section 2.6 for purposes of this Agreement, and the value of all assets owned by HRZN other than investment assets that are used in connection with the computations made by HRZN Advisor on behalf of HRZN pursuant to Section 2.6 will be determined in accordance with GAAP.

(c)     The Closing MRCC Net Asset Value calculated by MRCC Advisor is based on the same assumptions and methodologies and applies the same categories of adjustments to net asset value historically used by MRCC Advisor in preparing the calculation of the net asset value per share of MRCC Common Stock, and the calculation of the Closing MRCC Net Asset Value is consistent with Rule 2a-5 under the Investment Company Act.

(d)     The Closing HRZN Net Asset Value calculated by HRZN Advisor is based on the same assumptions and methodologies and applies the same categories of adjustments to net asset value historically used by HRZN Advisor in preparing the calculation of the net asset value per share of HRZN Common Stock, and the calculation of the Closing HRZN Net Asset Value is consistent with Rule 2a-5 under the Investment Company Act.

(e)     The Closing MRCC Net Asset Value presented by MRCC Advisor to the MRCC Board will reflect MRCC Advisor’s determination (as valuation designee under Rule 2a-5 under the Investment Company Act) of the fair value of any portfolio securities of MRCC for which market quotations are not readily available.

(f)     The Closing HRZN Net Asset Value presented by HRZN Advisor to the HRZN Board will reflect HRZN Advisor’s determination (as valuation designee under Rule 2a-5 under the Investment Company Act) of the fair value of any portfolio securities of HRZN for which market quotations are not readily available.

40

5.6     Advisors Information. None of the information supplied or to be supplied by such Advisor for inclusion or incorporation by reference in (i) the Registration Statement will, at the time the Registration Statement is filed with the SEC, at any time the Registration Statement is amended or supplemented or at the time the Registration Statement becomes effective under the Securities Act, or (ii) the Joint Proxy Statement/Prospectus will, at the date the Joint Proxy Statement/Prospectus or any amendment or supplement is first mailed to stockholders of MRCC or stockholders of HRZN or at the time of the MRCC Stockholders Meeting or the HRZN Stockholders Meeting, in each case, contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements therein, and in the case of the Joint Proxy Statement/Prospectus in light of the circumstances in which they are made, not misleading, except that no representation or warranty is made by such Advisor with respect to information supplied by the other Advisor, MRCC, HRZN or Merger Sub for inclusion or incorporation by reference in the Registration Statement or the Joint Proxy Statement/Prospectus.

5.7     Best Interests and No Dilution. MRCC Advisor believes that (i) participation in the Merger is in the best interests of MRCC and (ii) the interests of existing stockholders of MRCC will not be diluted (as provided under Rule 17a-8 of the Investment Company Act) as a result of the Merger. HRZN Advisor believes that (i) participation in the Mergers is in the best interests of HRZN and (ii) the interests of existing stockholders of HRZN will not be diluted (as provided under Rule 17a-8 of the Investment Company Act) as a result of the Mergers.

5.8     Financial Resources. Such Advisor has the financial resources available to it necessary for the performance of its services and obligations as contemplated in the Registration Statement and the Joint Proxy Statement/Prospectus and under this Agreement.

5.9     MRCC and HRZN Forbearances. The forbearances set forth in Section 6.2 are not expected to be overtly and materially onerous on the conduct of either of MRCC’s business and HRZN’s business, as applicable, in the ordinary course of business consistent with each of MRCC’s and HRZN’s investment objectives and policies as publicly disclosed, respectively.

5.10     MRCC and HRZN Representations and Warranties. To the knowledge of MRCC Advisor, as of the date hereof, the representations and warranties made by MRCC in Article III are true and correct in all material respects. To the knowledge of HRZN Advisor, as of the date hereof, the representations and warranties made by HRZN in Article IV are true and correct in all material respects.

Article VI

COVENANTS RELATING TO CONDUCT OF BUSINESS

6.1     Conduct of Businesses Prior to the Effective Time. During the period from the date of this Agreement until the earlier of the Effective Time and the date, if any, on which this Agreement is terminated pursuant to Section 9.1, except (x) as may be required by Law, (y) as required or expressly permitted by this Agreement or (z) with the prior written consent of MRCC and the MRCC Special Committee (with respect to HRZN) and HRZN and the HRZN Special Committee (with respect to MRCC), which prior written consent shall not be unreasonably delayed, conditioned or withheld, each of HRZN and MRCC shall, and shall cause each of its respective Consolidated Subsidiaries to, (a) conduct its business in the ordinary course of business and consistent with each of MRCC’s and HRZN’s investment objectives and policies as publicly disclosed, respectively, and (b) use reasonable best efforts to maintain and preserve intact its business organization and existing business relationships.

41

6.2     Forbearances. During the period from the date of this Agreement until the earlier of the Effective Time and the date, if any, on which this Agreement is terminated pursuant to Section 9.1, except as may be required by Law, as required or expressly permitted by this Agreement, as Previously Disclosed or as set forth in Section 6.2 of the MRCC Disclosure Schedule or Section 6.2 of the HRZN Disclosure Schedule, as applicable, neither MRCC nor HRZN shall, and neither shall permit any of its Consolidated Subsidiaries to, directly or indirectly, without the prior written consent of MRCC (and the MRCC Special Committee) or HRZN (and the HRZN Special Committee), as applicable, which prior written consent shall not be unreasonably delayed, conditioned or withheld:

(a)     Other than pursuant to such party’s dividend reinvestment plan as in effect as of the date of this Agreement or in the case of HRZN, Permitted Issuances, issue, deliver, sell or grant, or encumber or pledge, or authorize the creation of (i) any shares of its capital stock, (ii) any MRCC Voting Debt or HRZN Voting Debt, as applicable, or other voting securities or (iii) any securities convertible into or exercisable or exchangeable for, or any other Rights to acquire, any such shares or other securities.

(b)     (i) Make, authorize, declare, pay or set aside any dividend in respect of, or declare or make any distribution on, any shares of its capital stock, except for (A) the authorization, announcement and payment of regular quarterly and supplemental cash distributions consistent with such party’s investment objectives and policies as publicly disclosed, (B) the authorization and payment of any dividend or distribution necessary for such party to maintain its qualification as a RIC or to avoid the imposition of any income or excise tax, as reasonably determined by such party, (C) dividends payable by any direct or indirect wholly owned Consolidated Subsidiary of such party to such party or another direct or indirect wholly owned Consolidated Subsidiary of such party or (D) with respect to MRCC, a Tax Dividend; (ii) adjust, split, combine, reclassify or take similar action with respect to any of its capital stock or issue or authorize the issuance of any other securities in respect of, in lieu of or in substitution for shares of its capital stock or (iii) purchase, redeem or otherwise acquire, any shares of its capital stock or any rights, warrants or options to acquire, or securities convertible into, such capital stock.

(c)     Sell, transfer, lease, mortgage, encumber or otherwise dispose of any of its assets or properties, except for (i) sales, transfers, leases, mortgages, encumbrances or other dispositions in the ordinary course of business consistent with such party’s investment objectives and policies as publicly disclosed, or (ii) encumbrances required to secure Permitted Indebtedness of such party or any of its Consolidated Subsidiaries.

(d)     Acquire or agree to acquire all or any portion of the assets, business or properties of any other Person, whether by merger, consolidation, purchase or otherwise or make any other investments, except in a transaction conducted in the ordinary course of business consistent with such party’s investment objectives and policies as publicly disclosed.

42

(e)     Amend the MRCC Charter or the MRCC Bylaws (in the case of MRCC) or the HRZN Charter or the HRZN Bylaws (in the case of HRZN) or any other governing documents or similar governing documents of any of such party’s Consolidated Subsidiaries.

(f)     Implement or adopt any material change in its Tax or financial accounting principles, practices or methods, other than as required by applicable Law, GAAP, the SEC or applicable regulatory requirements.

(g)     Hire any employees or establish, become a party to or commit to adopt any Employee Benefit Plan.

(h)     Take any action or knowingly fail to take any action that would, or would reasonably be expected to (i) materially delay or materially impede the ability of the parties to consummate the Transactions or (ii) prevent the Mergers from qualifying as a reorganization within the meaning of Section 368(a) of the Code; provided, however, that the foregoing shall not preclude MRCC from declaring or paying any Tax Dividend on or before the Closing Date.

(i)     Incur any Indebtedness for borrowed money or guarantee any Indebtedness of another Person, except for (i) draw-downs with respect to any Previously Disclosed financing arrangements existing as of the date of this Agreement and obligations to fund commitments to portfolio companies entered into in the ordinary course of business and (ii) Permitted Indebtedness.

(j)     Make or agree to make any new capital expenditure other than obligations to fund commitments to portfolio companies or investments in new portfolio companies, in each case, entered into in the ordinary course of business consistent with such party’s investment objectives and policies as publicly disclosed.

(k)     File or amend any material Tax Return other than in the ordinary course of business consistent with past practice and such party’s investment objectives and policies as publicly disclosed; make, change or revoke any material Tax election; or settle or compromise any material Tax liability or refund.

(l)     Take any action, or knowingly fail to take any action, which action or failure to act is reasonably likely to cause such party to fail to qualify or not be subject to taxation as a RIC.

(m)     Enter into any new line of business (it being understood that this prohibition does not apply to any new or existing portfolio companies in which such party or any of its Consolidated Subsidiaries has made or will make a debt or equity investment that is in the ordinary course of business consistent with such party’s investment objectives and policies as publicly disclosed and is, would or should be reflected in such party’s schedule of investments included in its quarterly or annual periodic reports that are filed with the SEC).

43

(n)     Other than in the ordinary course of business consistent with such party’s investment objectives and policies as publicly disclosed, enter into any Contract that would otherwise constitute a MRCC Material Contract or HRZN Material Contract, as applicable, had it been entered into prior to the date of this Agreement.

(o)     Other than in the ordinary course of business consistent with such party’s investment objectives and policies as publicly disclosed, terminate, cancel, renew or agree to any material amendment of, change in or waiver under any MRCC Material Contract or HRZN Material Contract, as applicable.

(p)     Settle any Proceeding against it, except for Proceedings that (i) are settled in the ordinary course of business consistent with past practice and such party’s investment objectives and policies as publicly disclosed, in an amount not in excess of $250,000 in the aggregate (after reduction by any insurance proceeds actually received); (ii) would not impose any material restriction on the conduct of business of it or any of its Consolidated Subsidiaries or, after the Effective Time, HRZN, MRCC, the Surviving Company or any of their respective Consolidated Subsidiaries and (iii) would not admit liability, guilt or fault.

(q)     Other than in the ordinary course of business consistent with such party’s investment objectives and policies as publicly disclosed, (i) pay, discharge or satisfy any Indebtedness for borrowed money, other than the payment, discharge or satisfaction required pursuant to the terms of outstanding debt of such party or its Consolidated Subsidiaries as in effect as of the date of this Agreement or other Permitted Indebtedness or (ii) cancel any material Indebtedness.

(r)     Except as otherwise expressly contemplated by this Agreement and the Asset Purchase Agreement, merge or consolidate such party or any of its Consolidated Subsidiaries with any Person or enter into any other similar extraordinary corporate transaction with any Person, or adopt, recommend, propose or announce an intention to adopt a plan of complete or partial liquidation, dissolution, restructuring, recapitalization or other reorganization of such party or any of its Consolidated Subsidiaries.

(s)     Agree to take, make any commitment to take, or adopt any resolutions of the MRCC Board or the HRZN Board, as applicable, authorizing, any of the actions prohibited by this Section 6.2.

6.3     Asset Purchase Agreement. During the period from the date of this Agreement until the earlier of the Effective Time and the date, if any, on which this Agreement is terminated pursuant to Section 9.1, except as may be required by Law, as required or expressly permitted by this Agreement, MRCC shall not, without obtaining prior written approval of HRZN (including, for the avoidance of doubt, the written consent of the HRZN Special Committee) (which prior written approval shall not be unreasonably delayed, conditioned or withheld), amend any terms and conditions of the Asset Purchase Agreement that would be material to HRZN in any material respect.

44

Article VII

ADDITIONAL AGREEMENTS

7.1     Further Assurances.

(a)     Subject to the right of MRCC to take any action that constitutes a MRCC Adverse Recommendation Change as expressly permitted pursuant to Section 7.7, and the right of HRZN to take any action that constitutes a HRZN Adverse Recommendation Change as expressly permitted pursuant to Section 7.8, the parties shall cooperate with each other and use reasonable best efforts to take, or cause to be taken, in good faith, all actions, and to do, or cause to be done, all things necessary, including to promptly prepare and file all necessary documentation, to effect all applications, notices, petitions and filings, to obtain as promptly as practicable all Permits of all Governmental Entities and all permits, consents, approvals, confirmations and authorizations of all third parties, in each case, that are necessary or advisable, to consummate the Transactions (including the Mergers) in the most expeditious manner practicable, and to comply with the terms and conditions of all such permits, consents, approvals and authorizations of all such third parties and Governmental Entities.

In furtherance (but not in limitation) of the foregoing, each of HRZN and MRCC shall as promptly as practicable file any required applications, notices or other filings under the HSR Act. Subject to applicable Law, MRCC and HRZN shall have the right to review in advance, and, to the extent practicable, each shall consult the other on all the information relating to MRCC or HRZN, as the case may be, and any of their respective Consolidated Subsidiaries, that appear in any filing made with, or written materials submitted to, any third-party or any Governmental Entity in connection with the Transactions. In exercising the foregoing right, each of the parties shall act reasonably and as promptly as practicable. The parties shall consult with each other with respect to the obtaining of all Permits, consents, approvals and authorizations of all third parties and Permits of all Governmental Entities necessary or advisable to consummate the Transactions and each party will keep the other reasonably apprised of the status of matters relating to completion of the Transactions. HRZN, on the one hand, and MRCC, on the other hand, shall each, in connection with the efforts referenced in this Section 7.1(a) to obtain all requisite Permits for the Transactions under the HSR Act, use its reasonable best efforts to (i) cooperate in all respects with each other in connection with any filing or submission and in connection with any investigation or other inquiry; (ii) keep the other party informed of any communication received by such party from, or given by such party to, the Federal Trade Commission (the “FTC”), the Antitrust Division of the Department of Justice (the “DOJ”), or any other Governmental Entity and (iii) subject to applicable Law, permit the other party to review, in advance, any written communication given by it to or received from, and consult with each other in advance of any meeting or conference with, the FTC, the DOJ, or any other Governmental Entity, and to the extent permitted by the FTC, the DOJ, or other applicable Governmental Entity, give the other party the opportunity to attend and participate in such meetings and conferences subject to applicable Law.

(b)     Notwithstanding anything to the contrary herein, nothing in this Agreement shall require either HRZN and its Consolidated Subsidiaries, on the one hand, or MRCC and its Consolidated Subsidiaries, on the other hand, to make payments or provide other consideration for the repayment, restructuring or amendment of terms of indebtedness in connection with the Transactions (including the Merger).

45

7.2     Regulatory Matters.

(a)     HRZN and MRCC shall as promptly as practicable jointly prepare and file with the SEC the Registration Statement. HRZN shall use its reasonable best efforts to have the Registration Statement declared effective under the Securities Act as promptly as practicable after such filing and to keep the Registration Statement effective as long as necessary to consummate the Mergers. MRCC and HRZN shall use reasonable best efforts to cause the Joint Proxy Statement/Prospectus to be promptly mailed or delivered to their respective stockholders upon such effectiveness. HRZN shall also use its reasonable best efforts to obtain all necessary state securities Law or “blue sky” permits and approvals required to carry out the Transactions, if any, and MRCC shall use reasonable best efforts to furnish all information concerning MRCC and the holders of MRCC Common Stock as may be reasonably requested by HRZN in connection with any such action.

(b)     Each of HRZN and MRCC shall cooperate with the other in the preparation of the Registration Statement and shall furnish to the other all information reasonably requested as may be reasonably necessary or advisable in connection with the Registration Statement or any other filing or application made by or on behalf of HRZN, MRCC or any of their respective Consolidated Subsidiaries to any Governmental Entity in connection with the Mergers and the other Transactions. Prior to the Effective Time, each party hereto shall promptly notify the other party (i) upon becoming aware of any event or circumstance that is required to be described in an amendment to the Registration Statement or in a supplement to the Joint Proxy Statement/Prospectus and (ii) after the receipt by it of any comments of the SEC with respect to the Joint Proxy Statement/Prospectus or the Registration Statement.

(c)     Subject to applicable Law, each of HRZN and MRCC shall promptly advise the other upon receiving any communication from any Governmental Entity, the consent or approval of which is required for consummation of the Transactions, that causes such party to believe that there is a reasonable likelihood that any Regulatory Approval will not be obtained or that the receipt of any such approval may be materially delayed or conditioned.

7.3     Stockholder Approval.

(a)     Notwithstanding anything to the contrary in Section 7.7, MRCC shall submit to its stockholders the MRCC Matters, including the Merger, on the terms and conditions set forth in this Agreement. In furtherance of that obligation, MRCC shall take, in accordance with applicable Law and the MRCC Charter and the MRCC Bylaws, all actions necessary to send a notice as promptly as practicable (but in no event later than 10 Business Days) following the date on which the SEC declares the Registration Statement effective of which the Joint Proxy Statement/Prospectus forms a part, to convene the MRCC Stockholders Meeting, as promptly as practicable thereafter, to consider and vote upon the proposal to approve the MRCC Matters, including the Merger, on the terms and conditions set forth in this Agreement, as well as any other such matters. The record date for the MRCC Stockholders Meeting shall be determined in prior consultation with and subject to the prior written approval of HRZN (which prior written approval shall not be unreasonably delayed, conditioned or withheld). Unless the MRCC Board has withdrawn the MRCC Board Recommendation in compliance with Section 7.7, MRCC shall use reasonable best efforts to obtain from MRCC’s stockholders the MRCC Requisite Vote, including by providing to MRCC’s stockholders the MRCC Board Recommendation and including such recommendation in the Joint Proxy Statement/Prospectus and by, at the request of HRZN, postponing or adjourning the MRCC Stockholders Meeting to obtain a quorum or solicit additional proxies; provided that MRCC shall not postpone or adjourn the MRCC Stockholders Meeting for any other reason without the prior written consent of HRZN (which prior written consent shall not be unreasonably delayed, conditioned or withheld). Without limiting the generality of the foregoing but subject to MRCC’s right to terminate this Agreement pursuant to Section 9.1, MRCC’s obligations pursuant to this Section 7.3(a) (including its obligation to submit to its stockholders the MRCC Matters and any other matters required to be approved or adopted by its stockholders in order to carry out the Transactions) shall not be affected by (i) the commencement, public proposal, public disclosure or communication to MRCC, its Representatives or its stockholders of any Takeover Proposal (including any MRCC Superior Proposal) or (ii) MRCC effecting a Takeover Approval or delivering a Notice of a MRCC Superior Proposal or (iii) a MRCC Adverse Recommendation Change.

46

(b)     Notwithstanding anything to the contrary in Section 7.8, HRZN shall submit to its stockholders the HRZN Matters, including the issuance of shares of HRZN Common Stock as Merger Consideration, on the terms and conditions set forth in this Agreement. In furtherance of that obligation, HRZN shall take, in accordance with applicable Law and the HRZN Charter and the HRZN Bylaws, all actions necessary to send a notice as promptly as practicable (but in no event later than 10 Business Days) following the date on which the SEC declares the Registration Statement effective of which the Joint Proxy Statement/Prospectus forms a part, to convene the HRZN Stockholders Meeting, as promptly as practicable thereafter, to consider and vote upon the proposal to approve the HRZN Matters including the issuance of shares of HRZN Common Stock as Merger Consideration, on the terms and conditions set forth in this Agreement as well as any other such matters. The record date for the HRZN Stockholders Meeting shall be determined in prior consultation with and subject to the prior written approval of MRCC (which prior written approval shall not be unreasonably delayed, conditioned or withheld). Unless the HRZN Board has withdrawn the HRZN Board Recommendation in compliance with Section 7.8, HRZN shall use reasonable best efforts to obtain from HRZN’s stockholders the HRZN Requisite Vote, including by providing to HRZN’s stockholders the HRZN Board Recommendation and including such recommendation in the Joint Proxy Statement/Prospectus and by, at the request of MRCC, postponing or adjourning the HRZN Stockholders Meeting to obtain a quorum or solicit additional proxies; provided that HRZN shall not postpone or adjourn the HRZN Stockholders Meeting for any other reason without the prior written consent of MRCC (which prior written consent shall not be unreasonably delayed, conditioned or withheld). Without limiting the generality of the foregoing but subject to HRZN’s right to terminate this Agreement pursuant to Section 9.1, HRZN’s obligations pursuant to this Section 7.3(b) (including its obligation to submit to its stockholders the HRZN Matters and any other matters required to be approved or adopted by its stockholders in order to carry out the Transactions) shall not be affected by (i) the commencement, public proposal, public disclosure or communication to HRZN, its Representatives or its stockholders of any Takeover Proposal (including any HRZN Superior Proposal) or (ii) HRZN effecting a Takeover Approval or delivering a Notice of a HRZN Superior Proposal or (iii) a HRZN Adverse Recommendation Change.

47

7.4     Nasdaq Listing. HRZN shall use reasonable best efforts to cause the shares of HRZN Common Stock to be issued as Merger Consideration under this Agreement to be approved for listing on the Nasdaq, subject to official notice of issuance, at or prior to the Effective Time.

7.5     Indemnification.

(a)     Following the Effective Time, HRZN shall, to the fullest extent permitted under applicable Law, indemnify, defend and hold harmless and advance expenses to the present and former directors and officers of MRCC or any of its Consolidated Subsidiaries (in each case, when acting in such capacity) (each, an “Indemnified Party” and collectively, the “Indemnified Parties”) against all costs or expenses (including reasonable attorneys’ fees actually incurred, reasonable experts’ fees, reasonable travel expenses, court costs, transcript fees and telecommunications, postage and courier charges), judgments, fines, losses, claims, damages, penalties, amounts paid in settlement or other liabilities (collectively, “Indemnified Liabilities”) incurred in connection with any Proceeding arising out of actions or omissions occurring at or prior to the Effective Time (including the Transactions). In the event of any such Indemnified Liabilities, (i) HRZN shall advance to such Indemnified Party, upon request, reimbursement of documented expenses reasonably and actually incurred to the fullest extent permitted under applicable Law provided that the Person to whom expenses are advanced, or someone on his or her behalf, provides an undertaking to repay such advances if it is ultimately determined that such Person is not entitled to indemnification and complies with other applicable provisions imposed under the Investment Company Act and interpretations thereof by the SEC or its staff and (ii) HRZN and the applicable Indemnified Parties shall cooperate in the defense of such matter.

(b)     Unless HRZN and MRCC shall otherwise agree, to the extent not already provided by the terms of the existing directors’ and officers’ insurance policies, prior to the Effective Time, MRCC shall, effective as of the Effective Time, obtain and fully pay the premium for a “tail” insurance policy for the extension of the directors’ and officers’ liability coverage of MRCC’s existing directors’ and officers’ insurance policies for a claims reporting or discovery period of six years from and after the Effective Time (the “Tail Period”) with coverage and amounts not less than, and terms and conditions that are not materially less advantageous to the insureds as, MRCC’s existing policies with respect to matters existing or occurring at or prior to the Effective Time (the “MRCC Current D&O Insurance”). If MRCC and the Surviving Company or its successor for any reason fail to obtain such “tail” insurance policy as of the Effective Time, the Surviving Company or its successor shall, and HRZN shall cause the Surviving Company or its successor to, continue to maintain in effect for the Tail Period the MRCC Current D&O Insurance in place as of the date of this Agreement with coverage and amounts not less than, and terms and conditions that are not materially less advantageous to the insureds as, provided in the MRCC Current D&O Insurance, or the Surviving Company or its successor shall, and HRZN shall cause the Surviving Company or its successor to, purchase comparable insurance for the Tail Period; provided, that in no event shall the annual cost of such insurance exceed during the Tail Period 300% of the current aggregate annual premium paid by MRCC for such purpose; provided, further, that if the cost of such insurance coverage exceeds such amount, the Surviving Company or its successor shall obtain a policy with the greatest coverage available for a cost not exceeding such amount.

48

(c)     Unless HRZN and MRCC shall otherwise agree, to the extent not already provided by the terms of the existing directors’ and officers’ insurance policies, prior to the Effective Time, HRZN shall cause the Surviving Company or its successor, effective as of the Effective Time, to obtain and fully pay the premium for a “tail” insurance policy for the extension of the directors’ and officers’ liability coverage of HRZN’s existing directors’ and officers’ insurance policies for the Tail Period with coverage and amounts not less than, and terms and conditions that are not materially less advantageous to the insureds as, HRZN’s existing policies with respect to matters existing or occurring at or prior to the Effective Time (the “HRZN Current D&O Insurance”). If HRZN and the Surviving Company or its successor for any reason fail to obtain such “tail” insurance policy as of the Effective Time, the Surviving Company or its successor shall, and HRZN shall cause the Surviving Company or its successor to, continue to maintain in effect for the Tail Period the HRZN Current D&O Insurance in place as of the date of this Agreement with coverage and amounts not less than, and terms and conditions that are not materially less advantageous to the insureds as, provided in the HRZN Current D&O Insurance, or the Surviving Company or its successor shall, and HRZN shall cause the Surviving Company or its successor to, purchase comparable insurance for the Tail Period; provided, that in no event shall the annual cost of such insurance exceed during the Tail Period 300% of the current aggregate annual premium paid by HRZN for such purpose; provided, further, that if the cost of such insurance coverage exceeds such amount, the Surviving Company or its successor shall obtain a policy with the greatest coverage available for a cost not exceeding such amount.

(d)     Any Indemnified Party wishing to claim indemnification under Section 7.5(a), upon learning of any Proceeding described above, shall promptly notify HRZN in writing; provided, that the failure to so notify shall not affect the obligations of HRZN under Section 7.5(a) unless HRZN is materially prejudiced as a consequence.

(e)     If HRZN or any of its successors or assigns consolidates with or merges into any other entity and is not the continuing or surviving entity of such consolidation or merger or transfers or otherwise disposes of all or substantially all of its assets to any other entity, then and in each such case, HRZN shall cause proper provision to be made so that the successors and assigns of HRZN shall assume the obligations set forth in this Section 7.5.

(f)     The provisions of this Section 7.5 are (i) intended to be for the benefit of, and shall be enforceable by, each Indemnified Party and his or her heirs and representatives and (ii) in addition to, and not in substitution for, any other rights to indemnification or contribution that any such person may have by Contract or otherwise.

7.6     No Solicitation.

(a)     Each of MRCC and HRZN shall, and shall cause its respective Affiliates, Consolidated Subsidiaries, and its and each of their respective officers, directors, trustees, managers, employees, consultants, financial advisors, attorneys, accountants and other advisors, representatives and agents (collectively, “Representatives”) to, immediately cease and cause to be terminated any discussions or negotiations with any parties that may be ongoing with respect to, or that are intended to or could reasonably be expected to lead to, a Takeover Proposal, and demand the immediate return or destruction (which destruction shall be certified in writing to MRCC or HRZN, as applicable) of all confidential information previously furnished to any Person (other than MRCC, HRZN, MCIP or their respective Affiliates or Representatives) with respect to any Takeover Proposal. Prior to the Effective Time, subject to Section 7.7 in the case of MRCC and Section 7.8 in the case of HRZN, each of MRCC and HRZN shall not, and shall cause its respective Affiliates, Consolidated Subsidiaries and its and their respective Representatives not to: (i) directly or indirectly solicit, initiate, induce, encourage or take any other action (including by providing information) designed to, or which could reasonably be expected to, facilitate any inquiries or the making or submission or implementation of any proposal or offer (including any proposal or offer to its stockholders) with respect to any Takeover Proposal; (ii) approve, publicly endorse or recommend or enter into any agreement, arrangement, discussions or understandings with respect to any Takeover Proposal (including any letter of intent, agreement in principle, memorandum of understanding or confidentiality agreement) or enter into any Contract or understanding (including any letter of intent, agreement in principle, memorandum of understanding or confidentiality agreement) requiring it to abandon, terminate or fail to consummate, or that is intended to or that could reasonably be expected to result in the abandonment of, termination of or failure to consummate, the Merger or any other Transaction; (iii) initiate or participate in any way in any negotiations or discussions regarding, or furnish or disclose to any Person (other than HRZN, MRCC, MCIP or their respective Affiliates or Representatives) any information with respect to, or take any other action to facilitate or in furtherance of any inquiries or the making of any proposal that constitutes, or could reasonably be expected to lead to, any Takeover Proposal; (iv) publicly propose or publicly announce an intention to take any of the foregoing actions; or (v) grant any (x) approval pursuant to any Takeover Statute to any Person (other than HRZN, MRCC, MCIP or their respective Affiliates) or with respect to any transaction (other than the Transactions) or (y) waiver or release under any standstill or any similar agreement with respect to equity securities of MRCC or HRZN, unless failure to grant such waiver or release would be reasonably likely to be a breach of the standard of conduct applicable to the directors of MRCC or HRZN, as applicable, under applicable Law; provided, however, that notwithstanding the foregoing, each party (A) may inform Persons of the provisions contained in this Section 7.6 and (B) shall be permitted to grant a waiver of or terminate any “standstill” or similar obligation of any third party with respect to equity securities of HRZN or MRCC, as applicable, in order to allow such third party to confidentially submit a Takeover Proposal.

49

(b)     Each of MRCC and HRZN shall as promptly as reasonably practicable (and in any event within twenty-four (24) hours after receipt) (i) notify the other party in writing of any request for information or any Takeover Proposal and the terms and conditions of such request, Takeover Proposal or inquiry (including the identity of the Person (or group of Persons) making such request, Takeover Proposal or inquiry) and (ii) provide to the other party copies of any written materials received by MRCC or HRZN or their respective Representatives in connection with any of the foregoing, and the identity of the Person (or group of Persons) making any such request, Takeover Proposal or inquiry or with whom any discussions or negotiations are taking place. Each of MRCC and HRZN agrees that it shall keep the other party informed on a reasonably current basis of the status and the material terms and conditions (including amendments or proposed amendments) of any such request, Takeover Proposal or inquiry and keep the other party informed on a reasonably current basis of any information requested of or provided by MRCC or HRZN and as to the status of all discussions or negotiations with respect to any such request, Takeover Proposal or inquiry.

7.7     MRCC Takeover Proposals.

50

(a)     If on or after the date of this Agreement and at any time prior to the MRCC Stockholders Meeting: (i) MRCC receives a bona fide unsolicited Takeover Proposal (under circumstances in which MRCC has complied in all material respects with the provisions of Sections 7.6(a) and (b)); (ii) the MRCC Board (acting upon the recommendation of the MRCC Special Committee), shall have determined in good faith, after consultation with its outside legal counsel and, with respect to financial matters, any financial advisor, that (x) failure to consider such Takeover Proposal would be reasonably likely to be a breach of the standard of conduct applicable to the directors of MRCC under applicable Law and (y) such Takeover Proposal constitutes or is reasonably likely to result in a MRCC Superior Proposal; and (iii) MRCC gives HRZN written notice of its intention to engage in negotiations or discussions with the Person making such Takeover Proposal at least two (2) Business Days before engaging in such negotiations or discussions (with such written notice specifying the identity of the Person making such Takeover Proposal, the terms and conditions of such Takeover Proposal and MRCC’s intention to furnish information to, or participate in discussions or negotiations with, the Person making such Takeover Proposal) then, subject to compliance with this Section 7.7(a), MRCC may:

(i)     engage in negotiations or discussions with such Person (and only such Person) who has made the unsolicited bona fide Takeover Proposal and provide information in response to a request therefor by such Person who has made such Takeover Proposal if MRCC (A) receives from such Person an executed confidentiality agreement with customary terms (including a standstill) and (B) provides HRZN a copy of all such information that has not previously been delivered to HRZN simultaneously with delivery to such Person (or such Person’s Representatives or Affiliates); and

(ii)     after fulfilling its obligations under Section 7.7(b) below, adopt, approve or recommend, or publicly propose to adopt, approve or recommend such Takeover Proposal, including entering into an agreement with respect thereto (collectively, a “Takeover Approval”).

If on or after the date of this Agreement and at any time prior to the MRCC Stockholders Meeting, the MRCC Board (acting upon the recommendation of the MRCC Special Committee), shall have determined, after consultation with its outside legal counsel, that continued recommendation of the MRCC Matters to MRCC’s stockholders would be reasonably likely to be a breach of the standard of conduct applicable to the directors of MRCC under applicable Law as a result of a MRCC Superior Proposal, MRCC may (A) withdraw or qualify (or modify or amend in a manner adverse to HRZN), or publicly propose to withdraw or qualify (or modify or amend in a manner adverse to HRZN), the MRCC Board Recommendation, and (B) take any action or make any statement, filing or release, in connection with the MRCC Stockholders Meeting or otherwise, inconsistent with the MRCC Board Recommendation (any action described in clauses (A) and (B) referred to collectively with any Takeover Approval as a “MRCC Adverse Recommendation Change”).

(b)     Upon any determination that a Takeover Proposal constitutes a MRCC Superior Proposal, MRCC shall promptly provide (and in any event within twenty-four (24) hours of such determination) to HRZN a written notice (a “Notice of a MRCC Superior Proposal”) (i) advising HRZN that the MRCC Board has received a MRCC Superior Proposal, (ii) specifying in reasonable detail the material terms and conditions of such MRCC Superior Proposal, including the amount per share or other consideration that the stockholders of MRCC will receive in connection with the MRCC Superior Proposal and including a copy of all written materials provided to or by MRCC in connection with such MRCC Superior Proposal (unless previously provided to HRZN) and (iii) identifying the Person making such MRCC Superior Proposal. MRCC shall cooperate and negotiate in good faith with HRZN (to the extent HRZN desires to negotiate) during the five (5) calendar day period following HRZN’s receipt of the Notice of a MRCC Superior Proposal (it being understood that any amendment to the financial terms or any other material term of such MRCC Superior Proposal shall require a new notice and a new two (2) calendar day period) to make such adjustments in the terms and conditions of this Agreement as would enable MRCC to determine that such MRCC Superior Proposal is no longer a MRCC Superior Proposal and proceed with a MRCC Board Recommendation without a MRCC Adverse Recommendation Change. If thereafter the MRCC Board (acting upon the recommendation of the MRCC Special Committee), determines, in its reasonable good faith judgment, after consultation with its outside legal counsel and, with respect to financial matters, any financial advisor and after giving effect to any proposed adjustments to the terms of this Agreement, that such MRCC Superior Proposal remains a MRCC Superior Proposal or the failure to make such MRCC Adverse Recommendation Change would be reasonably likely to be a breach of the standard of conduct applicable to the directors of MRCC under applicable Law, and MRCC has complied in all material respects with Section 7.7(a) above, MRCC may terminate this Agreement pursuant to Section 9.1(c)(iv) in order to cause MRCC to enter into an agreement related to such MRCC Superior Proposal.

51

(c)     Other than as permitted by Section 7.7(a), neither MRCC nor the MRCC Board shall make any MRCC Adverse Recommendation Change. Notwithstanding anything herein to the contrary, no MRCC Adverse Recommendation Change shall change the approval of the MRCC Matters or any other approval of the MRCC Board, including in any respect that would have the effect of causing any Takeover Statute or other similar statute to be applicable to the Transactions.

(d)     MRCC shall provide HRZN with prompt written notice of any meeting of the MRCC Board at which the MRCC Board is reasonably expected to consider any Takeover Proposal (such written notice shall in any event be received by HRZN reasonably in advance of such meeting).

(e)     Other than in connection with a MRCC Takeover Proposal, nothing in this Agreement shall prohibit or restrict the MRCC Board from taking any action described in clause (A) of the definition of MRCC Adverse Recommendation Change in response to an Intervening Event (a “MRCC Intervening Event Recommendation Change”) if (A) prior to effecting any such MRCC Intervening Event Recommendation Change, MRCC promptly notifies HRZN, in writing, at least five (5) Business Days (the “MRCC Intervening Event Notice Period”) before taking such action of its intent to consider such action (which notice shall not, by itself, constitute a MRCC Adverse Recommendation Change or a MRCC Intervening Event Recommendation Change), and which notice shall include a reasonably detailed description of the underlying facts giving rise to, and the reasons for taking, such action, (B) MRCC shall, and shall cause its Representatives to, during the MRCC Intervening Event Notice Period, negotiate with HRZN in good faith (to the extent HRZN desires to negotiate) to make such adjustments in the terms and conditions of this Agreement that would not permit the MRCC Board to make a MRCC Intervening Event Recommendation Change, and (C) the MRCC Board (acting upon the recommendation of the MRCC Special Committee), determines, after consulting with outside legal counsel and, with respect to financial matters, any financial advisor, that the failure to effect such a MRCC Intervening Event Recommendation Change, as applicable, after taking into account any adjustments made by HRZN during the MRCC Intervening Event Notice Period, would be reasonably likely to be a breach of the standard of conduct applicable to the directors of MRCC under applicable Law.

52

(f)     Nothing contained in this Agreement shall be deemed to prohibit MRCC or the MRCC Board (including the Independent Directors of MRCC) from (i) complying with its disclosure obligations under applicable U.S. federal or state Law with regard to any Takeover Proposal or (ii) making any disclosure to MRCC’s stockholders if, after consultation with its outside legal counsel, MRCC determines that such disclosure would be required under applicable Law; provided, however, that any such disclosures (other than a “stop, look and listen” communication or similar communication of the type contemplated by Section 14d-9(f) under the Exchange Act) shall be deemed to be a MRCC Adverse Recommendation Change unless the MRCC Board expressly publicly reaffirms the MRCC Board Recommendation (i) in such communication or (ii) within three (3) Business Days after being requested in writing to do so by HRZN.

7.8     HRZN Takeover Proposals.

(a)     If on or after the date of this Agreement and at any time prior to the HRZN Stockholders Meeting: (i) HRZN receives a bona fide unsolicited Takeover Proposal (under circumstances in which HRZN has complied in all material respects with the provisions of Sections 7.6(a) and (b)); (ii) the HRZN Board (acting upon the recommendation of the HRZN Special Committee), shall have determined in good faith, after consultation with its outside legal counsel and, with respect to financial matters, any financial advisor, that (x) failure to consider such Takeover Proposal would be reasonably likely to be a breach of the standard of conduct applicable to the directors of HRZN under applicable Law and (y) such Takeover Proposal constitutes or is reasonably likely to result in a HRZN Superior Proposal; and (iii) HRZN gives MRCC written notice of its intention to engage in negotiations or discussions with the Person making such Takeover Proposal at least two (2) Business Days before engaging in such negotiations or discussions (with such written notice specifying the identity of the Person making such Takeover Proposal, the terms and conditions of such Takeover Proposal and HRZN’s intention to furnish information to, or participate in discussions or negotiations with, the Person making such Takeover Proposal) then, subject to compliance with this Section 7.8(a), HRZN may:

(i)     engage in negotiations or discussions with such Person (and only such Person) who has made the unsolicited bona fide Takeover Proposal and provide information in response to a request therefor by such Person who has made such Takeover Proposal if HRZN (A) receives from such Person an executed confidentiality agreement with customary terms (including a standstill) and (B) provides MRCC a copy of all such information that has not previously been delivered to MRCC simultaneously with delivery to such Person (or such Person’s Representatives or Affiliates); and

53

(ii)     after fulfilling its obligations under Section 7.8(b) below, effect a Takeover Approval.

If on or after the date of this Agreement and at any time prior to the HRZN Stockholders Meeting, the HRZN Board (acting upon the recommendation of the HRZN Special Committee), shall have determined after consultation with its outside legal counsel, that continued recommendation of the HRZN Matters to HRZN’s stockholders would be reasonably likely to be a breach of the standard of conduct applicable to the directors of HRZN under applicable Law as a result of a HRZN Superior Proposal, HRZN may (A) withdraw or qualify (or modify or amend in a manner adverse to MRCC), or publicly propose to withdraw or qualify (or modify or amend in a manner adverse to MRCC), the HRZN Board Recommendation, and (B) take any action or make any statement, filing or release, in connection with the HRZN Stockholders Meeting or otherwise, inconsistent with the HRZN Board Recommendation (any action described in clauses (A) and (B) referred to collectively with any Takeover Approval as a “HRZN Adverse Recommendation Change”).

(b)     Upon any determination that a Takeover Proposal constitutes a HRZN Superior Proposal, HRZN shall promptly provide (and in any event within twenty-four (24) hours of such determination) to MRCC a written notice (a “Notice of a HRZN Superior Proposal”) (i) advising MRCC that the HRZN Board has received a HRZN Superior Proposal, (ii) specifying in reasonable detail the material terms and conditions of such HRZN Superior Proposal, including the amount per share or other consideration that the stockholders of HRZN will receive in connection with the HRZN Superior Proposal and including a copy of all written materials provided to or by HRZN in connection with such HRZN Superior Proposal (unless previously provided to MRCC) and (iii) identifying the Person making such HRZN Superior Proposal. HRZN shall cooperate and negotiate in good faith with MRCC (to the extent MRCC desires to negotiate) during the five (5) calendar day period following MRCC’s receipt of the Notice of a HRZN Superior Proposal (it being understood that any amendment to the financial terms or any other material term of such HRZN Superior Proposal shall require a new notice and a new two (2) calendar day period) to make such adjustments in the terms and conditions of this Agreement as would enable HRZN to determine that such HRZN Superior Proposal is no longer a HRZN Superior Proposal and proceed with a HRZN Board Recommendation without a HRZN Adverse Recommendation Change. If thereafter the HRZN Board (acting upon the recommendation of the HRZN Special Committee), determines, in its reasonable good faith judgment, after consultation with its outside legal counsel and, with respect to financial matters, any financial advisor and after giving effect to any proposed adjustments to the terms of this Agreement, that such HRZN Superior Proposal remains a HRZN Superior Proposal or the failure to make such HRZN Adverse Recommendation Change would be reasonably likely to be a breach of the standard of conduct applicable to the directors of HRZN under applicable Law, and HRZN has complied in all material respects with Section 7.8(a) above, HRZN may terminate this Agreement pursuant to Section 9.1(d)(iv) in order to cause HRZN to enter into an agreement related to such HRZN Superior Proposal.

(c)     Other than as permitted by Section 7.8(a), neither HRZN nor the HRZN Board shall make any HRZN Adverse Recommendation Change. Notwithstanding anything herein to the contrary, no HRZN Adverse Recommendation Change shall change the approval of the HRZN Matters or any other approval of the HRZN Board, including in any respect that would have the effect of causing any Takeover Statute or other similar statute to be applicable to the Transactions.

54

(d)     HRZN shall provide MRCC with prompt written notice of any meeting of the HRZN Board at which the HRZN Board is reasonably expected to consider any Takeover Proposal (such written notice shall in any event be received by MRCC reasonably in advance of such meeting).

(e)     Other than in connection with a HRZN Takeover Proposal, nothing in this Agreement shall prohibit or restrict the HRZN Board from taking any action described in clause (A) of the definition of HRZN Adverse Recommendation Change in response to an Intervening Event (a “HRZN Intervening Event Recommendation Change”) if (A) prior to effecting any such HRZN Intervening Event Recommendation Change, HRZN promptly notifies MRCC, in writing, at least five (5) Business Days (the “HRZN Intervening Event Notice Period”) before taking such action of its intent to consider such action (which notice shall not, by itself, constitute a HRZN Adverse Recommendation Change or a HRZN Intervening Event Recommendation Change), and which notice shall include a reasonably detailed description of the underlying facts giving rise to, and the reasons for taking, such action, (B) HRZN shall, and shall cause its Representatives to, during the HRZN Intervening Event Notice Period, negotiate with MRCC in good faith (to the extent MRCC desires to negotiate) to make such adjustments in the terms and conditions of this Agreement that would not permit the HRZN Board to make a HRZN Intervening Event Recommendation Change, and (C) the HRZN Board (acting upon the recommendation of the HRZN Special Committee), determines, after consulting with outside legal counsel and, with respect to financial matters, any financial advisor, that the failure to effect such a HRZN Intervening Event Recommendation Change, as applicable, after taking into account any adjustments made by MRCC during the HRZN Intervening Event Notice Period, would be reasonably likely to be a breach of the standard of conduct applicable to the directors of HRZN under applicable Law.

(f)     Nothing contained in this Agreement shall be deemed to prohibit HRZN or the HRZN Board (including the Independent Directors of HRZN) from (i) complying with its disclosure obligations under applicable U.S. federal or state Law with regard to any Takeover Proposal or (ii) making any disclosure to HRZN’s stockholders if, after consultation with its outside legal counsel, HRZN determines that such disclosure would be required under applicable Law; provided, however, that any such disclosures (other than a “stop, look and listen” communication or similar communication of the type contemplated by Section 14d-9(f) under the Exchange Act) shall be deemed to be a HRZN Adverse Recommendation Change unless the HRZN Board expressly publicly reaffirms the HRZN Board Recommendation (i) in such communication or (ii) within three (3) Business Days after being requested in writing to do so by MRCC.

7.9     Access to Information.

(a)     Upon reasonable notice, except as may otherwise be restricted by applicable Law, each of MRCC and HRZN shall, and shall cause each of its Consolidated Subsidiaries to, afford to the directors, officers, accountants, counsel, advisors and other Representatives of the other party, reasonable access, during normal business hours during the period prior to the Effective Time, to its properties, books, Contracts, and records and, during such period, such party shall, and shall cause its Consolidated Subsidiaries to, make available (including via EDGAR) to the other party all other information concerning its business and properties as the other party may reasonably request; provided that the foregoing shall not require MRCC or HRZN, as applicable, to afford access to or to disclose any information that in such party’s reasonable judgment would violate any confidentiality obligations to which such party is subject to if after using its reasonable best efforts with respect thereto, it was unable to obtain any required consent to provide such access or make such disclosure; provided, further, that either MRCC or HRZN may restrict access to the extent required by any applicable Law or as may be necessary to preserve attorney-client privilege or any similar privilege or protection under any circumstances in which such privilege or protection may be jeopardized by such disclosure or access.

55

(b)     No investigation by a party hereto or its representatives shall affect or be deemed to modify the representations and warranties of the other parties set forth in this Agreement.

7.10     Publicity. The initial press release with respect to the Transactions and the MCIP Transaction shall be a joint press release reasonably acceptable to each of HRZN and MRCC. Thereafter, so long as this Agreement is in effect, HRZN and MRCC each shall consult with the other before issuing or causing the publication of any press release or other public announcement with respect to this Agreement, the Mergers, the Transactions or the MCIP Transaction, except as may be required by applicable Law or the rules and regulations of the Nasdaq, or to the extent that such press release or other public announcement related to any MRCC Adverse Recommendation Change or HRZN Adverse Recommendation Change is made in accordance with Section 7.7 or Section 7.8, respectively, and, to the extent practicable, before such press release or other public announcement is issued or made, HRZN or MRCC, as applicable, shall have used commercially reasonable efforts to advise the other party of, and consult with the other party regarding, the text of such press release or other public announcement; provided, that either HRZN or MRCC may make any public statement in response to specific questions by analysts, investors or those attending industry conferences or financial analyst conference calls, so long as any such statements are consistent with previous press releases, public disclosures or public statements made in compliance with this Section 7.10.

7.11     Takeover Statutes and Provisions. Neither HRZN nor MRCC will take any action that would cause the Transactions to be subject to requirements imposed by any Takeover Statutes. Each of HRZN and MRCC shall take all necessary steps within its control to exempt (or ensure the continued exemption of) those Transactions from, or if necessary, challenge the validity or applicability of, any applicable Takeover Statute, as now or hereafter in effect.

7.12     Tax Matters.

(a)     Tax Representation Letters. Prior to the Effective Time (or at such other times as requested by counsel), each of HRZN and MRCC shall execute and deliver to Dechert LLP tax representation letters (which will be used in connection with the tax opinions contemplated by Sections 8.2(f) and 8.3(e)) in form and substance as set forth in Exhibits B and C.

56

(b)     RIC Status. During the period from the date of this Agreement to the Effective Time, except as expressly contemplated or permitted by this Agreement, (i) MRCC shall not, and shall not permit any of its Consolidated Subsidiaries to, directly or indirectly, without the prior written consent of HRZN take any action, or knowingly fail to take any action, which action or failure to act is reasonably likely to cause MRCC to fail to qualify as a RIC, and (ii) HRZN shall not, and shall not permit any of its Consolidated Subsidiaries to, directly or indirectly, without the prior written consent of MRCC, take any action, or knowingly fail to take any action, which action or failure to act is reasonably likely to cause HRZN to fail to qualify as a RIC.

(c)     Tax Treatment of Mergers. Unless otherwise required by applicable Law, (i) each of MRCC, HRZN and Merger Sub shall use its reasonable best efforts to cause the Merger to qualify as a reorganization governed by Section 368(a) of the Code, including by not taking any action or knowingly failing to take any action that would, or would reasonably be expected to prevent such qualification; and (ii) each of MRCC, HRZN and Merger Sub shall report the Mergers for U.S. federal income Tax purposes as a reorganization governed by Section 368(a) of the Code.

(d)     Tax Opinions. MRCC shall use its best efforts to obtain the tax opinion described in Section 8.3(e) and HRZN shall use its best efforts to obtain the tax opinion described in Section 8.2(f).

(e)     Tax Dividends. Prior to the Effective Time, MRCC shall have declared a Tax Dividend with respect to all taxable years ending prior to or with the Effective Time, which Tax Dividend shall either have been paid by MRCC prior to the Effective Time or shall be paid by HRZN to the former shareholders of MRCC and if not paid prior to the Determination Date, shall reduce the Closing MRCC Net Asset Value.

7.13     Stockholder Litigation. The parties to this Agreement shall reasonably cooperate and consult with one another in connection with the defense and settlement of any Proceeding by MRCC’s stockholders or HRZN’s stockholders against any of them or any of their respective directors, officers or Affiliates with respect to this Agreement or the Transactions. Each of MRCC and HRZN (i) shall keep the other party reasonably informed of any material developments in connection with any such Proceeding brought by its stockholders and (ii) shall not settle any such Proceeding without the prior written consent of the other party (such consent not to be unreasonably delayed, conditioned or withheld).

7.14     Section 16 Matters. Prior to the Effective Time, each of the MRCC Board and the HRZN Board shall take all such steps as may be required to cause any dispositions of MRCC Common Stock (including derivative securities with respect to MRCC Common Stock) or acquisitions of HRZN Common Stock (including derivative securities with respect to HRZN Common Stock) resulting from the Transactions by each individual who is subject to the reporting requirements of Section 16(a) of the Exchange Act with respect to MRCC or will become subject to such reporting requirements with respect to HRZN, in each case, to be exempt pursuant to Rule 16b-3.

7.15     No Other Representations or Warranties. The parties hereto acknowledge and agree that except for the representations and warranties of MRCC in Article III, the representations and warranties of HRZN in Article IV and the representations and warranties of the Advisors in Article V, none of the Advisors, MRCC, HRZN or any of MRCC’s or HRZN’s respective Consolidated Subsidiaries or any other Person acting on behalf of the foregoing has made or relied on any representation or warranty, express or implied. Except for the representations and warranties of MRCC in Article III, the representations and warranties of HRZN in Article IV and the representations and warranties of the Advisors in Article V, all other warranties, express or implied, statutory or otherwise, of any nature, including with respect to any express or implied representation or warranty as to the merchantability, quality, quantity, suitability or fitness for any particular purpose of the business or the assets of MRCC, HRZN and Advisors are hereby expressly disclaimed by MRCC, HRZN and the Advisors, as applicable.

57

7.16     Merger of Surviving Company. Immediately after the occurrence of the Effective Time and the Terminations, in accordance with the DGCL and the MGCL, the Surviving Company and HRZN shall consummate the Second Merger.

7.17     Coordination of Dividends. HRZN and MRCC shall coordinate with each other in designating the record and payment dates for any quarterly dividends or distributions to its stockholders declared in accordance with this Agreement in any calendar quarter in which the Closing Date might reasonably be expected to occur, and neither HRZN nor MRCC shall authorize or declare any dividend or distribution to its stockholders after the Determination Date at any time on or before the Closing Date; provided, however, that the foregoing shall not prohibit HRZN or MRCC from authorizing, declaring or paying any dividend or distribution to its stockholders solely payable in cash in accordance with this Agreement to the extent such dividend or distribution is taken into account in determining the Closing MRCC Net Asset Value and/or the Closing HRZN Net Asset Value, as applicable, including a Tax Dividend.

Article VIII

CONDITIONS PRECEDENT

8.1     Conditions to Each Party’s Obligations to Effect the Merger. The respective obligations of the parties to effect the Merger shall be subject to the satisfaction or, other than with respect to Section 8.1(a), which shall not be waived by any party hereto, waiver, at or prior to the Effective Time, of the following conditions:

(a)     Stockholder Approvals. (i) The MRCC Matters shall have been approved by the MRCC Requisite Vote, and (ii) clauses (i) and (iii) of the HRZN Matters shall have been approved by the HRZN Requisite Vote.

(b)     Nasdaq Listing. The shares of HRZN Common Stock to be issued under this Agreement in connection with the Merger shall have been authorized for listing on the Nasdaq, subject to official notice of issuance.

(c)     Registration Statement. The Registration Statement shall have become effective under the Securities Act and no stop order suspending the effectiveness of the Registration Statement shall have been issued and no Proceedings for that purpose shall have been initiated by the SEC. Any necessary state securities or “blue sky” authorizations shall have been received.

58

(d)     No Injunctions or Restraints; Illegality. No Order issued by any court or agency of competent jurisdiction or other Law preventing, enjoining, restraining or making illegal the consummation of the Mergers or any of the other Transactions shall be in effect.

(e)     Regulatory and Other Approvals. All Regulatory Approvals required by applicable Law to consummate the Transactions, including the Mergers, shall have been obtained and shall remain in full force and effect and all statutory waiting periods required by applicable Law in respect thereof shall have expired (including expiration of the applicable waiting period under the HSR Act). Each of the approvals listed on Section 8.1(e) of the MRCC Disclosure Schedule and Section 8.1(e) of the HRZN Disclosure Schedule, if any, shall have been obtained and shall remain in full force and effect.

(f)     No Litigation. There shall be no Proceeding by any Governmental Entity of competent jurisdiction pending that challenges the Mergers or any of the other Transactions or that otherwise seeks to prevent, enjoin, restrain or make illegal the consummation of the Mergers or any of the other Transactions.

(g)     Net Asset Value Determinations. The determination of both the Closing MRCC Net Asset Value and the Closing HRZN Net Asset Value shall have been completed in accordance with Section 2.6.

(h)     Consummation of the MCIP Transaction. All of the conditions precedent under the Asset Purchase Agreement to the effectiveness of the MCIP Transaction, other than the condition precedent with respect to the Mergers, shall have been satisfied or waived such that the MCIP Transaction shall become effective immediately prior to the Merger automatically upon the Effective Time.

8.2     Conditions to Obligations of HRZN and Merger Sub to Effect the Merger. The obligations of HRZN and Merger Sub to effect the Merger are also subject to the satisfaction or waiver by HRZN, at or prior to the Effective Time, of the following conditions:

(a)     Representations and Warranties of MRCC. (i) The representations and warranties of MRCC set forth in Section 3.2(a) shall be true and correct in all respects (other than de minimis inaccuracies) as of the date of this Agreement and as of the Closing Date as though made on and as of such date and time (except to the extent that any such representation and warranty expressly speaks as of an earlier date, in which case such representation and warranty shall be true and correct as of such earlier date); (ii) the representations and warranties of MRCC set forth in Section 3.8(ii) shall be true and correct in all respects as of the date of this Agreement and as of the Closing Date as though made on and as of such date and time (except to the extent that any such representation and warranty expressly speaks as of an earlier date, in which case such representation and warranty shall be true and correct as of such earlier date); (iii) the representations and warranties of MRCC set forth in Sections 3.3(a), 3.3(b)(i), 3.7, 3.20 and 3.21 shall be true and correct in all material respects as of the date of this Agreement and as of the Closing Date as though made on and as of such date and time (except to the extent that any such representation and warranty expressly speaks as of an earlier date, in which case such representation and warranty shall be true and correct as of such earlier date); and (iv) the representations and warranties of MRCC set forth in this Agreement (other than those set forth in the foregoing clauses (i), (ii) and (iii)) shall be true and correct as of the date of this Agreement and as of the Closing Date as though made on and as of such date and time (except to the extent that any such representation and warranty expressly speaks as of an earlier date, in which case such representation and warranty shall be true and correct as of such earlier date), without regard to any Material Adverse Effect or other materiality qualification to such representations and warranties, provided, however, that notwithstanding anything herein to the contrary, the condition set forth in this Section 8.2(a)(iv) shall be deemed to have been satisfied even if any such representations and warranties of MRCC are not so true and correct, without regard to any Material Adverse Effect or other materiality qualification to such representations and warranties, unless the failure of such representations and warranties of MRCC to be so true and correct, individually or in the aggregate, has had or would reasonably be expected to have a Material Adverse Effect with respect to MRCC. HRZN shall have received a certificate signed on behalf of MRCC by the Chief Executive Officer or the Chief Financial Officer of MRCC to the effect that the conditions set forth in this Section 8.2 have been satisfied.

59

(b)     Representations and Warranties of HRZN Advisor. The representations and warranties of HRZN Advisor set forth in this Agreement shall be true and correct as of the date of this Agreement and as of the Closing Date as though made on and as of such date and time (except to the extent that any such representation and warranty expressly speaks as of an earlier date, in which case such representation and warranty shall be true and correct as of such earlier date), without regard to any Material Adverse Effect or other materiality qualification to such representations and warranties; provided, however, that notwithstanding anything herein to the contrary, the condition set forth in this Section 8.2(b) shall be deemed to have been satisfied even if any such representations and warranties of HRZN Advisor are not so true and correct, without regard to any Material Adverse Effect or other materiality qualification to such representations and warranties, unless the failure of such representations and warranties of HRZN Advisor to be so true and correct, individually or in the aggregate, has had, or would reasonably be expected to have, a Material Adverse Effect with respect to HRZN. HRZN shall have received a certificate signed on behalf of HRZN Advisor by an authorized officer of HRZN Advisor to the effect that the conditions set forth in Section 8.2(b) have been satisfied.

(c)     Performance of Obligations of MRCC. MRCC shall have performed in all material respects all obligations required to be performed by it under this Agreement at or prior to the Effective Time. HRZN shall have received a certificate signed on behalf of MRCC by the Chief Executive Officer or the Chief Financial Officer of MRCC to such effect.

(d)     Absence of MRCC Material Adverse Effect. Since the date of this Agreement there shall not have occurred any Effect that, individually or in the aggregate, has had or would reasonably be expected to have, a Material Adverse Effect in respect of MRCC.

(e)     FIRPTA Certificate. MRCC shall have delivered within 30 days prior to the Closing Date a duly executed certificate stating that MRCC is not and has not been within five years of the date of the certificate a “United States real property holding corporation” within the meaning of Section 897 of the Code in accordance with Treasury Regulations promulgated under Sections 897 and 1445 of the Code.

60

(f)     Federal Tax Opinion. HRZN shall have received the opinion of its counsel, Dechert LLP, in form and substance as set forth in Exhibit D, dated the Closing Date, substantially to the effect that, on the basis of facts, representations and assumptions set forth in such opinion that are consistent with the state of facts existing at the Closing Date, the Mergers will be treated as a reorganization within the meaning of Section 368(a) of the Code. In rendering such opinion, counsel may require and rely upon customary representations contained in certificates of officers of MRCC and HRZN, in form and substance as set forth in Exhibits B and C. If counsel for HRZN will not render such an opinion, counsel for MRCC may render such opinion to HRZN.

8.3     Conditions to Obligations of MRCC to Effect the Merger. The obligation of MRCC to effect the Merger is also subject to the satisfaction or waiver by MRCC, at or prior to the Effective Time, of the following conditions:

(a)     Representations and Warranties of HRZN. (i) The representations and warranties of HRZN set forth in Section 4.2(a) shall be true and correct in all respects (other than de minimis inaccuracies) as of the date of this Agreement and as of the Closing Date as though made on and as of such date and time (except to the extent that any such representation and warranty expressly speaks as of an earlier date, in which case such representation and warranty shall be true and correct as of such earlier date); (ii) the representations and warranties of HRZN and Merger Sub set forth in Section 4.8(ii) shall be true and correct in all respects as of the date of this Agreement and as of the Closing Date as though made on and as of such date and time (except to the extent that any such representation and warranty expressly speaks as of an earlier date, in which case such representation and warranty shall be true and correct as of such earlier date); (iii) the representations and warranties of HRZN and Merger Sub set forth in Sections 4.3(a), 4.3(b)(i), 4.7 and 4.20 shall be true and correct in all material respects as of the date of this Agreement and as of the Closing Date as though made on and as of such date and time (except to the extent that any such representation and warranty expressly speaks as of an earlier date, in which case such representation and warranty shall be true and correct as of such earlier date); and (iv) the representations and warranties of HRZN and Merger Sub set forth in this Agreement (other than those set forth in the foregoing clauses (i), (ii) and (iii)) shall be true and correct as of the date of this Agreement and as of the Closing Date as though made on and as of such date and time (except to the extent that any such representation and warranty expressly speaks as of an earlier date, in which case such representation and warranty shall be true and correct as of such earlier date), without regard to any Material Adverse Effect or other materiality qualification to such representations and warranties, provided, however, that notwithstanding anything herein to the contrary, the condition set forth in this Section 8.3(a)(iv) shall be deemed to have been satisfied even if any such representations and warranties of HRZN and Merger Sub are not so true and correct, without regard to any Material Adverse Effect or other materiality qualification to such representations and warranties, unless the failure of such representations and warranties of HRZN and Merger Sub to be so true and correct, individually or in the aggregate, has had or would reasonably be expected to have a Material Adverse Effect with respect to HRZN. MRCC shall have received a certificate signed on behalf of HRZN by the Chief Executive Officer or the Chief Financial Officer of HRZN and Merger Sub to the effect that the conditions set forth in this Section 8.3 have been satisfied.

(b)     Representations and Warranties of MRCC Advisor. The representations and warranties of MRCC Advisor set forth in this Agreement shall be true and correct as of the date of this Agreement and as of the Closing Date as though made on and as of such date and time (except to the extent that any such representation and warranty expressly speaks as of an earlier date, in which case such representation and warranty shall be true and correct as of such earlier date), without regard to any Material Adverse Effect or other materiality qualification to such representations and warranties; provided, however, that notwithstanding anything herein to the contrary, the condition set forth in this Section 8.3(b) shall be deemed to have been satisfied even if any such representations and warranties of MRCC Advisor are not so true and correct, without regard to any Material Adverse Effect or other materiality qualification to such representations and warranties, unless the failure of such representations and warranties of MRCC Advisor to be so true and correct, individually or in the aggregate, has had or would reasonably be expected to have a Material Adverse Effect with respect to MRCC. MRCC shall have received a certificate signed on behalf of MRCC Advisor by an authorized officer of MRCC Advisor to the effect that the conditions set forth in Section 8.3(b) have been satisfied.

61

(c)     Performance of Obligations of HRZN and Merger Sub. Each of HRZN and Merger Sub shall have performed in all material respects all obligations required to be performed by it under this Agreement at or prior to the Effective Time. MRCC shall have received a certificate signed on behalf of HRZN and Merger Sub by the Chief Executive Officer or the Chief Financial Officer of HRZN to such effect.

(d)     Absence of HRZN Material Adverse Effect. Since the date of this Agreement there shall not have occurred any Effect that, individually or in the aggregate, has had or would reasonably be expected to have, a Material Adverse Effect in respect of HRZN.

(e)     Federal Tax Opinion. MRCC shall have received the opinion of its counsel, Dechert LLP, in form and substance as set forth in Exhibit D, dated the Closing Date, substantially to the effect that, on the basis of facts, representations and assumptions set forth in such opinion that are consistent with the state of facts existing at the Closing Date, the Mergers will be treated as a reorganization within the meaning of Section 368(a) of the Code. In rendering such opinion, counsel may require and rely upon customary representations contained in certificates of officers of MRCC and HRZN, in form and substance as set forth in Exhibits B and C. If counsel for MRCC will not render such an opinion, counsel for HRZN may render such opinion to MRCC.

8.4     Frustration of Closing Conditions. None of HRZN, Merger Sub or MRCC may rely on the failure of any condition set forth in this Article VIII to be satisfied to excuse performance by such party of its obligations under this Agreement if such failure was caused by such party’s failure to act in good faith or to use its commercially reasonable efforts to consummate the Mergers and the Transactions.

Article IX

TERMINATION AND AMENDMENT

9.1     Termination. This Agreement may be terminated at any time prior to the Effective Time, whether before or after the MRCC Requisite Vote has been obtained or the HRZN Requisite Vote has been obtained:

62

(a)     by mutual consent of MRCC and HRZN in a written instrument authorized by each of the MRCC Board, including the MRCC Special Committee, and the HRZN Board, including the HRZN Special Committee;

(b)     by either MRCC or HRZN, if:

(i)     any Governmental Entity that must grant a Regulatory Approval has denied approval of the Transactions (including the Mergers) and such denial has become final and nonappealable, or any Governmental Entity of competent jurisdiction shall have issued a final and nonappealable Order, or promulgated any other Law, permanently enjoining or otherwise prohibiting or making illegal the consummation of the Transactions;

(ii)     the Merger shall not have been consummated on or before February 9, 2026 (the “Termination Date”); provided that the right to terminate this Agreement pursuant to this Section 9.1(b)(ii) shall not be available to any party whose failure to fulfill in any material respect any of its obligations under this Agreement has been the cause of, or resulted in, the event giving rise to the failure to close prior to the Termination Date;

(iii)     the stockholders of HRZN shall have failed to approve clauses (i) and (iii) of the HRZN Matters by the HRZN Requisite Vote of HRZN’s stockholders at a duly held meeting of HRZN’s stockholders or at any adjournment or postponement thereof at which the HRZN Matters have been voted upon;

(iv)     the stockholders of MRCC shall have failed to approve the MRCC Matters by the MRCC Requisite Vote at a duly held meeting of MRCC’s stockholders or at any adjournment or postponement thereof at which the MRCC Matters have been voted upon; or

(v)     the Asset Purchase Agreement is terminated pursuant to the terms and conditions thereof;

provided, however, that the right to terminate this Agreement pursuant to this Section 9.1(b) shall not be available to any party that has breached in any material respect its obligations under this Agreement in any manner that has been the principal cause of or resulted in the failure to consummate the Transactions; provided, further, that MRCC shall not have the right to terminate this Agreement pursuant to Section 9.1(b)(v) unless the Asset Purchase Agreement is terminated (a) by MCIP pursuant to Section 9.1(b)(i), Section 9.1(b)(ii), Section 9.1(b)(iii), or Section 9.1(d)(ii) (provided such Takeover Proposal is not substantially similar to the MCIP Transaction (i.e., a sale of assets for cash)) of the Asset Purchase Agreement, or (b) by MRCC pursuant to Section 9.1(b)(i), Section 9.1(b)(ii), Section 9.1(b)(iii), Section 9.1(c)(i), Section 9.1(c)(ii) (provided such MRCC Superior Proposal is not substantially similar to the MCIP Transaction (i.e., a sale of assets for cash)) or Section 9.1(c)(iii) of the Asset Purchase Agreement;

(c)     by MRCC, if:

(i)     there shall have been a breach of any of the covenants or agreements or any of the representations or warranties set forth in this Agreement on the part of HRZN or Merger Sub, which breach, either individually or in the aggregate, would result in, if occurring or continuing on the Closing Date, the failure of the conditions set forth in Section 8.3(a), 8.3(b) or 8.3(c), and such breach is not curable prior to the Termination Date or if curable prior to the Termination Date, has not been cured within 30 days after the giving of notice thereof by MRCC to HRZN (provided that MRCC is not then in material breach of this Agreement so as to cause any of the conditions set forth in Section 8.1, 8.2(a), 8.2(b) or 8.2(c) not to be satisfied);

63

(ii)     at any time prior to obtaining the HRZN Requisite Vote (A) a HRZN Adverse Recommendation Change and/or Takeover Approval shall have occurred, (B) HRZN shall have failed to include in the Joint Proxy Statement/Prospectus the HRZN Board Recommendation, (C) a Takeover Proposal is publicly announced and HRZN fails to issue, within ten (10) Business Days after such Takeover Proposal is announced, a press release that reaffirms the HRZN Board Recommendation, or (D) a tender or exchange offer relating to any shares of HRZN Common Stock shall have been commenced by a third party and HRZN shall not have sent to its stockholders, within ten (10) Business Days after the commencement of such tender or exchange offer, a statement disclosing that the HRZN Board recommends rejection of such tender or exchange offer;

(iii)     HRZN breaches, in any material respect, its obligations under Section 7.6 or Section 7.8;

(iv)     at any time prior to obtaining the MRCC Requisite Vote, (A) MRCC is not in material breach of any of the terms of this Agreement, (B) the MRCC Board, including the MRCC Special Committee, authorizes MRCC, subject to complying with the terms of this Agreement (including Section 7.7(b)), to enter into, and MRCC enters into, a definitive Contract with respect to a MRCC Superior Proposal and (C) the third party that made such MRCC Superior Proposal, prior to such termination, pays to HRZN in immediately available funds any fees required to be paid pursuant to Section 9.2(a); or

(v)     a Material Adverse Effect occurs in respect of HRZN.

(d)     by HRZN, if:

(i)     there shall have been a breach of any of the covenants or agreements or any of the representations or warranties set forth in this Agreement on the part of MRCC, which breach, either individually or in the aggregate, would result in, if occurring or continuing on the Closing Date, the failure of the conditions set forth in Section 8.2(a), 8.2(b) or 8.2(c), and such breach is not curable prior to the Termination Date or if curable prior to the Termination Date, has not been cured within 30 days after the giving of notice thereof by HRZN to MRCC (provided that HRZN is not then in material breach of this Agreement so as to cause any of the conditions set forth in Section 8.1, 8.3(a), 8.3(b) or 8.3(c) not to be satisfied);

(ii)     at any time prior to obtaining the MRCC Requisite Vote (A) a MRCC Adverse Recommendation Change and/or Takeover Approval shall have occurred, (B) MRCC shall have failed to include in the Joint Proxy Statement/Prospectus the MRCC Board Recommendation, (C) a Takeover Proposal is publicly announced and MRCC fails to issue, within ten (10) Business Days after such Takeover Proposal is announced, a press release that reaffirms the MRCC Board Recommendation or (D) a tender or exchange offer relating to any shares of MRCC Common Stock shall have been commenced by a third party and MRCC shall not have sent to its stockholders, within ten (10) Business Days after the commencement of such tender or exchange offer, a statement disclosing that the MRCC Board recommends rejection of such tender or exchange offer;

64

(iii)     MRCC breaches, in any material respect, its obligations under Section 7.6 or Section 7.7;

(iv)     at any time prior to obtaining the HRZN Requisite Vote, (A) HRZN is not in material breach of any of the terms of this Agreement, (B) the HRZN Board, including the HRZN Special Committee, authorizes HRZN, subject to complying with the terms of this Agreement (including Section 7.8(b)), to enter into, and HRZN enters into, a definitive Contract with respect to a HRZN Superior Proposal and (C) the third party that made such HRZN Superior Proposal, prior to such termination, pays to MRCC in immediately available funds any fees required to be paid pursuant to Section 9.2(b); or

(v)     a Material Adverse Effect occurs in respect of MRCC.

The party desiring to terminate this Agreement pursuant to Section 9.1 shall give written notice of such termination to the other party in accordance with Section 11.2, specifying the provision or provisions hereof pursuant to which such termination is effected.

9.2     Termination Fee.

(a)     If this Agreement shall be terminated:

(i)     by MRCC pursuant to Section 9.1(c)(iv), then, prior to, and as a condition to such termination, MRCC shall cause the third party that made the applicable MRCC Superior Proposal (or its designee) to pay HRZN, to the fullest extent permitted by applicable Law, a non-refundable fee in an amount equal to $5,375,625 (the “MRCC Termination Fee”) as liquidated damages and full compensation hereunder;

(ii)     (A) by (1) HRZN or MRCC pursuant to (x) any provision of Section 9.1 at a time when the Agreement was terminable by HRZN pursuant to Section 9.1(d)(ii) or Section 9.1(d)(iii), (y) Section 9.1(b)(ii) or (z) Section 9.1(b)(iv), or (2) HRZN pursuant to Section 9.1(d)(i) (solely to the extent that MRCC has committed a willful or intentional breach), Section 9.1(d)(ii) or Section 9.1(d)(iii), (B) a Takeover Proposal has been publicly disclosed after the date of this Agreement and, prior to the date of such termination, has not been withdrawn (1) with respect to any termination pursuant to Section 9.1(b)(ii) or 9.1(d)(i), prior to the date of such termination and (2) with respect to any termination pursuant to Section 9.1(b)(iv) prior to the time of the duly held MRCC Stockholders Meeting, and (C) MRCC enters into a definitive Contract with respect to such Takeover Proposal within 12 months after such termination, and such Takeover Proposal is subsequently consummated (regardless of whether such consummation happens prior to or following such 12-month period), then, within two (2) Business Days after the date that such Takeover Proposal is consummated, MRCC shall cause the third party that made such Takeover Proposal (or its designee) to pay HRZN, to the fullest extent permitted by applicable Law, the MRCC Termination Fee as liquidated damages and full compensation hereunder; provided, that for purposes of this Section 9.2(a)(ii), the term “Takeover Proposal” will have the meaning assigned to such term in Article X, except that references to “25%” will be deemed to be references to “50%”; or

65

(iii)     by HRZN or MRCC pursuant to Section 9.1(b)(v) and at such time a Termination Fee (as defined in the Asset Purchase Agreement) is payable to MCIP thereunder, MRCC shall cause the Competing Bidder that made such Takeover Proposal (each as defined in the Asset Purchase Agreement) (or its designee) to pay HRZN, to the fullest extent permitted by applicable Law, the MRCC Termination Fee as liquidated damages and full compensation hereunder.

The MRCC Termination Fee shall be paid by wire transfer of immediately available funds to an account designated in writing to MRCC by HRZN if HRZN shall have furnished to MRCC wire payment instructions prior to the date of payment or, otherwise, by certified or official bank check. In the event that the MRCC Termination Fee becomes payable and is paid pursuant to this Section 9.2(a), the MRCC Termination Fee shall be HRZN’s and Merger Sub’s sole and exclusive remedy for monetary damages under this Agreement.

(b)     If this Agreement shall be terminated:

(i)     by HRZN pursuant to Section 9.1(d)(iv), then, prior to, and as a condition to such termination, HRZN shall cause the third party that made the applicable HRZN Superior Proposal (or its designee) to pay MRCC, to the fullest extent permitted by applicable Law, a non-refundable fee in an amount equal to $11,075,050 (the “HRZN Termination Fee”) as liquidated damages and full compensation hereunder; or

(ii)     (A) by (1) HRZN or MRCC pursuant to (x) any provision of Section 9.1 at a time when the Agreement was terminable by HRZN pursuant to Section 9.1(c)(ii) or Section 9.1(c)(iii), (y) Section 9.1(b)(ii) or (z) Section 9.1(b)(iii) or (2) MRCC pursuant to Section 9.1(c)(i) (solely to the extent that HRZN has committed a willful or intentional breach), Section 9.1(c)(ii) or Section 9.1(c)(iii), (B) a Takeover Proposal has been publicly disclosed after the date of this Agreement and, prior to the date of such termination, has not been withdrawn (1) with respect to any termination pursuant to Section 9.1(b)(ii) and Section 9.1(c)(i), prior to the date of such termination and (2) with respect to any termination pursuant to Section 9.1(b)(iii), prior to the time of the duly held HRZN Stockholders Meeting, and (C) HRZN enters into a definitive Contract with respect to such Takeover Proposal within 12 months after such termination, and such Takeover Proposal is subsequently consummated (regardless of whether such consummation happens prior to or following such 12-month period), then, within two (2) Business Days after the date that such Takeover Proposal is consummated, HRZN shall cause the third party that made such Takeover Proposal (or its designee) to pay MRCC, to the fullest extent permitted by applicable Law, the HRZN Termination Fee as liquidated damages and full compensation hereunder; provided, that for purposes of this Section 9.2(b)(ii), the term “Takeover Proposal” will have the meaning assigned to such term in Article X, except that references to “25%” will be deemed to be references to “50%.”

66

The HRZN Termination Fee shall be paid by wire transfer of immediately available funds to an account designated in writing to HRZN by MRCC if MRCC shall have furnished to HRZN wire payment instructions prior to the date of payment or, otherwise, by certified or official bank check. In the event that the HRZN Termination Fee becomes payable and is paid pursuant to this Section 9.2(b), the HRZN Termination Fee shall be MRCC’s sole and exclusive remedy for monetary damages under this Agreement.

(c)     The parties acknowledge that the agreements contained in this Section 9.2 are an integral part of the Transactions, that without these agreements each party would not have entered into this Agreement, and that any amounts payable pursuant to this Section 9.2 do not constitute a penalty. If HRZN fails to pay any amounts due to MRCC pursuant to this Section 9.2 within the time periods specified in this Section 9.2 or MRCC fails to pay HRZN any amounts due to HRZN pursuant to this Section 9.2 within the time periods specified in this Section 9.2, HRZN or MRCC, as applicable, shall pay reasonable and documented out-of-pocket costs and expenses (including reasonable attorneys’ fees and expenses) incurred by MRCC or HRZN, as applicable, in connection with any action, including the filing of any lawsuit, taken to collect payment of such amounts, together with interest on such unpaid amounts from the date payment of such amounts was due at the prime lending rate in effect on the date payment was due as published in The Wall Street Journal (or any successor publication thereto), calculated on a daily basis from the date such amounts were required to be paid until the date of actual payment. For the avoidance of doubt, to the extent payment of all or any portion of the MRCC Termination Fee and/or the HRZN Termination Fee pursuant to this Section 9.2 is not permitted by applicable Law, notwithstanding anything to the contrary, (x) the portion of the MRCC Termination Fee and/or the HRZN Termination Fee that is permitted by applicable Law (if any) to be paid shall be required to be paid pursuant to this Section 9.2 and (y) there shall be no liability to MRCC, HRZN or any other Person for non-payment of any portion of the HRZN Termination Fee or the MRCC Termination Fee, as applicable, that is not permitted by applicable Law to be paid.

9.3     Effect of Termination. In the event of termination of this Agreement by either MRCC or HRZN as provided in Section 9.1, this Agreement shall forthwith become void and have no effect, and none of HRZN, Merger Sub, MRCC, any of their respective Affiliates or Consolidated Subsidiaries or any of the officers or directors of any of them shall have any liability of any nature whatsoever under this Agreement, or in connection with the Transactions, except that Section 7.9(b), Article IX and Article XI (including, in each case, any applicable definitions) shall survive any termination of this Agreement; provided, however, that nothing herein shall relieve any party from any liabilities for damages incurred or suffered by another party arising out of the willful or intentional breach by such party of any provision of this Agreement or a failure or refusal by such party to consummate this Agreement and the Transactions when such party was obligated to do so in accordance with the terms hereof.

9.4     Fees and Expenses. Subject to Section 9.2, all fees and expenses incurred in connection with the Merger, this Agreement and the Transactions shall be paid by the party incurring such fees or expenses, whether or not the Merger is consummated; provided, however, notwithstanding the foregoing, the following fees and expenses incurred by MRCC or HRZN in connection with the transactions contemplated by this Agreement and the Asset Purchase Agreement shall be borne equally by MRCC and HRZN (the “Shared Expenses”): (i) costs and expenses of printing and mailing the Registration Statement and soliciting and tabulating shareholder votes, including the cost of a proxy solicitation firm, (ii) the costs and expenses of convening stockholder meetings, (iii) the filing and other fees paid to the SEC in connection with the Merger and the MCIP Transaction, (iv) all filing and other fees in connection with any filing under the HSR Act, and (v) all fees, costs and expenses of obtaining the “tail” insurance policy as described in Section 7.5(b) and Section 7.5(c) (or maintaining the MRCC Current D&O Insurance and/or the HRZN Current D&O Insurance, as applicable), provided, further that (A) in the event this Agreement is terminated (x) by HRZN pursuant to Section 9.1(d)(iv), or (y) by HRZN or MRCC pursuant to any provision of Section 9.1 at a time when this Agreement was terminable by MRCC pursuant to Section 9.1(b)(iii), Section 9.1(c)(i) (solely to the extent that HRZN has committed a willful or intentional breach), Section 9.1(c)(ii) or Section 9.1(c)(iii), then, to the fullest extent permitted by applicable Law, HRZN shall bear all such Shared Expenses, and (B) in the event this Agreement is terminated (x) by MRCC pursuant to Section 9.1(c)(iv), (y) by HRZN or MRCC pursuant to any provision of Section 9.1 at a time when this Agreement was terminable by HRZN pursuant to Section 9.1(b)(iv), Section 9.1(d)(i) (solely to the extent that MRCC has committed a willful or intentional breach), Section 9.1(d)(ii) or Section 9.1(d)(iii), or (z) by HRZN or MRCC pursuant to Section 9.1(b)(v) and at such time a Termination Fee (as defined in the Asset Purchase Agreement) is payable to MCIP thereunder, then, to the fullest extent permitted by applicable Law, MRCC shall bear all such Shared Expenses.

67

9.5     Amendment. This Agreement may be amended by the parties, by action taken or authorized by their respective Boards of Directors (acting upon the recommendation of the MRCC Special Committee or the HRZN Special Committee, as applicable), at any time before or after the MRCC Requisite Vote or the HRZN Requisite Vote has been obtained; provided, however, that after the MRCC Requisite Vote or the HRZN Requisite Vote has been obtained, there may not be, without further approval of such stockholders, any amendment of this Agreement that requires such further approval under applicable Law. This Agreement may not be amended except by an instrument in writing signed on behalf of each of the parties.

9.6     Extension; Waiver. At any time prior to the Effective Time, each party, by action taken or authorized by the MRCC Board (acting upon the recommendation of the MRCC Special Committee), or the HRZN Board (acting upon the recommendation of the HRZN Special Committee), as applicable, may, to the extent legally allowed, (a) extend the time for the performance of any of the obligations or other acts of the other parties, (b) waive any inaccuracies in the representations and warranties of the other parties contained in this Agreement or (c) waive compliance by the other parties with any of the agreements or conditions contained in this Agreement. Any agreement on the part of a party to any such extension or waiver shall be valid only if set forth in a written instrument signed on behalf of such party, but such extension or waiver or failure to insist on strict compliance with an obligation, covenant, agreement or condition shall not operate as a waiver of, or estoppel with respect to, any subsequent or other non-compliance.

68

Article X

CERTAIN DEFINITIONS

“Affiliate” of a Person means any other Person that, directly or indirectly through one or more intermediaries, controls or is controlled by or is under common control with the first Person (it being understood that no portfolio company in which any Person has, directly or indirectly, made a debt or equity investment that is, would or should be reflected in the schedule of investments included in the quarterly or annual reports of such Person that are filed with the SEC shall be an Affiliate of such Person). The term “control” means the possession, directly or indirectly, of the power to direct or cause the direction of the management and policies of a Person, whether through the ownership of voting securities, by Contract or otherwise, and the terms “controlled” has a meaning correlative thereto.

“Business Day” means any day other than a Saturday or Sunday or a day on which banks are required or authorized to close in the City of New York.

“Consolidated Subsidiary”, when used with respect to any Person, means any corporation, partnership, limited liability company or other Person, whether incorporated or unincorporated, that is consolidated with such Person for financial reporting purposes under GAAP.

“Contract” means any agreement, contract, lease, mortgage, evidence of indebtedness, indenture, license or instrument, whether oral or written, and shall include each amendment, supplement and modification to the foregoing, to which a Person or any of its Consolidated Subsidiaries is a party or by which any of them may be bound.

“EDGAR” means the SEC’s Electronic Data Gathering Analysis and Retrieval System.

“Environmental Laws” means applicable Laws regulating, relating to or imposing liability or standards of conduct concerning the use, storage, handling, disposal or release of any Hazardous Substance, as in effect on the date of this Agreement.

“Exchange Act” means the Securities Exchange Act of 1934, as amended, and the rules promulgated thereunder.

“Exchange Ratio” means the quotient (rounded to the fourth nearest decimal) of: (A) the MRCC Per Share NAV, divided by (B) the HRZN Per Share NAV.

“Governmental Entity” means any federal, state, local, or foreign government or other governmental body, any agency, commission or authority thereof, any regulatory or administrative authority, any quasi-governmental body, any self-regulatory agency, any court, tribunal, or judicial body, or any political subdivision, department or branch of any of the foregoing.

“Hazardous Substance” means any substance to the extent presently listed, defined, designated or classified as hazardous, toxic or radioactive under any applicable Environmental Law.

69

“HRZN Matters” means (i) the proposed issuance of HRZN Common Stock in connection with the Merger, (ii) the election to the HRZN Board of an independent member of the MRCC Board as of the Effective Time pursuant to Section 1.11 and (iii) any other matters required to be approved or adopted by the stockholders of HRZN in order to effect the Transactions.

“HRZN Per Share NAV” means the quotient of (i) the Closing HRZN Net Asset Value divided by (ii) the number of shares of HRZN Common Stock issued and outstanding as of the Determination Date.

“HRZN Requisite Vote” means (i) with respect to the issuance of shares of HRZN Common Stock as Merger Consideration, the approval of at least a majority of the votes cast by holders of HRZN Common Stock at a meeting at which a quorum is present, and (ii) with respect to any other HRZN Matters, the requisite number of stockholder votes required to approve such matters.

“HRZN Superior Proposal” means a bona fide written Takeover Proposal that was not knowingly solicited by, or the result of any knowing solicitation by, HRZN or any of its Consolidated Subsidiaries or by any of their respective Affiliates or Representatives in violation of this Agreement, made by a third party that would result in such third party becoming the beneficial owner, directly or indirectly, of more than 75% of the total voting power of HRZN or more than 75% of the assets of HRZN on a consolidated basis (a) on terms which the HRZN Board, including the HRZN Special Committee, determines in good faith to be superior for the stockholders of HRZN (in their capacity as stockholders), taken as a group, from a financial point of view as compared to the Merger (after giving effect to the payment of the HRZN Termination Fee and any alternative proposed by MRCC in accordance with Section 7.8), (b) that is reasonably likely to be consummated (taking into account, among other things, all legal, financial, regulatory and other aspects of the proposal, including any conditions, and the identity of the offeror) in a timely manner and in accordance with its terms and (c) in respect of which any required financing has been determined in good faith by HRZN Board (including the HRZN Special Committee) to be reasonably likely to be obtained, as evidenced by a written commitment of a reputable financing source.

“Indebtedness” shall mean (a) any indebtedness or other obligation for borrowed money, (b) any indebtedness evidenced by a note, bond, debenture or similar instrument, (c) any liabilities or obligations with respect to interest rate swaps, collars, caps and similar hedging obligations, (d) any capitalized lease obligations, (e) any direct or contingent obligations under letters of credit, bankers’ acceptances, bank guarantees, surety bonds and similar instruments, each to the extent drawn upon and unpaid, (f) any obligation to pay the deferred purchase price of property or services (other than trade accounts payable in the ordinary course of business) and (g) guarantees in respect of clauses (a) through (f), in each case excluding obligations to fund commitments to portfolio companies entered into in the ordinary course of business.

“Independent Director” means, with respect to HRZN or MRCC, each director who is not an “interested person,” as defined in the Investment Company Act, of HRZN or MRCC, as the case may be.

70

“Intervening Event” means with respect to any party any event, change or development first occurring or arising after the date hereof that is material to, as applicable, HRZN and its Consolidated Subsidiaries, taken as a whole, or MRCC and its Consolidated Subsidiaries, taken as whole, that was not known to, or reasonably foreseeable by, any member of the party’s board of directors, as of or prior to the date hereof and did not result from or arise out of the announcement or pendency of, or any actions required to be taken by such party (or to be refrained from being taken by such party) pursuant to, this Agreement; provided, however, that in no event shall the following events, circumstances, or changes in circumstances constitute an Intervening Event: (a) the receipt, existence, or terms of a Takeover Proposal or any matter relating thereto or consequence thereof or any inquiry, proposal, offer, or transaction from any third party relating to or in connection with a transaction of the nature described in the definition of “Takeover Proposal” (which, for the purposes of the Intervening Event definition, shall be read without reference to the percentage thresholds set forth in the definition thereof); (b) any change in the price, or change in trading volume, of the HRZN Common Stock; (c) any failure, in and of itself, by MRCC or HRZN to meet any internal or published projections, forecasts, estimates or predictions in respect of revenues, earnings or other financial or operating metrics for any period; (d) changes in general economic, social or political conditions or the financial markets in general, including the commencement or escalation of a war, armed hostilities or other material international or national calamity or acts of terrorism or earthquakes, hurricanes, other natural disasters or acts of God or pandemics (including the impact on economies generally and the results of any actions taken by Governmental Entities in response thereto); and (e) general changes or developments in the industries in which the applicable party and its Consolidated Subsidiaries operate, including general changes in Law after the date hereof across such industries; provided, however, that (A) the exceptions in clauses (b) and (c) shall not apply to the underlying causes giving rise to or contributing to such change or prevent any of such underlying causes from being taken into account in determining whether an Intervening Event has occurred unless such underlying causes are otherwise excluded from the definition of Intervening Event and (B) the exceptions in clauses (d) and (e) shall not apply to the extent such changes or developments referred to therein have a materially disproportionate adverse impact on such party and its Consolidated Subsidiaries, taken as a whole, relative to other participants of similar sizes engaged in the industries in which such party conducts its businesses.

“Investment Advisers Act” means the Investment Advisers Act of 1940, as amended, and the rules promulgated thereunder.

“Investment Company Act” means the Investment Company Act of 1940, as amended, and the rules promulgated thereunder.

“knowledge” means (i) for MRCC, the actual knowledge of its executive officers and directors set forth in Section 9 of MRCC Disclosure Schedule, (ii) for HRZN, the actual knowledge of its executive officers and directors set forth in Section 9 of the HRZN Disclosure Schedule, (iii) for MRCC Advisor, the actual knowledge, solely with respect to MRCC, of its executive officers and directors set forth in Section 9 of the MRCC Advisor Disclosure Schedule and (iv) for HRZN Advisor, the actual knowledge, solely with respect to HRZN, of its executive officers and directors set forth in Section 9 of the HRZN Advisor Disclosure Schedule.

71

“Law” means any federal, state, local or foreign law (including the common law), statute, code, ordinance, rule, regulation, judgment, order, writ, decree or injunction or any Permit or similar right granted by any Governmental Entity.

“Liens” means all security interests, liens, claims, pledges, easements, mortgages, rights of first offer or refusal or other encumbrances.

“Material Adverse Effect” means, with respect to HRZN, MRCC or Advisors, as the case may be, any event, development, change, effect or occurrence (each, an “Effect”) that is, or would reasonably be expected to be, individually or in the aggregate, materially adverse to (i) the business, operations, condition (financial or otherwise) or results of operations of such party and its Consolidated Subsidiaries, taken as a whole, other than (A) any Effect resulting from or attributable to (1) changes in general economic, social or political conditions or the financial markets in general, including the commencement or escalation of a war, armed hostilities or other material international or national calamity or acts of terrorism or earthquakes, hurricanes, other natural disasters or acts of God or pandemics (including the impact on economies generally and the results of any actions taken by Governmental Entities in response thereto), (2) general changes or developments in the industries in which such party and its Consolidated Subsidiaries operate, including general changes in Law after the date hereof across such industries, except, in the case of the foregoing clauses (1) and (2), to the extent such changes or developments referred to therein have a materially disproportionate adverse impact on such party and its Consolidated Subsidiaries, taken as a whole, relative to other participants of similar sizes engaged in the industries in which such party conducts its businesses or (3) the announcement of this Agreement or the Transactions or the identities of the parties to this Agreement or (B) any failure, in and of itself, to meet any internal or published projections, forecasts, estimates or predictions in respect of revenues, earnings or other financial or operating metrics for any period, as the case may be, or, in the case of HRZN, any decline in the price of shares of HRZN Common Stock, on the Nasdaq or trading volume of HRZN Common Stock (provided that the underlying causes of such failure or decline shall be considered in determining whether there is a Material Adverse Effect unless such underlying causes are excluded from the definition of Material Adverse Effect) or (ii) the ability of such party to timely perform its material obligations under this Agreement or consummate the Merger and the other Transactions.

“MRCC Matters” means (i) the Merger pursuant to the Merger Agreement and (ii) any other matters required to be approved or adopted by the stockholders of MRCC in order to effect the Transactions.

“MRCC Per Share NAV” means the quotient of (i) the Closing MRCC Net Asset Value divided by (ii) the number of shares of MRCC Common Stock issued and outstanding as of the Determination Date.

“MRCC Superior Proposal” means a bona fide written Takeover Proposal that was not knowingly solicited by, or the result of any knowing solicitation by, MRCC or any of its Consolidated Subsidiaries or by any of their respective Affiliates or Representatives in violation of this Agreement, made by a third party that would result in such third party becoming the beneficial owner, directly or indirectly, of more than 75% of the total voting power of MRCC or more than 75% of the assets of MRCC on a consolidated basis (a) on terms which the MRCC Board, including the MRCC Special Committee, determines in good faith to be superior for the stockholders of MRCC (in their capacity as stockholders), taken as a group, from a financial point of view as compared to the Merger (after giving effect the payment of the MRCC Termination Fee and any alternative proposed by HRZN in accordance with Section 7.7), (b) that is reasonably likely to be consummated (taking into account, among other things, all legal, financial, regulatory and other aspects of the proposal, including any conditions, and the identity of the offeror) in a timely manner and in accordance with its terms and (c) in respect of which any required financing has been determined in good faith by the MRCC Board (including the MRCC Special Committee) to be reasonably likely to be obtained, as evidenced by a written commitment of a reputable financing source.

72

“Order” means any writ, injunction, judgment, order or decree entered, issued, made or rendered by any Governmental Entity.

“Permit” means any license, permit, variance, exemption, approval, qualification, or Order of any Governmental Entity.

“Permitted Indebtedness” means Indebtedness of HRZN or MRCC, as applicable, and is respective Consolidated Subsidiaries (i) outstanding as of the date of this Agreement or (ii) Indebtedness incurred after the date of this Agreement to the extent permitted by the 1940 Act that is substantially consistent with the past practices of HRZN or MRCC, as applicable.

“Permitted Issuances” means issuances of shares of HRZN Common Stock in a public, including, without limitation, one or more at-the-market offerings, or private offering consistent with past practices of HRZN at prices at or above the net asset value per share of HRZN Common Stock as of such offering, including, without limitation, one or more private offerings of up to $40 million of notes convertible into HRZN Common Stock (provided that such notes shall convert at prices at or above the net asset value per share of HRZN Common Stock as of such offering).

“Person” means an individual, a (general or limited) partnership, a corporation, a limited liability company, an association, a trust, a joint venture, a Governmental Entity or other legal entity or organization.

“Previously Disclosed” means information (i) with respect to MRCC, (A) set forth by MRCC in the MRCC Disclosure Schedule or (B) previously disclosed since the Applicable Date in any MRCC SEC Report, and (ii) with respect to HRZN, (A) set forth by HRZN in the HRZN Disclosure Schedule or (B) previously disclosed since the Applicable Date in any HRZN SEC Report; provided, however, that any risk factor disclosures contained under the heading “Risk Factors,” any disclosure of risks included in any “forward-looking statements” disclaimer or any other statements that are similarly predictive or forward-looking in nature in any MRCC SEC Report or HRZN SEC Report, as the case may be, shall not be deemed to be “Previously Disclosed.”

“Proceeding” means an action, suit, arbitration, investigation, examination, litigation, lawsuit or other proceeding, whether civil, criminal or administrative.

“Regulatory Approvals” means all applications and notices with, and receipt of consents, authorizations, approvals, exemptions or nonobjections from any Governmental Entity.

73

“SEC” means the U.S. Securities and Exchange Commission.

“Securities Act” means the Securities Act of 1933, as amended, and the rules promulgated thereunder.

“Takeover Proposal” means any inquiry, proposal, discussions, negotiations or offer from any Person or group of Persons (other than HRZN or MRCC or any of their respective Affiliates) (a) with respect to a merger, consolidation, tender offer, exchange offer, stock acquisition, asset acquisition, share exchange, business combination, recapitalization, liquidation, dissolution, joint venture or similar transaction involving MRCC or HRZN, as applicable, or any of such party’s respective Consolidated Subsidiaries, as applicable, or (b) relating to any direct or indirect acquisition, in one transaction or a series of transactions, of (i) assets or businesses (including any mortgage, pledge or similar disposition thereof but excluding any bona fide financing transaction) that constitute or represent, or would constitute or represent if such transaction is consummated, 25% or more of the total assets, net revenue or net income of MRCC or HRZN, as applicable, and such party’s respective Consolidated Subsidiaries, taken as a whole, or (ii) 25% or more of the outstanding shares of capital stock of, or other equity or voting interests in, MRCC or in any of MRCC’s Consolidated Subsidiaries or, HRZN or in any of HRZN’s Consolidated Subsidiaries, as applicable, in each case other than the Merger, the MCIP Transaction and the other Transactions.

“Tax” means all federal, state, local, and foreign income, excise, gross receipts, gross income, profits, gains, property, capital, sales, transfer, use, payroll, employment, severance, withholding, duties, franchise, value added and other taxes, charges, levies or like assessments together with all penalties and additions to tax and interest thereon.

“Tax Dividend” means a dividend or dividends, with respect to any applicable tax year, which is deductible pursuant to the dividends paid deduction under Section 562 of the Code, and shall have the effect of distributing to MRCC’s stockholders all of its previously undistributed (i) “investment company taxable income” within the meaning of Section 852(b) of the Code (determined without regard to Section 852(b)(2)(D) of the Code), (ii) any prior year shortfall as determined under Section 4982(b)(2) of the Code, (iii) amounts constituting the excess of (A) the amount specified in Section 852(a)(1)(B)(i) of the Code over (B) the amount specified in Section 852(a)(1)(B)(ii) of the Code, and (iv) net capital gain (within the meaning of Section 1222(11) of the Code), if any, in each case recognized either in the applicable tax year or any prior tax year.

“Tax Return” means a report, return, statement, form or other information (including any schedules, attachments or amendments thereto) required to be supplied to a Governmental Entity with respect to Taxes including, where permitted or required, consolidated, combined or unitary returns for any group of entities.

“Trading Day” shall mean a day on which shares of HRZN Common Stock are traded on Nasdaq.

“Transactions” means the transactions contemplated by this Agreement, including the Mergers.

“Treasury Regulations” means all final and temporary federal income tax regulations, as amended from time to time, issued under the Code by the United States Treasury Department.

74

Table of Definitions

Term:	Section:
Acceptable Courts	11.6
Advisors	Preamble
Agreement	Preamble
Applicable Date	3.5(a)
Articles of Merger	1.3
ASC Topic 820	3.6(i)
Asset Purchase Agreement	Recitals
Bankruptcy and Equity Exception	3.3(a)
BDC	Recitals
Cancelled Shares	1.5(b)
Certificate of Merger	1.6(a)
Closing	1.2
Closing Date	1.2
Closing HRZN Net Asset Value	2.6(b)
Closing MRCC Net Asset Value	2.6(a)
Code	Recitals
DE SOS	1.6(a)
Determination Date	2.6(a)
DGCL	1.6(a)
Disclosure Schedule	11.9
DOJ	7.1(a)
Effective Time	1.3
Employee Benefit Plans	3.13
Exchange Fund	2.3
Fee Waiver Agreement	1.10
FTC	7.1(a)
GAAP	3.6(a)
HRZN	Preamble
HRZN Adverse Recommendation Change	7.8(a)
HRZN Advisor Disclosure Schedule	11.9
HRZN Balance Sheet	4.6(b)
HRZN Board	Recitals
HRZN Board Recommendation	4.3(a)
HRZN Bylaws	4.1(b)
HRZN Capitalization Date	4.2(a)
HRZN Charter	4.1(b)
HRZN Common Stock	1.5(b)
HRZN Disclosure Schedule	11.9
HRZN Insurance Policy	4.15
HRZN Intellectual Property Rights	4.16
HRZN Intervening Event Notice Period	7.8(e)
HRZN Intervening Event Recommendation Change	7.8(e)

75

Term:	Section:
HRZN Material Contracts	4.14(a)
HRZN SEC Reports	4.5(a)
HRZN Special Committee	Recitals
HRZN Stockholders Meeting	4.3(a)
HRZN Termination Fee	9.2(b)(i)
HRZN Voting Debt	4.2(a)
HSR Act	3.4
Indemnified Liabilities	7.5(a)
Indemnified Parties	7.5(a)
Indemnified Party	7.5(a)
Intellectual Property Rights	3.16
IRS	3.11(a)
Joint Proxy Statement/Prospectus	3.4
KPMG	3.6(a)
MCIP	Recitals
MCIP Transaction	Recitals
Merger	Recitals
Mergers	Recitals
Merger Consideration	1.5(c)
Merger Sub	Preamble
MGCL	1.1
MRCC	Preamble
MRCC Adverse Recommendation Change	7.7(a)
MRCC Advisor Disclosure Schedule	11.9
MRCC Balance Sheet	3.6(b)
MRCC Board	Recitals
MRCC Board Recommendation	3.3(a)
MRCC Bylaws	3.1(b)
MRCC Capitalization Date	3.2(a)
MRCC Charter	3.1(b)
MRCC Common Stock	1.5(b)
MRCC Disclosure Schedule	11.9
MRCC Insurance Policy	3.15
MRCC Intellectual Property Rights	3.16
MRCC Intervening Event Notice Period	7.7(e)
MRCC Intervening Event Recommendation Change	7.7(e)
MRCC Material Contracts	3.14(a)
MRCC Requisite Vote	3.3(a)
MRCC SEC Reports	3.5(a)
MRCC Stockholders Meeting	3.3(a)
MRCC Termination Fee	9.2(a)(i)
Nasdaq	2.2
Notice of a HRZN Superior Proposal	7.8(b)
Notice of a MRCC Superior Proposal	7.7(b)
Paying and Exchange Agent	2.3

76

Term:	Section:
Registration Statement	3.4
Representatives	7.6(a)
RIC	3.11(b)
Rights	3.2(a)
Sarbanes-Oxley Act	3.6(g)
SDAT	1.3
Second Articles of Merger	1.6(a)
Second Effective Time	1.6(a)
Second Merger	Recitals
Surviving Company	Recitals
Takeover Approval	7.7(a)(ii)
Takeover Statutes	3.20
Terminations	1.9
Termination Date	9.1(b)(ii)
Voting Debt	3.2(a)

77

Article XI

GENERAL PROVISIONS

11.1     Nonsurvival of Representations, Warranties and Agreements. None of the representations, warranties, covenants and agreements set forth in this Agreement or in any instrument delivered pursuant to this Agreement shall survive the Effective Time, except for and subject to Section 7.5 and Section 9.3 and for those other covenants and agreements contained in this Agreement that by their express terms apply or are to be performed in whole or in part after the Effective Time.

11.2     Notices. All notices and other communications in connection with this Agreement shall be in writing and shall be deemed given if delivered personally, sent via email (provided that the transmission is followed up within one (1) Business Day by dispatch pursuant to one of the other methods described herein), mailed by registered or certified mail (return receipt requested) or delivered by an express courier (with confirmation) to the parties at the following addresses (or at such other address for a party as shall be specified by like notice):

If to MRCC, to:

155 North Wacker Drive, Floor 35
Chicago, Illinois 60606
Attention:	Theodore L. Koenig
Mick Solimene
Email:	tkoenig@monroecap.com
msolimene@monroecap.com

with a copy, which will not constitute notice, to:

Dechert LLP
Cira Centre
2929 Arch Street
Philadelphia, PA 19104
Attention:	Eric Siegel, Esq.
Clay Douglas, Esq.
Email:	eric.siegel@dechert.com
clay.douglas@dechert.com

and

Nelson Mullins Riley & Scarborough LLP
101 Constitution Avenue NW, Suite 900
Washington, DC 20001
Attention:	Jonathan H. Talcott
Michael K. Bradshaw, Jr.
E-mail:	jon.talcott@nelsonmullins.com
mike.bradshaw@nelsonmullins.com

78

If to HRZN or Merger Sub, to:

312 Farmington Avenue
Farmington, CT 06032
Attention:	Dan Trolio
Email:	dtrolio@horizontechfinance.com

with a copy, which will not constitute notice, to:

Dechert LLP
One International Place, 40th Floor
100 Oliver Street
Boston, MA 02110
Attention:	Thomas J. Friedmann, Esq.
Email:	thomas.friedmann@dechert.com

and

Blank Rome LLP
1271 Avenue of the Americas
New York, NY 10020
Attention:	Thomas R. Westle, Esq.
E-mail:	Thomas.westle@blankrome.com

Each such notice or other communication shall be effective upon receipt (or refusal of receipt).

11.3     Interpretation; Construction. When a reference is made in this Agreement to Articles, Sections, Exhibits or Schedules, such reference shall be to an Article or Section of or Exhibit or Schedule to this Agreement unless otherwise indicated. The table of contents and headings contained in this Agreement are for reference purposes only and shall not affect in any way the meaning or interpretation of this Agreement. Whenever the words “include,” “includes” or “including” are used in this Agreement, they shall be deemed to be followed by the words “without limitation.” The terms “cash,” “dollars” and “$” mean United States dollars. All schedules and exhibits hereto shall be deemed part of this Agreement and included in any reference to this Agreement. Any singular term in this Agreement shall be deemed to include the plural, and any plural term the singular. If any term, provision, covenant or restriction contained in this Agreement is held by a court or a federal or state regulatory agency of competent jurisdiction to be invalid, void or unenforceable, the remainder of the terms, provisions and covenants and restrictions contained in this Agreement shall remain in full force and effect, and shall in no way be affected, impaired or invalidated. If for any reason such court or regulatory agency determines that any term, provision, covenant or restriction is invalid, void or unenforceable, it is the express intention of the parties that such term, provision, covenant or restriction be enforced to the maximum extent permitted. The parties have jointly participated in negotiating and drafting this Agreement. In the event that an ambiguity or a question of intent or interpretation arises, this Agreement shall be construed as if drafted jointly by the parties, and no presumption or burden of proof shall arise favoring or disfavoring any party by virtue of the authorship of any provision of this Agreement.

79

11.4     Counterparts. This Agreement may be executed in two or more counterparts (including by facsimile or other electronic means), all of which shall be considered one and the same agreement and shall become effective when counterparts have been signed by each of the parties and delivered to the other parties (including by facsimile or other electronic means), it being understood that each party need not sign the same counterpart.

11.5     Entire Agreement. This Agreement (including the documents and the instruments referred to in this Agreement) constitutes the entire agreement and supersedes all prior agreements and understandings, both written and oral, between the parties with respect to the subject matter of this Agreement.

11.6     Governing Law; Jurisdiction; Waiver of Jury Trial. This Agreement shall be governed and construed in accordance with the Laws of the State of Maryland applicable to contracts made and performed entirely within such state, without regard to any applicable conflicts of law principles that would cause the application of the Laws of another jurisdiction, except to the extent (a) governed by the Investment Company Act, in which case the Investment Company Act shall control and (b) the Second Merger is governed by the DGCL, in which case the DGCL shall control. The parties hereto agree that any Proceeding brought by any party to enforce any provision of, or based on any matter arising out of or in connection with, this Agreement or the Transactions shall be brought in the Circuit Court for Baltimore City, Maryland, or if jurisdiction over the matter is vested exclusively in federal courts, the United States District Court for the District of Maryland, and the appellate courts to which orders and judgments therefore may be appealed (collectively, the “Acceptable Courts”). In any such judicial proceeding, each of the parties further consents to the assignment of any proceeding in the Circuit Court for Baltimore City, Maryland to the Business and Technology Case Management Program pursuant to Maryland Rule 16-205 (or any successor thereof). Each of the parties hereto submits to the jurisdiction of any Acceptable Court in any Proceeding seeking to enforce any provision of, or based on any matter arising out of or in connection with, this Agreement or the Transactions and hereby irrevocably waives the benefit of jurisdiction derived from present or future domicile or otherwise in such Proceeding. Each party hereto irrevocably waives, to the fullest extent permitted by Law, any objection that it may now or hereafter have to the laying of the venue of any Proceeding in any such Acceptable Court or that any such Proceeding brought in any such Acceptable Court has been brought in an inconvenient forum. EACH PARTY HERETO ACKNOWLEDGES AND AGREES THAT ANY CONTROVERSY WHICH MAY ARISE UNDER THIS AGREEMENT IS LIKELY TO INVOLVE COMPLICATED AND DIFFICULT ISSUES, AND THEREFORE EACH SUCH PARTY HEREBY IRREVOCABLY AND UNCONDITIONALLY WAIVES ANY AND ALL RIGHT TO TRIAL BY JURY IN ANY LEGAL PROCEEDING ARISING OUT OF OR RELATING TO THIS AGREEMENT AND THE TRANSACTIONS CONTEMPLATED HEREBY. Each party hereto (a) certifies that no representative of any other party has represented, expressly or otherwise, that such other party would not, in the event of any action, suit or proceeding, seek to enforce the foregoing waiver, (b) certifies that it makes this waiver voluntarily and (c) acknowledges that it and the other parties hereto have been induced to enter into this Agreement, by, among other things, the mutual waiver and certifications in this Section 11.6.

80

11.7     Assignment; Third Party Beneficiaries. Neither this Agreement nor any of the rights, interests or obligations under this Agreement shall be assigned by any of the parties (whether by operation of law or otherwise) without the prior written consent of the other parties. Any purported assignment in contravention hereof shall be null and void. Subject to the preceding sentence, this Agreement shall be binding upon, inure to the benefit of and be enforceable by each of the parties and their respective successors and assigns. Except as otherwise specifically provided in Section 7.5, this Agreement (including the documents and instruments referred to in this Agreement) is not intended to and does not confer upon any Person other than the parties hereto any rights or remedies under this Agreement.

11.8     Specific Performance. The parties hereto agree that irreparable damage would occur in the event that any of the provisions of this Agreement were not performed in accordance with their specific terms or were otherwise breached, and that monetary damages, even if available, would not be an adequate remedy therefor. It is accordingly agreed that the parties shall be entitled to an injunction or injunctions to prevent breaches of this Agreement and to enforce specifically the terms and provisions of this Agreement in any federal or state court located in the State of Maryland, without proof of actual damages (and each party hereby waives any requirement for the securing or posting of any bond in connection with such remedy), this being in addition to any other remedy to which such party is entitled at law or in equity. Each of the parties hereto agrees that it will not oppose the granting of an injunction, specific performance or other equitable relief on the basis that any other party hereto has an adequate remedy at law or that any award of specific performance is not an appropriate remedy for any reason at law or in equity.

11.9     Disclosure Schedule. Before entry into this Agreement, HRZN, MRCC and the Advisors each delivered to the other parties a schedule (the “HRZN Disclosure Schedule”, the “MRCC Disclosure Schedule”, the “MRCC Advisor Disclosure Schedule” and the “HRZN Advisor Disclosure Schedule”, respectively, each, a “Disclosure Schedule”) that sets forth, among other things, items the disclosure of which is necessary or appropriate either in response to an express disclosure requirement contained in a provision hereof or as an exception to one or more representations or warranties contained in Article III, Article IV or Article V, as applicable, or to one or more covenants contained herein; provided, however, that notwithstanding anything in this Agreement to the contrary, the mere inclusion of an item as an exception to a representation or warranty shall not be deemed an admission that such item represents a material exception or material fact, event or circumstance or that such item has had or would be reasonably likely to have a Material Adverse Effect. Each Disclosure Schedule shall be numbered to correspond with the sections and subsections contained in this Agreement. The disclosure in any section or subsection of each Disclosure Schedule, shall qualify only (i) the corresponding section or subsection, as the case may be, of this Agreement, (ii) other sections or subsections of this Agreement to the extent specifically cross-referenced in such section or subsection thereof, and (iii) other sections or subsections of this Agreement to the extent it is reasonably apparent from a reading of the disclosure that such disclosure is applicable to such other sections or subsections.

[Signature Page Follows]

81

IN WITNESS WHEREOF, MRCC, HRZN, Merger Sub and each Advisor have caused this Agreement to be executed by their respective officers thereunto duly authorized as of the date first above written.

MRCC:

MONROE CAPITAL CORPORATION

By:	/s/ Theodore Koenig
Name: Theodore Koenig
Title: Chief Executive Officer

HRZN:

HORIZON TECHNOLOGY FINANCE CORPORATION

By:	/s/ Michael P. Balkin
Name: Michael P. Balkin
Title: Chief Executive Officer

MERGER SUB:

HMMS, INC.

By:	/s/ Michael P. Balkin
Name: Michael P. Balkin
Title: President

[Signature Page to Agreement and Plan of Merger]

MRCC ADVISOR:

MONROE CAPITAL BDC ADVISORS, LLC

By:	/s/ Theodore Koenig
Name: Theodore Koenig
Title: President and Chief Executive Officer

HRZN ADVISOR:

HORIZON TECHNOLOGY FINANCE MANAGEMENT LLC

By:	/s/ Michael P. Balkin
Name:Michael P. Balkin
Title: Chief Executive Officer

[Signature Page to Agreement and Plan of Merger]

EXHIBIT A

[Form of Fee Waiver Letter Agreement]

(See attached.)

LETTER AGREEMENT

[●], 2025

Horizon Technology Finance Corporation (the “Company”)
312 Farmington Avenue
Farmington, Connecticut 06032

Re: Fee Waiver Agreement

This Letter Agreement documents an undertaking by Horizon Technology Finance Management LLC (the “Adviser”) to waive certain fees payable to it by the Company pursuant to the Investment Management Agreement between the Company and the Adviser dated March 31, 2025 (the “Investment Management Agreement”) as set forth therein.

The Adviser shall waive an aggregate amount of $4.0 million of Base Management Fees (as defined in the Investment Management Agreement) and/or Incentive Fees (as defined in the Investment Management Agreement) (the “Fee Waiver”) due and payable to the Advisor pursuant to the terms of the Investment Management Agreement. The Fee Waiver shall be made in the amount of $1.0 million per fiscal quarter of the Company commencing at the end of the first full fiscal quarter following the closing (the “Closing”) of the merger of Monroe Capital Corporation (“MRCC”) with and into the Company pursuant to that certain Merger Agreement, dated on or about the date hereof, by and among the Company, HMMS, Inc., MRCC, Monroe Capital BDC Advisors, LLC and the Adviser. For the avoidance of doubt, the Fee Waiver shall not exceed the total amount of Base Management Fee and Incentive Fees earned during the applicable period.

This Letter Agreement shall take effect upon the Closing and shall terminate upon the earlier of (i) termination of the Investment Management Agreement or (ii) the date that is the end of the fourth full fiscal quarter following the Closing. For the avoidance of doubt, none of the rights, benefits or obligations under this Letter Agreement shall survive its termination. This Letter Agreement shall be governed by, and construed in accordance with, the laws of the State of New York; provided that nothing herein shall be construed to preempt, or to be inconsistent with, any federal law, regulation or rule, including the Investment Company Act of 1940, as amended.

[Signature page follows]

Sincerely

Horizon Technology Finance Management LLC

By:
Name:
Title:

[Signature Page to Letter Agreement]

ACKNOWLEDGED AND ACCEPTED

Horizon Technology Finance Corporation

By:
Name:
Title:

[Signature Page to Letter Agreement]